EXHIBIT 10.1

                                                                  EXECUTION COPY

                                  $130,000,000

                                CREDIT AGREEMENT
                          dated as of January 20, 2004,

                                      among

    A. T. MASSEY COAL COMPANY, INC., ALEX ENERGY, INC., ARACOMA COAL COMPANY, INC., BANDMILL COAL CORPORATION, BOONE EAST DEVELOPMENT CO., CENTRAL PENN ENERGY
 COMPANY, INC., CENTRAL WEST VIRGINIA ENERGY COMPANY, DELBARTON MINING COMPANY,
  DEMETER LAND COMPANY, ELK RUN COAL COMPANY, INC., GREEN VALLEY COAL COMPANY,
   HIGHLAND MINING COMPANY, INDEPENDENCE COAL COMPANY, INC., KNOX CREEK COAL CORPORATION, MARFORK COAL COMPANY, INC., MARTIN COUNTY COAL CORPORATION, MASSEY
  COAL SALES COMPANY, INC., NICHOLAS ENERGY COMPANY, PERFORMANCE COAL COMPANY, ROAD FORK DEVELOPMENT COMPANY, INC., RUM CREEK COAL SALES, INC. AND SIDNEY COAL
                                 COMPANY, INC.,

                                  as Borrowers,

                          THE GUARANTORS PARTY HERETO,
                                 as Guarantors,

                            THE LENDERS PARTY HERETO

                          WELLS FARGO FOOTHILL, LLC and
                           FLEET CAPITAL CORPORATION,
                            as Co-Syndication Agents,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Documentation Agent,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                              as Collateral Agent,

                               UBS SECURITIES LLC,
                                  as Arranger,

                            UBS AG, STAMFORD BRANCH,
                            as Administrative Agent,

                                       and

                              UBS LOAN FINANCE LLC,
                               as Swingline Lender



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

                                                    TABLE OF CONTENTS

                                                                                                               Page

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ARTICLE I. DEFINITIONS............................................................................................2

         SECTION 1.01          Defined Terms......................................................................2
         SECTION 1.02          Classification of Loans and Borrowings............................................40
         SECTION 1.03          Terms Generally...................................................................40
         SECTION 1.04          Accounting Terms; GAAP............................................................40

ARTICLE II. THE CREDITS..........................................................................................41

         SECTION 2.01          Commitments.......................................................................41
         SECTION 2.02          Loans.............................................................................41
         SECTION 2.03          Borrowing Procedure...............................................................43
         SECTION 2.04          Evidence of Debt; Repayment of Loans..............................................44
         SECTION 2.05          Fees..............................................................................45
         SECTION 2.06          Interest on Loans and Default Interest............................................46
         SECTION 2.07          Termination and Reduction of Commitments..........................................47
         SECTION 2.08          Interest Elections................................................................48
         SECTION 2.09          [Intentionally Omitted]...........................................................49
         SECTION 2.10          Optional and Mandatory Prepayments of Loans.......................................49
         SECTION 2.11          Alternate Rate of Interest........................................................52
         SECTION 2.12          Increased Costs...................................................................53
         SECTION 2.13          Breakage Payments.................................................................54
         SECTION 2.14          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.......................55
         SECTION 2.15          Taxes.............................................................................56
         SECTION 2.16          Mitigation Obligations; Replacement of Lenders....................................59
         SECTION 2.17          Swingline Loans...................................................................59
         SECTION 2.18          Letters of Credit.................................................................61
         SECTION 2.19          Determination of Borrowing Base...................................................66
         SECTION 2.20          Administrative Borrower...........................................................70

ARTICLE III. REPRESENTATIONS AND WARRANTIES......................................................................71

         SECTION 3.01          Organization; Powers..............................................................71
         SECTION 3.02          Authorization; Enforceability.....................................................71
         SECTION 3.03          Governmental Approvals; No Conflicts..............................................71
         SECTION 3.04          Financial Statements..............................................................72
         SECTION 3.05          Properties........................................................................72
         SECTION 3.06          Equity Interests and Subsidiaries.................................................73
         SECTION 3.07          Litigation; Compliance with Laws..................................................74
         SECTION 3.08          Agreements........................................................................74
         SECTION 3.09          Federal Reserve Regulations.......................................................75

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         SECTION 3.10          Investment Company Act; Public Utility Holding Company Act........................75
         SECTION 3.11          Use of Proceeds...................................................................75
         SECTION 3.12          Taxes.............................................................................75
         SECTION 3.13          No Material Misstatements.........................................................76
         SECTION 3.14          Labor Matters.....................................................................76
         SECTION 3.15          Solvency..........................................................................76
         SECTION 3.16          Employee Benefit Plans............................................................77
         SECTION 3.17          Environmental Matters.............................................................77
         SECTION 3.18          Insurance.........................................................................78
         SECTION 3.19          Security Documents................................................................79
         SECTION 3.20          Coal Act; Black Lung Act..........................................................79
         SECTION 3.21          Coal Supply Agreements, Mining Leases and Prep Plant Leases.......................80
         SECTION 3.22          Location of Material Inventory....................................................80
         SECTION 3.23          Accuracy of Borrowing Base........................................................80
         SECTION 3.24          Post-Audit Asset Dispositions.....................................................80
         SECTION 3.25          Holdings; Unrestricted Subsidiaries...............................................80
         SECTION 3.26          [Intentionally Omitted]...........................................................81
         SECTION 3.27          Surety Bonds......................................................................81
         SECTION 3.28          Specified Tax Sharing Agreement...................................................81

ARTICLE IV. CONDITIONS TO CREDIT EXTENSIONS......................................................................81

         SECTION 4.01          Conditions to Initial Credit Extension............................................81
         SECTION 4.02          Conditions to All Credit Extensions...............................................86

ARTICLE V. AFFIRMATIVE COVENANTS.................................................................................87

         SECTION 5.01          Financial Statements, Reports, etc................................................87
         SECTION 5.02          Litigation and Other Notices......................................................90
         SECTION 5.03          Existence; Businesses and Properties..............................................90
         SECTION 5.04          Insurance.........................................................................91
         SECTION 5.05          Taxes.............................................................................92
         SECTION 5.06          Employee Benefits.................................................................92
         SECTION 5.07          Maintaining Records; Access to Properties and Inspections.........................93
         SECTION 5.08          Use of Proceeds...................................................................93
         SECTION 5.09          Compliance with Environmental Laws; Environmental Reports.........................93
         SECTION 5.10          Mining............................................................................94
         SECTION 5.11          Additional Collateral; Additional Guarantors......................................94
         SECTION 5.12          Security Interests; Further Assurances............................................95
         SECTION 5.13          Information Regarding Collateral..................................................96
         SECTION 5.14          Post-Closing Collateral Matters...................................................97
         SECTION 5.15          Borrowing Base-Related Reports....................................................97
         SECTION 5.16          Securitization Company............................................................98
         SECTION 5.17          Adequate Reserves.................................................................99

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         SECTION 5.18          Limitations on Designation of Unrestricted Subsidiaries...........................99

ARTICLE VI. NEGATIVE COVENANTS..................................................................................100

         SECTION 6.01          Indebtedness.....................................................................100
         SECTION 6.02          Liens............................................................................102
         SECTION 6.03          Sale and Leaseback Transactions..................................................106
         SECTION 6.04          Investment, Loan and Advances....................................................106
         SECTION 6.05          Mergers, Consolidations, Sales of Assets and Acquisitions........................108
         SECTION 6.06          Prepayments and Redemptions of Senior Notes; Dividends...........................110
         SECTION 6.07          Transactions with Affiliates.....................................................111
         SECTION 6.08          Financial Covenants..............................................................112
         SECTION 6.09          Limitation on Modifications of Indebtedness; Modifications of Certificate
                               of Incorporation, or Other Constitutive Documents, By-laws and Certain
                               Other Agreements, etc............................................................112
         SECTION 6.10          Limitation on Certain Restrictions on Subsidiaries...............................113
         SECTION 6.11          Limitation on Issuance of Capital Stock..........................................113
         SECTION 6.12          Limitation on Creation of Subsidiaries...........................................114
         SECTION 6.13          Business.........................................................................114
         SECTION 6.14          [Intentionally Omitted]..........................................................114
         SECTION 6.15          Fiscal Year......................................................................114
         SECTION 6.16          Negative Pledges.................................................................114
         SECTION 6.17          Lease Obligations................................................................115
         SECTION 6.18          Breach of Coal Supply Agreements, Mining Leases and Prep Plant Leases............115
         SECTION 6.19          Intercompany Loans...............................................................115
         SECTION 6.20          Specified Tax Sharing Agreement..................................................116

ARTICLE VII. GUARANTEE..........................................................................................116

         SECTION 7.01          The Guarantee....................................................................116
         SECTION 7.02          Obligations Unconditional........................................................116
         SECTION 7.03          Reinstatement....................................................................118
         SECTION 7.04          Subrogation; Subordination.......................................................118
         SECTION 7.05          Remedies.........................................................................119
         SECTION 7.06          Instrument for the Payment of Money..............................................119
         SECTION 7.07          Continuing Guarantee.............................................................119

ARTICLE VIII. EVENTS OF DEFAULT.................................................................................119


ARTICLE IX. COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS..............................................122

         SECTION 9.01          Accounts and Account Collections.................................................122
         SECTION 9.02          Inventory and Accounts...........................................................125
         SECTION 9.03          Application of Proceeds..........................................................126

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ARTICLE X. THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT....................................................127

         SECTION 10.01         Appointment......................................................................127
         SECTION 10.02         Administrative Agent and Collateral Agent in Their Individual Capacity...........128
         SECTION 10.03         Exculpatory Provisions...........................................................128
         SECTION 10.04         Reliance by Agents...............................................................129
         SECTION 10.05         Delegation of Duties.............................................................129
         SECTION 10.06         Successor Administrative Agent and Collateral Agent..............................130
         SECTION 10.07         Non-Reliance on Agents and Other Lenders.........................................130
         SECTION 10.08         No Other Administrative Agent or Collateral Agent................................130
         SECTION 10.09         Indemnification..................................................................131
         SECTION 10.10         Overadvances.....................................................................131
         SECTION 10.11         Special Agent Advances...........................................................132
         SECTION 10.12         Lender Specified Collateral......................................................133

ARTICLE XI. MISCELLANEOUS.......................................................................................133

         SECTION 11.01         Notices..........................................................................133
         SECTION 11.02         Waivers; Amendment...............................................................135
         SECTION 11.03         Expenses; Indemnity..............................................................137
         SECTION 11.04         Successors and Assigns...........................................................139
         SECTION 11.05         Survival of Agreement............................................................141
         SECTION 11.06         Counterparts; Integration; Effectiveness.........................................142
         SECTION 11.07         Severability.....................................................................142
         SECTION 11.08         Right of Setoff..................................................................142
         SECTION 11.09         Governing Law; Jurisdiction; Consent to Service of Process.......................143
         SECTION 11.10         Waiver of Jury Trial.............................................................143
         SECTION 11.11         Headings.........................................................................144
         SECTION 11.12         Confidentiality..................................................................144
         SECTION 11.13         Interest Rate Limitation.........................................................145
         SECTION 11.14         Lender Addendum..................................................................145
         SECTION 11.15         General Limitation on Obligations and Guarantee Obligations......................145


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ANNEXES

Annex I                    Applicable Margin
Annex II                   Lenders and Commitments


SCHEDULES

Schedule 1.01(a)           Existing Letters of Credit
Schedule 1.01(b)           Refinancing Indebtedness To Be Repaid
Schedule 3.03              Governmental Approvals; Compliance with Laws
Schedule 3.05(b)           Real Property
Schedule 3.06(a)           Subsidiaries
Schedule 3.06(c)           Corporate Organizational Chart
Schedule 3.08(c)           Material Agreements
Schedule 3.16              Employee Benefit Plans
Schedule 3.17              Environmental Matters
Schedule 3.18              Insurance
Schedule 3.21              Coal Supply Agreements, Mining Leases and Prep Plant Leases
Schedule 3.22              Location of Material Inventory
Schedule 4.01(n)           Landlord Access Agreements
Schedule 5.14              Post-Closing Matters
Schedule 6.01(b)           Existing Indebtedness
Schedule 6.02(c)           Existing Liens
Schedule 6.04(b)           Existing Investments

EXHIBITS

Exhibit A-1                Form of Administrative Questionnaire
Exhibit A-2                Form of Compliance Certificate
Exhibit A-3                Form of LC Request
Exhibit A-4                Form of Lender Addendum
Exhibit B                  Form of Assignment and Acceptance
Exhibit C                  Form of Borrowing Request
Exhibit D                  Form of Interest Election Request
Exhibit E                  Form of Joinder Agreement
Exhibit F                  Form of Landlord Lien Waiver and Access Agreement
Exhibit H-2                Form of Revolving Note
Exhibit H-3                Form of Swingline Note
Exhibit I-1                Form of Perfection Certificate
Exhibit I-2                Form of Perfection Certificate Supplement
Exhibit J                  Form of Security Agreement

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Exhibit K-1                Form of Opinion of Company Counsel
Exhibit K-2                Form of Opinion of Kymberly T. Wellons (KY)
Exhibit K-3                Form of Opinion of M. Shane Harvey (WV, PA)
Exhibit K-4                Form of Opinion of Thomas J. Dostart
Exhibit J                  Form of Opinion of Stikeman Elliott LLP
Exhibit M                  Form of Solvency Certificate
Exhibit N                  Form of Borrowing Base Certificate

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                                                         vi

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "Agreement") dated as of January 20, 2004 is among A. T. Massey Coal Company, Inc., a Virginia corporation, Alex Energy, Inc., a West Virginia corporation, Aracoma Coal Company, Inc., a West Virginia corporation, Bandmill Coal Corporation, a West Virginia corporation, Boone East Development Co., a West Virginia corporation, Central Penn Energy Company, Inc., a Pennsylvania corporation, Central West Virginia Energy Company, a West Virginia corporation, Delbarton Mining Company, a West Virginia corporation, Demeter Land Company, a West Virginia corporation, Elk Run Coal Company, Inc., a West Virginia corporation, Green Valley Coal Company, a West Virginia corporation, Highland Mining Company, a West Virginia corporation, Independence Coal Company, Inc., a West Virginia corporation, Knox Creek Coal Corporation, a Virginia corporation, Marfork Coal Company, Inc., a West Virginia corporation, Martin County Coal Corporation, a Kentucky corporation, Massey Coal Sales Company, Inc., a Virginia corporation, Nicholas Energy Company, a West Virginia corporation, Performance Coal Company, a West Virginia corporation, Road Fork Development Company, Inc., a Kentucky corporation, Rum Creek Coal Sales, Inc., a West Virginia corporation, Sidney Coal Company, Inc., a Kentucky corporation (each of the foregoing collectively referred to herein as the "Borrowers" and individually as a "Borrower"), Massey Energy Company, a Delaware corporation ("Holdings"), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, UBS Securities, LLC, as lead arranger (in such capacity, "Arranger"), WELLS FARGO FOOTHILL, LLC and FLEET CAPITAL CORPORATION, as co-syndication agents (in such capacity, "Co-Syndication Agents"), GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (in such capacity, "Documentation Agent"), UBS LOAN FINANCE LLC, as a Lender and as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders and The CIT Group/Business Credit, Inc., as collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and Issuing Banks.

                                   WITNESSETH:

         WHEREAS, the Borrowers have requested the Lenders to extend credit in the form of Revolving Loans at any time and from time to time prior to the Final Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $130 million.

         WHEREAS, the Borrowers have requested the Swingline Lender to make Swingline Loans, at any time and from time to time prior to the Final Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $25 million.

         WHEREAS, the Borrowers have requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $100 million to support payment obligations incurred in the ordinary course of business and other business expenses by Administrative Borrower and its Subsidiaries.

         WHEREAS, the proceeds of the Loans are to be used in accordance with
Section 3.11.

         NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue letters of credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Revolving Loan.

         "ABR Revolving Borrowing" shall mean a Borrowing comprised of ABR Revolving Loans.

         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Accounting Changes" shall have meaning assigned to such term in
Section 1.04.

         "Account Debtor" shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

         "Accounts" shall mean all "accounts," as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which such Person now or hereafter has rights.

         "Acquisition Consideration" shall mean the purchase consideration for any Permitted Acquisition and all other payments paid to or for the benefit of the seller by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, and Indebtedness secured by assets acquired in a Permitted Acquisition, whether or not assumed, and any Indebtedness of the acquired entity that will remain outstanding after the


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

acquisition, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

         "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

         "Administrative Agent" shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as the successor pursuant to Article X.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

         "Administrative Borrower" shall mean A. T. Massey Coal Company, Inc., on behalf of itself and the other Borrowers.

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

         "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include any Person that directly or indirectly owns more than 10% of any class of Equity Interests of the Person specified or that is an executive officer or director of the Person specified.

         "Agents" shall mean the Arranger, Documentation Agent, Co-Syndication Agents, Administrative Agent and the Collateral Agent.

         "Agreement" shall have the meaning assigned to such term in the preamble hereto.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greater of
(a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Margin" shall mean, for any day, with respect to any Revolving Loan, the applicable percentage set forth in Annex I under the appropriate caption.

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

         "Arranger" shall have the meaning assigned to such term in the preamble hereto.

         "Asset Sale" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any Property (including stock of any Subsidiary of Holdings by the holder thereof) by Holdings, the Borrowers or any of their Subsidiaries to any Person other than any Loan Party (excluding (i) any sale of Inventory in the ordinary course of business, (ii) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iii) disposals of obsolete, uneconomical, negligible, worn out or surplus Property in the ordinary course of business, (iv) sales of Cash Equivalents and marketable securities, or (v) any Leases of any coal, oil, gas or other mineral reserves or related rights (including surface rights)) and (b) any issuance or sale by any Subsidiary of Holdings (other than a Borrower) of its Equity Interests to any Person (other than to any Loan Party).

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

         "Attributable Indebtedness" shall mean, when used with respect to any sale and leaseback transaction, as at the time of determination, the present value (discounted at a rate equivalent to the then-current weighted average cost of funds for borrowed money of the Consolidated Companies as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and leaseback transaction.

         "Average Excess Availability" shall mean, as of the date of determination, an amount equal to (a) the sum of Excess Availability as of each Business Day during the 30 day period ending on the day before such date of determination divided by (b) the total number of Business Days in such 30 day period.

         "Base Rate" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is publicly announced as being effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

         "Black Lung Act" shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended, and the Black Lung Benefits Reform Act of 1977, as amended.

         "Blocked Accounts" shall have the meaning assigned to such term in
Section 9.01(d).

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Board of Directors" shall mean, with respect to any Person, the board of directors or comparable governing body of such Person.

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

         "Borrowers" shall have the meaning assigned to such term in the preamble hereto.

         "Borrowing" shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

         "Borrowing Base" shall mean at any time, subject to adjustment as provided in Section 2.19, an amount equal to the lesser of (a) the sum of, without duplication:

          (i) the aggregate of all Incorporated Borrowing Bases; provided, however, the amount included in the Borrowing Base with respect to Eligible Pit Inventory shall not exceed, in the aggregate, $23.0 million, plus

          (ii) the Specified Borrowing Base Account Amount, minus

          (iii) the Hedging Reserve, minus

          (iv) the Royalty Reserve, minus

          (v) effective immediately upon notification thereof to Administrative Borrower by the Collateral Agent, any Reserves established from time to time by the Collateral Agent in the exercise of its reasonable credit judgment; and

         (b) the maximum amount of Indebtedness that is permitted in Section 4.06(1) of the 6.625% Senior Note Indenture as Permitted Indebtedness thereunder.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Administrative Agent with such adjustments as the Collateral Agent deems appropriate in its reasonable credit judgment to assure that the Borrowing Base is calculated in accordance with the terms of this Agreement.

         "Borrowing Base Certificate" shall mean an Officers' Certificate from the Administrative Borrower, substantially in the form of, and containing the information prescribed by, Exhibit N, delivered to the Administrative Agent and Collateral Agent setting forth the Administrative Borrower's calculation of each Incorporated Borrowing Base separately along with an aggregate calculation of the Borrowing Base with respect to all the Borrowers.

         "Borrowing Base Limitation Amount" shall mean, with respect to any Borrower at any date of determination, an amount equal to the sum of (i) the Intercompany Indebtedness owing by such Borrower at such time (after subtracting any Intercompany Indebtedness owing to such Borrower at such time) (to the extent a positive number) and (ii) an amount equal to (1) 80% of the Estimated Solvency Amount of such Borrower (to the extent a positive number) at such time as determined by the Administrative Agent and the Collateral Agent from the most recently received consolidating financial statements delivered pursuant to
Section 5.01 of this Agreement minus (2) any adjustments from such Estimated Solvency Amount which the Administrative Agent and the Collateral Agent in their reasonable credit judgment believe to be appropriate to reflect non-balance sheet liabilities that would be treated as liabilities in a determination of "solvency" for purposes of Section 548 of the Bankruptcy Code. Notwithstanding


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

anything herein to the contrary, the Administrative Borrower shall not be required to calculate the Borrowing Base Limitation Amount more frequently than once a month in connection with the delivery of a Borrowing Base Certificate delivered pursuant to Section 5.15(a).

         "Borrowing Request" shall mean a request by Administrative Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

         "Capital Expenditures" shall mean, with respect to any Person, for any period, the aggregate amount of all expenditures by such Person and its Subsidiaries during that period for fixed or capital assets that, in accordance with GAAP, are or should be classified as capital expenditures in the consolidated balance sheet of such Person and its Consolidated Subsidiaries.

         "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" shall mean, as to any Person: (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 360 days from the date of acquisition by such Person; (b) securities issued, or directly, unconditionally and fully guaranteed or insured, by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Services, Inc.; (c) time deposits and certificates of deposit or bankers' acceptance of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than 180 days from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause
(a) above entered into with any bank meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than 180 days after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

         "Cash Management System" shall have the meaning assigned to such term in Section 9.01(e).

         "Casualty Event" shall mean, with respect to any Property (including Real Property) of any Person, any loss of title with respect to such Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

         A "Change in Control" means the occurrence of any of the following events:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Holdings;

         (b) during any period of twenty-four consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings;

         (c) (i) all or substantially all of the assets of Holdings and its Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Subsidiary or (ii) Holdings consolidates or merges with or into another Person or any Person consolidates or merges with or into Holdings, in either case under this clause (c), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the surviving or transferee Person;

         (d) Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of Holdings; and

         (e) Holdings shall cease to own 100% of the capital stock of Administrative Borrower or Administrative Borrower shall cease to own, directly or indirectly, 100% of the capital stock of each other Borrower.

         "Change in Law" shall mean (a) the adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Charges" shall have the meaning assigned to such term in Section
11.13.

         "Chattel Paper" shall mean all "chattel paper," as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights.

         "Citibank Facility" shall mean the loan facility provided pursuant to the Credit Agreement dated July 2, 2003 among Administrative Borrower, as borrower, Citicorp North America, Inc., as administrative agent and certain others party thereto.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Swingline Commitment or LC Commitment.

         "Closing Date" shall mean the date of the initial Credit Extension hereunder.

         "Coal" means all of the coal owned or leased by any Company and (i) located on, under, or within, or (ii) produced and severed from, the Real Property owned or leased or operated by any Company.

         "Coal Act" means the Coal Industry Retiree Health Benefits Act of 1992, as amended.

         "Coal Handling Facility" means any coal handling facility, including, all necessary electrical, water and plumbing lines and systems necessary to operate such coal handling facility, all coal storage and transportation facilities, administrative facilities and vehicle parking facilities related thereto and all leases in respect of the foregoing.

         "Coal Supply Agreements" means those contracts now in effect or hereafter entered into by any Company for the sale, purchase, exchange, processing or handling of Coal with an initial term of more than one year.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean, collectively, all of the Security Agreement Collateral and all other Property of whatever kind and nature pledged as collateral under any Security Document.

         "Collateral Agent" shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as the successor pursuant to Article X.

         "Collateral Agent Fee" shall have the meaning ascribed to such term in
Section 2.05(b)(ii).

         "Collateral Agent Fee Letter" shall mean the confidential Fee Letter dated December 31, 2003 among the Borrowers and the Collateral Agent.

         "Collection Account" shall have the meaning assigned to such term in
Section 9.01(e)(i).

         "Commercial Letter of Credit" shall mean any letter of credit or similar instrument issued for the account of the Administrative Borrower for the benefit of a Borrower or any of its Subsidiaries, for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services by such Borrower or any of its Subsidiaries in the ordinary course of their businesses.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Commitment, LC Commitment or Swingline Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Commitments" shall mean the aggregate sum of each Lender's Commitment.

         "Companies" shall mean Holdings and its Subsidiaries; and "Company" shall mean any one of them.

         "Compliance Certificate" shall mean a certificate of a Financial Officer substantially in the form of Exhibit A-2.

         "Concentration Account" shall have the meaning assigned to such term in
Section 9.01(e)(i).

         "Concentration Account Bank" shall have the meaning assigned to such term in Section 9.01(e)(i).

         "Confidential Information Memorandum" shall mean that certain confidential information memorandum dated as of December 18, 2003.

         "Consolidated Companies" shall mean Holdings and its Consolidated Subsidiaries.

         "Consolidated Current Liabilities" shall mean, with respect to any Person as at any date of determination, the total liabilities of such Person and its Consolidated Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its Consolidated Subsidiaries in accordance with GAAP.

         "Consolidated EBITDA" means, with respect to any Person for any period,
(a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) loss from extraordinary items, (iv) any aggregate loss from the sale, exchange or other disposition of capital assets by such Person (excluding, in the case of Holdings and its Subsidiaries, any such loss attributable to the sale of Appalachian Synfuels, LLC), (v) depreciation, depletion and amortization expenses and (vi) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Equity Interests to employees, officers, directors or consultants minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period (iii) any aggregate gain from sale, exchange or other disposition of capital assets by such Person (excluding, in the case of Holdings and its Subsidiaries, any such gain attributable to the sale of Appalachian Synfuels, LLC) and (iv) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interests.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.

         "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period; (b) the lesser of (i) Maintenance Capital Expenditures and (ii) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period;
(c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period); (d) the scheduled principal amount of all amortization payments on all Indebtedness of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period) (excluding the principal component of such payments with respect to either (A) Purchase Money Obligations arising from any conversion of operating leases existing on December 1, 2003 to Purchase Money Obligations or (B) Capital Lease Obligations); (e) an amount determined by multiplying (A) a fraction, the numerator of which is an amount equal to all Capital Expenditures made by Holdings and its Subsidiaries during such period minus Maintenance Capital Expenditures as of the date of determination and the denominator of which is all Capital Expenditures made Holdings and its Subsidiaries during such period times (B) the principal component of all amortization payments with respect to Capital Lease Obligations (other than the principal component of such payments with respect to Capital Lease Obligations arising from any conversion of operating leases existing on December 1, 2003 to Capital Lease Obligations) of Holdings and its Subsidiaries during such period; and (f) all cash dividend payments on any Equity Interest of Holdings.

         "Consolidated Interest Expense" shall mean, for any period, without duplication, the total consolidated interest expense of Holdings and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including amortization of debt discount and deferred financing costs (other than write-offs resulting from the acceleration of deferred financing costs solely in connection with the Citibank Facility), capitalized interest, interest paid in kind, commitment fees, letter of credit fees and net amounts payable under Interest Rate Protection Agreements) determined in accordance with GAAP plus, without duplication, (a) the portion of Capital Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor for such period, (b) imputed interest on Attributable Indebtedness, (c) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust, (d) all interest paid or payable with respect to discontinued operations, (e) the product of (i) all dividend payments on any series of any Preferred Stock of any Subsidiary of Holdings (other than any Preferred Stock held by Holdings or a Wholly Owned Subsidiary), multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal and (f) all interest (but only to the extent such interest is in default or is currently payable by a Loan Party) on any Indebtedness of the type described in clause (f) or (k) of the definition of "Indebtedness" with respect to Holdings or any of its Subsidiaries.

         "Consolidated Net Income" shall mean, for any period, the consolidated net income of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event (a) after-tax extraordinary gains or extraordinary losses; (b) after-tax gains or losses realized from (i) the acquisition of any securities, or the extinguishment or conversion of any Indebtedness or Equity Interest, of Holdings or any of its Subsidiaries or (ii) any sales of assets (other than Inventory in the ordinary course of business (excluding, in the case of Holdings and its Subsidiaries, any gains or losses attributable to the sale of Appalachian Synfuels, LLC); (c) net earnings or loss of any other Person (other than a Subsidiary of Holdings) in which Holdings or any Consolidated Subsidiary has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by Holdings or such Consolidated Subsidiary (subject to the limitation in clause (d) below) in the form of cash dividends or distributions; (d) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of its net income is not at the time of determination permitted without approval under applicable law or regulation or under such Consolidated Subsidiary's organizational documents or any agreement or instrument applicable to such Consolidated Subsidiary or its stockholders; (e) gains or losses from the cumulative effect of any change in accounting principles; (f) earnings resulting from any reappraisal, revaluation or write-up of assets; and (g) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or any Consolidated Subsidiary or is merged into or consolidated with Holdings or any Consolidated Subsidiary or that Person's assets are acquired by Holdings or such Consolidated Subsidiary.

         "Consolidated Net Tangible Assets" shall mean, as of any date of determination, the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of Holdings and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, without duplication the amounts of:

         (a) minority interests in Consolidated Subsidiaries held by Persons other than Holdings or a Consolidated Subsidiary;

         (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of Holdings;

         (c) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

         (d) unamortized debt discount and expenses and other unamortized deferred financing charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization expenses and other intangible items;

         (e) treasury stock;

         (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests to the extent such obligation is not reflected in Consolidated Current Liabilities; and

         (g) Investments in and assets of Unrestricted Subsidiaries.

         "Consolidated Net Worth" shall mean, as of any date, consolidated shareholders' equity or net worth of Holdings and its Consolidated Subsidiaries, as determined in accordance with GAAP.

         "Consolidated Subsidiary" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

         "Contested Collateral Lien Conditions" shall mean, with respect to any Permitted Lien of the type described in paragraphs (a), (b) and (f) of Section 6.02, the following conditions:

                  (a) the applicable Loan Party shall be contesting such Lien in good faith;

                  (b) to the extent such Lien is in an amount in excess of $100,000, in the aggregate with all other such Liens, the Collateral Agent shall have established a Reserve (to the extent of such Lien on Collateral) with respect thereto or obtained a bond in an amount sufficient to pay and discharge such Lien and the Collateral Agent's reasonable estimate of all interest and penalties related thereto; and

                  (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

         "Contingent Obligation" shall mean, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers' acceptances and letters of credit, until a reimbursement obligation arises; (e) with respect to leases (including Capital Lease Obligations and operating leases), to become a co-lessee with the primary obligor; or (f) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether severally or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Contribution, Incentive and Offset Agreement" shall mean that certain Contribution, Incentive and Offset Agreement dated as of the date hereof by and among the Loan Parties, Collateral Agent and Administrative Agent.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Control Agreement" shall have the meaning assigned to such term in the Security Agreement.

         "Convertible Note Documents" means the Convertible Note Indenture, the Convertible Notes and all other documents executed and delivered with respect to the Convertible Notes or the Convertible Note Indenture.

         "Convertible Note Indenture" means the Indenture, dated as of May 29, 2003, among Holdings, as issuer, Administrative Borrower, as guarantor and Wilmington Trust Company, as Trustee, as may be supplemented from time to time in accordance with the terms hereof.

         "Convertible Notes" means Holdings' 4.75% Convertible Senior Notes due May 15, 2023 issued under the Convertible Note Indenture in an aggregate original principal amount of $132 million.

         "Cost" shall mean, as determined by Collateral Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis using an average cost method in accordance with GAAP or (b) market value; provided, that for purposes of the calculation of the Borrowing Base, (i) the Cost of the Inventory shall not include: (A) the portion of the cost of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in cost with respect to currency exchange rates, and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent Inventory Appraisal which has been received and approved by Collateral Agent in its reasonable discretion.

         "Co-Syndication Agents" shall have the meaning assigned to such term in the preamble hereto.

         "Credit Extension" shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by an Issuing Bank; provided, that "Credit Extensions" shall not include conversions and continuations of outstanding Loans.

         "Debt Issuance" shall mean the incurrence by Holdings, any Borrower or any of their Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

         "Default" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

         "Default Allocation Percentage" as to any Secured Party shall mean the quotient (determined as a percentage) determined as of the date of an Event of Default, whose numerator equals the principal, interest, fees and other Obligations owing to such Secured Party (including all advances made by such Lender following such Event of Default but excluding any Hedging Obligations) and whose denominator equals the principal, interest, fees and other Obligations owing to all Secured Parties (including all advances made by the Lenders following such Event of Default but excluding any Hedging Obligations) as of such date.

         "Disqualified Capital Stock" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations.

         "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or other holder of any applicable Equity Interest in such Person or authorized or made any other distribution, payment or delivery of Property (other than common stock or other applicable Equity Interest of such Person) or cash to its stockholders or other holder of any applicable Equity Interest in such Person as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding (or any options or warrants issued by such Person with respect to its capital stock or other applicable Equity Interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other applicable Equity Interest of such Person outstanding (or any options or warrants issued by such Person with respect to its capital stock or other applicable Equity Interest). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Documentation Agent" shall have the meaning assigned to such term in the preamble hereto.

         "Documents" shall mean all "documents," as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights.

         "Dollars" or "$" shall mean lawful money of the United States.

         "Eastman Facility Assets" means the coal handling facility constructed by Tennessee Energy Corp. at Eastman Chemical Company's Kingsport, Tennessee plant, and all locomotive(s), all equipment, parts and supplies incorporated into such facility by Tennessee Energy Corp. and all integrally related tangible and intangible assets, including leases, coal handling agreements, service agreements and transportation agreements.

         "Eligible Accounts" shall have the meaning assigned to such term in
Section 2.19(a).

         "Eligible Consigned Inventory" shall mean Eligible Inventory of the Borrowers on consignment (A) on any location at which the aggregate Cost of such Eligible Inventory is no less than $100,000, (B) with a consignee that (i) has not suspended business, (ii) has not made a general assignment for the benefit of creditors, (iii) has not failed to pay its debts generally as they come due,
(iv) has not filed, or against which has not been filed, a petition under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors or (v) is otherwise, in the reasonable credit judgment of the Collateral Agent, able to meet its obligations under the applicable Coal Supply Agreement for the remainder of the term of such Coal Supply Agreement, (C) which meets the minimum specifications that require the consignee to accept such Eligible Inventory under the applicable Coal Supply Agreement or, if such specifications are not met, the consignee has confirmed its agreement to purchase such Eligible Inventory in a manner reasonably acceptable to the Collateral Agent and (D) with respect to which Collateral Agent shall have received, in each case in form and substance satisfactory to Collateral Agent:

         (a) a valid consignment agreement or an arrangement which is reasonably satisfactory to Collateral Agent is in place with respect to such Eligible Inventory;

         (b) Lien searches against the consignee in the jurisdiction in which the consignee is organized and such other searches that the Collateral Agent reasonably deems necessary or appropriate;

         (c) UCC-1 financing statements between the consignee and the applicable Borrower, as consignor, in form and substance satisfactory to Collateral Agent, which are duly assigned to Collateral Agent, or with respect to Inventory in Canada, such arrangements as are satisfactory to Collateral Agent to perfect the Lien;

         (d) a written notice to any secured lender to the consignee of the first priority security interest in such Eligible Inventory of Collateral Agent; and

         (e) an agreement in writing, in form and substance reasonably satisfactory to Collateral Agent, from the consignee, pursuant to which such consignee, inter alia, acknowledges the first priority security interest of Collateral Agent in such Collateral, and agrees to waive or subordinate any and all claims such consignee may, at any time, have against such Collateral, whether for processing, storage, breach of warranty (with respect to prior purchases) or otherwise.

         "Eligible Inventory" shall mean, subject to adjustment as set forth in
Section 2.19(b), items of Inventory of the Borrowers.

         "Eligible Pit Inventory" shall mean Coal that has not been removed from the Real Property of a Land Company or a Mining Company; provided that (i) the Collateral Agent shall have a priority Lien on the Real Property pursuant to a Mortgage (subject only to Permitted Liens described in Sections 6.02 (a), (b),
(d), (m) and, provided that any dedication of reserves provision in any Coal Supply Agreement applicable to such Coal expressly permits Liens for secured financings on commercially reasonable terms, also (g) and (u)), (ii) such Real Property shall then be currently subject to mining operations by a Mining Company, (iii) the Collateral Agent shall have received evidence reasonably satisfactory to it concerning title related issues with respect to such Real Property, and (iv) the Collateral Agent shall have received an appraisal in form, scope and substance, and by an appraiser, acceptable to the Collateral Agent with respect to such Coal.

         "Environment" shall mean ambient air, surface water and groundwater (including, without limitation, potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication in each case alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, Property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include, without limitation, any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to human health, safety, or the Environment.

         "Environmental Law" shall mean any and all applicable treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

         "Environmental Permit" shall mean any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.

         "Equity Interest" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

         "Equity Issuance" shall mean, without duplication, any issuance or sale by Holdings or any Borrower (other than to Holdings) after the Closing Date of
(a) any Equity Interests (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (b) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person; provided, however, that an Equity Issuance shall not include any such sale or issuance by Holdings of (i) shares of its capital stock to the holders of Convertible Notes upon any exercise of conversion rights under the Convertible Note Documents,
(ii) shares of its capital stock to the holders of the 6.625% Senior Notes in connection with the optional redemption of no more than 35% of the principal amount of the 6.625% Senior Notes pursuant to Section 3.07 of the 6.625% Senior
Note Indenture, and (iii) not more than an aggregate amount of 5.0% of the shares of its capital stock (including capital stock issued upon exercise of any warrant or option or warrants or options to purchase its capital stock but excluding Disqualified Capital Stock), in each case, to directors, officers or employees of any Company.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event," as such term is defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan;
(c) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(d) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (f) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (g) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Company.

         "Estimated Solvency Amount" shall mean, with respect to any Borrower (other than the Administrative Borrower), at any date of determination, the amount shown for such Borrower (including, in the case of any Borrower for which a separate divisional or d/b/a balance sheet is maintained, the corresponding amounts reflected on such divisional or d/b/a balance sheet) as the "Total Shareholder Equity", minus the amounts shown as "Investments-Other", "Prepaid Expenses & Other Current Assets" and "Deferred Charges & Other Non-Current Assets", as well as the portion of the amount shown as "Intercompany Investments" which is attributable to any divisional or d/b/a balance sheets associated with such Borrower, in each case, on the consolidating balance sheet delivered pursuant to Section 5.01(c) and calculated in accordance with the same procedures as such amounts were calculated in the October 31, 2003 consolidating balance sheets of the Borrowers presented to the Administrative Agent and Collateral Agent prior to the Closing Date, plus such adjustments as the Administrative Agent and Collateral Agent deem appropriate in their collective reasonable credit judgment to reflect any differences which may have been identified between the carrying value on the most recently delivered balance sheet of the investments in Subsidiaries of such Borrower and the fair saleable value of the investments in such Subsidiaries (it being recognized that the amount shown as "Intercompany Investments" for any Subsidiaries of such Borrower and the Estimated Solvency Amount of such Subsidiaries will be considered by the Administrative Agent and the Collateral Agent if they elect to make any such adjustment). The Estimated Solvency Amount is intended to provide an approximation, solely for purposes of administering the Borrowing Base formulas, of the level of credit which the Lenders are prepared to provide hereunder with respect to the assets of any Borrower in light of the limitations on recovery from the assets of the Borrower under Section 11.15 and applicable law in connection with any action or proceeding of the type referred to in Section
11.15 and the Borrowers acknowledge that the actual amount of recovery from such assets should be a greater amount when and if there ever is reason to actually determine the "solvency" of the respective Borrower as it would be determined for purposes of Section 548 of the Bankruptcy Code and the limitation contained in Section 11.15. Borrowers acknowledge that, among various reasons for a variance between the "Estimated Solvency Amount" and the actual amount of a Borrower's "solvency" for Bankruptcy Code purposes are the facts that (i) "Other Accrued Liabilities" amounts and the "Other Non-Current Liabilities" amounts shown on the most recently delivered balance sheet shall reflect estimations of the respective Borrower's liabilities for many contingent liabilities, (although there may be other contingent liabilities of such Borrower which have not been included in such calculation) and (ii) no attempt has been made by the applicable Borrower to reflect in the calculation such non-balance-sheet assets as any contribution, indemnity and set-off rights against other Loan Parties or mark-ups of fixed assets to reflect current saleable values above the lower of cost or market values shown on the respective balance sheet.

         "Eurodollar Revolving Borrowing" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VIII.

         "Excess Availability" shall mean (a) the lesser of (i) the Revolving Commitments of all of the Lenders and (ii) the Borrowing Base on the date of determination less (b) all outstanding Loans and LC Exposure as of the date of determination less (c) in Collateral Agent's discretion, the aggregate amount of all the outstanding and unpaid trade payables and other obligations of the Loan Parties which are not paid within 60 days past the due date according to their original terms of sale, in each case as of such date of determination less (d) in Collateral Agent's discretion, the amount of checks issued by the Loan Parties to pay trade payables and other obligations which are not paid within 60 days past the due date according to their original terms of sale, in each case as of such date of determination, but which either have not yet been sent or are subject to other arrangements which are expected to delay the prompt presentation of such checks for payment. Each component of the determination of Excess Availability pursuant to this definition shall be based on the most recent information available to the Collateral Agent at the time of determination.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes (including branch profits taxes) imposed on (or measured by) its gross or net income (excluding U.S. withholding taxes) by the United States (or any political subdivision thereof, including, without limitation, any state of the United States and any political subdivision of such state), or by the jurisdiction under the laws of which such recipient is organized (or any political subdivision thereof) or in which its principal office is located (or any political subdivision thereof) or, in the case of any Lender, in which its applicable lending office is located, (b) in the case of a Lender or the Issuing

Bank (other than an assignee pursuant to a request by a Borrower under Section 2.16), any and all Taxes (including withholding taxes) that are imposed on amounts payable to such Lender or the Issuing Bank at the time such Lender or Issuing Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender's or Issuing Bank's failure to comply with Section 2.15(e) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Lender or Issuing Bank as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Lender or Issuing Bank became a party to this Agreement shall not be an Excluded Tax), and (c) any and all Taxes imposed on it as a result of a trade or business in, a permanent establishment in, or a present or former connection between such Lender, the Issuing Bank or the Administrative Agent (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein.

         "Existing Letters of Credit" shall mean the letters of credit listed on
Schedule 1.01(a) hereto.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean the collective reference to (a) the Commitment Letter, dated December 19, 2003, among Administrative Borrower, UBS Loan Finance LLC and UBS Securities LLC and (b) the confidential Fee Letter, dated December 19, 2003, among Administrative Borrower, UBS Loan Finance LLC and UBS Securities LLC.

         "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the Collateral Agent Fees, the LC Participation Fees and the Fronting Fees.

         "Final Maturity Date" shall mean January 16, 2009.

         "Financial Officer" of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Controller of such Person.

         "FIRREA" shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

         "Foreign Issuing Bank" shall mean any Issuing Bank that is not, for United States federal income tax purposes, (i) a citizen or resident of the Untied States; (ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all such decisions of such trust.

         "Foreign Lender" shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States,
(ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust.

         "Foreign Subsidiary" shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

         "Fronting Fees" shall have the meaning assigned to such term in Section 2.05(c).

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

         "Governmental Authority" shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body.

         "Governmental Real Property Disclosure Requirements" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including, without limitation, any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, or under the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

         "Guaranteed Obligations" shall have the meaning assigned to such term in Section 7.01.

         "Guarantees" shall mean the guarantees issued pursuant to Article VII by the Guarantors.

         "Guarantors" shall mean Holdings and the other Companies executing this Agreement as Guarantors in the space provided for that purpose.

         "Hazardous Materials" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCBs") or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or hazardous, toxic or dangerous chemicals, wastes, materials, compounds, constituents or substances, as all such terms are used in their broadest sense and defined by or under any Environmental Laws.

         "Hedging Agreement" shall mean any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity pricing.

         "Hedging Obligations" shall mean the amount of obligations referenced in clause (c) and (d) of the definition of "Obligations."

         "Hedging Reserve" shall mean, as of any date of determination, (i) a reserve determined by the Collateral Agent in its reasonable credit judgment (with due regard to recent market volatility) and giving effect to the aggregate amount owing to the Loan Parties by a counterparty to a Hedging Agreement, less the amount the Loan Parties owe such counterparty thereunder, less the aggregate amount of Property pledged to collateralize or otherwise secure such obligation (other than the Collateral granted under the Loan Documents), in each case valued by the Collateral Agent based on the information provided to the Collateral Agent pursuant to Section 5.15(f) on a mark-to-market basis as of the last Business Day of the month (or if not available, the nearest prior Business Day for which such evaluation is available) minus (ii) with respect to any Hedging Reserve established with respect to the Specified Interest Rate Protection Agreement, an amount equal to the lesser of (A) such Hedging Reserve and (B) the "Threshold" as defined in and pursuant to the Specified Interest Rate Protection Agreement; provided, that Collateral Agent, in its reasonable credit judgment, may adjust such reserve from time to time to reflect changes in market volatility and other relevant factors that may be reported to the Collateral Agent by the counterparty to such Hedging Agreement. Notwithstanding anything in this definition to the contrary, in the event that a counterparty to any Hedging Agreement elects to report to the Collateral Agent the amount of the Obligations with respect to such Hedging Agreement within the last 30 days of such date of determination, the Collateral Agent shall at all times, unless otherwise consented to by such counterparty, maintain a Hedging Reserve with respect to such Obligations of at least the amount so reported less, with respect to the Hedging Reserve established with respect to the Specified Interest Rate Protection Agreement, an amount equal to the lesser of (A) such Hedging Reserve and (B) the "Threshold" as defined in and pursuant to the Specified Interest Rate Protection Agreement, less the amount the Loan Parties owe such counterparty thereunder, less the aggregate amount of Property pledged to collateralize or otherwise secure any such obligations (other than the Collateral granted under the Loan Documents); provided, however, to the extent that the Collateral Agent increases the Hedging Reserve based on such reports, the Collateral Agent shall notify the Administrative Borrower and such increase in the Hedging Reserve will not take effect for five (5) Business Days from the date of receipt by the Administrative Borrower of such notice with respect to any determination of Excess Availability or Average Excess Availability.

         "Holdings" shall have the meaning assigned to such term in the preamble hereto.

         "Incorporated Borrowing Base" shall mean at any time, for each Borrower, subject to adjustment as provided in Section 2.19, an amount equal to the lesser of (a) the sum of, without duplication:

          (i) the book value of Eligible Accounts of such Borrower multiplied by the advance rate of 85%, plus

          (ii) the lesser of (A) the advance rate of 65% of the Cost of Eligible Inventory of such Borrower, or (B) the advance rate of 85% of the Net Recovery Cost Percentage multiplied by the Cost of Eligible Inventory of such Borrower, or

          (b)  the Borrowing Base Limitation Amount for such Borrower.

         "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days unless contested in good faith and by appropriate proceedings if adequate reserves have been established on the books of such Person in accordance with GAAP); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such Person; (h) all obligations of such Person in respect of Interest Rate Protection Agreements and other Hedging Agreements to the extent required to be reflected on a balance sheet of such Person; (i) all Attributable Indebtedness of such Person; (j) all obligations for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; and (k) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor under applicable law as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indemnitee" shall have the meaning assigned to such term in Section 11.03(b).

         "Information" shall have the meaning assigned to such term in Section 11.12.

         "Instruments" shall mean all "instruments," as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights.

         "Intellectual Property" shall have the meaning assigned to such term in
Section 3.05(c).

         "Intercompany Indebtedness" shall mean any Indebtedness or other liability owed by a Loan Party to another Loan Party, including any amounts owing under tax sharing agreements and any amounts treated on the books and records of the Loan Parties as "Intercompany-Accounts Receivable", "Intercompany-Accounts Payable", "Intercompany Loan Payable", and "Intercompany Loan Receivable."

         "Interest Election Request" shall mean a request by the Administrative Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit D.

         "Interest Payment Date" shall mean (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December to occur during the period that such Loan is outstanding and the Final Maturity Date of such Loan, (b) with respect to any Eurodollar Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

         "Interest Period" shall mean, with respect to any Eurodollar Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Administrative Borrower may elect; provided, that
(a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to two weeks to the extent required under Section 2.03(e).

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Holdings, any Borrower or any of their Subsidiaries against fluctuations in interest rates and not entered into for speculation.

         "Interest Reserve" shall mean, at any date of determination, an amount equal to the total amount of interest on Indebtedness for borrowed money (other than the Loans) accrued but not paid from the beginning of the then current calendar year through and including the end of the then current calendar month.

         "Inventory" shall mean all "inventory," as such term is defined in the UCC as in effect on the date hereof in the State of New York, wherever located, and all Coal located on, under or within Real Property before extraction and classified in the Inventory Appraisal prepared prior to the Closing Date as pit coal, pit-shippable coal or ratio coal whether or not legally owned by any Person, in each case, in which any Person now or hereafter has rights.

         "Inventory Appraisal" shall mean (a) on the Closing Date, the audit prepared by Weir International Mining Consultants dated December 18, 2003 and
(b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm satisfactory to the Collateral Agent and delivered pursuant to
Section 5.15(e) hereof.

         "Investments" shall have the meaning assigned to such term in Section 6.04.

         "Issuing Bank" shall mean, as the context may require, (a) UBS AG, Stamford Branch, with respect to Letters of Credit issued by it; (b) any other Lender or Affiliate of such Lender that may become an Issuing Bank pursuant to Sections 2.18(i) or (k), with respect to Letters of Credit issued by such Lender or Affiliate; (c) PNC Bank, National Association with respect to the Existing Letters of Credit and any other Letter of Credit issued by it or (d) collectively, all of the foregoing.

         "Joinder Agreement" shall mean that certain joinder agreement substantially in the form of Exhibit E.

         "Joint Venture Subsidiary" means CoalSolv, LLC, a Virginia limited liability company.

         "Land Companies" shall mean Boone East Development Co., a West Virginia corporation, Demeter Land Company, a West Virginia corporation and any additional Company joined as a Land Company pursuant to Section 5.11(b).

         "Landlord Lien Waiver and Access Agreement" shall mean the Landlord Lien Waiver and Access Agreement, substantially in the form of Exhibit F.

         "LC Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18.

         "LC Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

         "LC Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

         "LC Request" shall mean a request by Administrative Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit A-3, or such other form as shall be approved by the Administrative Agent.

         "Leases" shall mean any and all leases, subleases, tenancies, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

         "Lender Addendum" shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit A-4 to be executed and delivered by such Lender on the Closing Date as provided in Section 11.14.

         "Lender Affiliate" shall mean with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such advisor.

         "Lenders" shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

         "Lender Specified Collateral" has the meaning assigned to such term in the Lender Specified Collateral Side Letter.

         "Lender Specified Collateral Side Letter" means that certain letter dated as of the date hereof from the Administrative Agent and the Collateral Agent to, and acknowledged by, the Lenders. The Lender Specified Collateral Side Letter is solely for the benefit of the Lenders, may be amended, supplemented or otherwise modified without the consent of the Loan Parties and does not create any rights in favor of any other Person, including, without limitation, the Loan Parties.

         "Letter of Credit" shall mean any (i) Standby Letter of Credit, (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of any Borrower pursuant to Section 2.18 and (iii) Existing Letter of Credit.

         "Letter of Credit Expiration Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

         "LIBOR Rate" shall mean, with respect to any Eurodollar Revolving Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page,

"LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Revolving Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Revolving Borrowing to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

         "Lien" shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Line Reserve" shall have the meaning assigned to such term in Section 2.10(g).

         "Loan Documents" shall mean this Agreement, any Borrowing Base Certificate, the Letters of Credit, the Notes (if any), the Security Documents, the Contribution, Incentive and Offset Agreement, the Fee Letter, the Collateral Agent Fee Letter, the Specified Interest Rate Protection Agreement and each Hedging Agreement entered into with any Secured Party.

         "Loan Parties" shall mean the Borrowers, Holdings and the other Guarantors.

         "Loans" shall mean advances made to or at the instructions of Administrative Borrower pursuant to Article II hereof and may constitute a Revolving Loan or a Swingline Loan.

         "Maintenance Capital Expenditures" shall mean, at any date of determination, an amount equal to the product of (i) $2.00 and (ii) the total tons of Coal produced by Holdings or any of its Consolidated Subsidiaries during the applicable Test Period.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean (a) a material adverse effect on the business, Property, results of operations, prospects or condition, financial or otherwise, or material agreements of Holdings and its Consolidated Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

         "Material Agreements" shall mean the Coal Supply Agreements, the Mining Leases, the Prep Plant Leases and any other agreement the termination of which, in each case, would cause a Material Adverse Effect.

         "Maximum Rate" shall have the meaning assigned to such term in Section 11.13.

         "Mine" means any excavation or opening into the earth now and hereafter made from which Coal is or can be extracted on or from any of the properties owned or leased by any Company, together with all appurtenances, fixtures, structures, improvements and all tangible property of whatsoever kind or nature in connection therewith.

         "Mining Companies" shall mean Elk Run Coal Company, Inc., Performance Coal Company, Sidney Coal Company, Inc., Martin County Coal Corporation, Road Fork Development Company, Inc., Independence Coal Company, Inc., Alex Energy, Inc., Aracoma Coal Company, Inc., Bandmill Coal Corporation, Highland Mining Company, Marfork Coal Company, Inc., Green Valley Coal Company, Knox Creek Coal Corporation, Nicholas Energy Company, Rum Creek Coal Sales, Inc. and Delbarton Mining Company and any additional Company joined as a Mining Company pursuant to
Section 5.11(b).

         "Mining Laws" means any and all applicable current and future federal, state, local and foreign statutes, laws, regulations, guidance, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to mining operations and activities. Mining Laws shall include, but not be limited to, the Federal Coal Leasing Amendments Act, the Surface Mining Control and Reclamation Act, all other land reclamation and use statutes and regulations, the Federal Coal Mine Health and Safety Act, the Black Lung Act and the Coal Act, each as amended, and their state and local counterparts or equivalents.

         "Mining Lease" shall mean a Lease which provides a Company the right to mine coal reserves. Mining Leases which provide a Company the right to construct and operate a preparation plant and related facilities on the surface shall also be deemed a Prep Plant Lease.

         "Mining Permits" means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Mining Law or otherwise necessary to recover Coal from any Mine being operated by any Company.

         "Mortgage" shall mean any mortgage, deed of trust or similar document, between a Land Company and/or a Mining Company and the Collateral Agent for the benefit of Secured Parties, in form and substance satisfactory to the Collateral Agent.

         "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA to which any Company or any ERISA Affiliate has an obligation to contribute.

         "Net Cash Proceeds" shall mean:

                  (a) with respect to any Asset Sale, the cash proceeds received by any Loan Party (including cash proceeds subsequently received (as and when received by any Loan Party) in respect of noncash consideration initially received) net of (i) selling expenses

         (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Administrative Borrower's good faith estimate of income taxes paid or payable in connection with such sale after taking into account any available tax credits or deductions and any tax sharing arrangements); (ii) amounts provided as a reserve, in accordance with GAAP or amounts placed in escrow, against any liabilities under any indemnification obligations associated with such Asset Sale (provided, that, to the extent and at the time any such amounts are released from such reserve or escrow, such amounts shall constitute Net Cash Proceeds); (iii) Administrative Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 30 days of such Asset Sale (provided, that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 30 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a senior Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset and the Obligations);

                  (b) with respect to any Debt Issuance or Equity Issuance, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

                  (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

         "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the net recovery on the aggregate amount of the Inventory at such time on an "orderly liquidation value" basis as set forth in the most recent Inventory Appraisal received by Collateral Agent in accordance with Section 5.15(e), such "orderly liquidation value" having taken into consideration operating expenses and liquidation expenses reasonably anticipated in the disposition of such assets, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to the most recent Inventory Appraisal.

         "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

                  (i) as to which neither Holdings nor any Subsidiary that is not an Unrestricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Holdings or any Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the Equity Interests or assets of Holdings or any Subsidiary.

         "Notes" shall mean any notes evidencing (i) the Revolving Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit H-2 or
(ii) the Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit H-3, including any notes issued to the Lenders on the Closing Date and any notes issued in exchange therefor.

         "Obligations" shall mean (a) obligations of any Borrower and any and all of the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower and any and all of the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower and any and all of the other Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Borrower and each Loan Party under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of any Borrower and any and all of the other Loan Parties under each Hedging Agreement (other than the Specified Interest Rate Protection Agreement) entered into with any Secured Party, (d) the due and punctual payment and performance of all obligations under the Specified Interest Rate Protection Agreement, and (e) the due and punctual payment and performance of all obligations owed by any Borrower and any and all of the other Loan Parties in respect of overdrafts and related liabilities owed to any Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

         "Officers' Certificate" shall mean a certificate executed by the Chairman of the Board (if an officer), the Chief Executive Officer, the President and one of the Financial Officers, each in his or her official (and not individual) capacity.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies of the United States or any political subdivision thereof (including, without limitation, any state in the United States and any political subdivision thereof) (including interest, fines, penalties and additions to tax) arising from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "Overadvance" shall have the meaning assigned to such term in Section 10.10.

         "Participant" shall have the meaning assigned to such term in Section 11.04(d).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Perfection Certificate" shall mean a certificate in the form of
Exhibit I-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

         "Perfection Certificate Supplement" shall mean a certificate supplement in the form of Exhibit I-2 or any other form approved by the Collateral Agent.

         "Permitted Acquisition" shall mean, with respect to any Borrower or any Guarantor (other than Holdings), any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person; (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person; or (c) merger or consolidation or any other combination with any other Person, if each of the following conditions are met as reasonably determined by the Administrative Agent and the Collateral Agent:

                  (i) no Default then exists or would result therefrom;

                  (ii) after giving effect to such acquisition and, as applicable, on a Pro Forma Basis, (A) the Borrowers shall be in compliance with all covenants set forth in Section 6.08 as of the most recent Test Period (assuming, for purposes of Section 6.08, that such acquisition, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in Section 6.08 ending on or prior to the date of such acquisition, had occurred on the first day of such relevant Test Period and that such covenant applies regardless of the amount of Average Excess Availability), (B) the Loan Parties can reasonably be expected to remain in compliance with such covenants through the Final Maturity Date (regardless of the amount of Excess Availability) and to have sufficient cash liquidity to conduct their business and pay their respective debts and other liabilities as they come due, and (C) Average Excess Availability shall be no less than $30 million immediately before giving effect to such acquisition and Excess Availability shall be no less than $30 million immediately after giving effect to such acquisition;

                  (iii) no Company shall, in connection with any such acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller, except (A) unsecured Indebtedness to the extent permitted under Section 6.01, (B) secured Indebtedness not in excess of $25 million at any time outstanding, secured only by a Lien on Property that is not Collateral and otherwise permitted by Section 6.02 and no other Loan Party shall be liable for such Indebtedness, (C) obligations of the seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties,
         (D) ordinary course reclamation, black lung, workers compensation and other employee benefits and (E) in the case of clauses (A) and (B), the covenants, events of default, subordination and other provisions of such assumed or acquired Indebtedness (including any guarantees thereof) shall be otherwise reasonably satisfactory to the Administrative Agent, and, in each case, any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such acquisition;

                  (iv) the acquired Person shall be engaged in a Permitted Business and the Property acquired in connection with any such acquisition shall be made subject to the Lien of the Security Documents (to the extent such Property would have been subject to the Lien of the Security Documents if such Property were owned by the Companies on the Closing Date) on terms reasonably satisfactory to the Agents, and shall be free and clear of any Liens, other than Permitted Liens, and the Agents shall have received all opinions, certificates, lien search results and other documents reasonably requested by the Agents;

                  (v) the board of directors or other similar governing body of the acquired Person shall not have indicated publicly its opposition to the consummation of such acquisition;

                  (vi) with respect to any acquisition involving Acquisition Consideration of more than $20 million, the Borrowers shall have provided the Administrative Agent and the Lenders with financial information, financial analysis, documentation or other information and data relating to such acquisition or the Person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders; and

                  (vii) The Borrowers shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that (A) such acquisition complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such acquisition could not reasonably be expected to result in a Material Adverse Effect.

         "Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructuring, risk management products associated with energy, fuel/power integration and other energy-related businesses, ash disposal, environmental remediation and development of related real estate assets, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses and activities of Holdings and its Subsidiaries, as of the date hereof and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

         "Permitted Liens" shall have the meaning assigned to such term in
Section 6.02.

         "Person" shall mean any natural Person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including, without limitation, under Section 4069 of ERISA).

         "Preferred Stock" shall mean, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

         "Prep Plant Lease" shall mean each Lease entered into by a Borrower or any of its Subsidiaries in respect of a preparation plant and/or related property or Real Property on which a preparation plant is situated. Prep Plant Leases which also provide a Company with the right to mine coal reserves shall also be considered a Mining Lease.

         "Prior Lien" shall have the meaning assigned to such term in the applicable Security Document.

         "Private Letter Ruling" shall have the meaning assigned to such term in
Section 3.28.

         "Pro Forma Basis" shall mean on a basis in accordance with GAAP and Regulation S-X under the Securities Act and otherwise reasonably satisfactory to the Administrative Agent.

         "Pro Rata Percentage" of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitment represented by such Lender's Revolving Commitment.

         "Property" shall mean any right, title or interest in or to Property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including, without limitation, all Real Property.

         "Purchase Money Obligation" shall mean, for any Person, the obligations of such Person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any Property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any Property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred within 90 days after such acquisition of such Property by such Person.

         "Qualified Capital Stock" of any Person shall mean any Equity Interest of such Person that is not Disqualified Capital Stock.

         "Real Property" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real Property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

         "Refinancing" shall mean the repayment in full of all outstandings and the termination of any commitment to make extensions of credit under the receivables financing transaction of certain Subsidiaries of Holdings identified on Schedule 1.01(b).

         "Register" shall have the meaning assigned to such term in Section 11.04(c).

         "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Reinvestment Reserve" shall have the meaning assigned to such term in
Section 2.10(g).

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material into, the Environment.

         "Required Lenders" shall mean, at any time, Lenders having more than fifty percent (50%) of the Revolving Commitments, and if the Revolving Commitments have been terminated, more than fifty percent (50%) of the Revolving Exposure.

         "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

         "Reserves" shall mean reserves established against the Borrowing Base that the Collateral Agent may, in its reasonable credit judgment, establish from time to time.

         "Response" shall mean (a) "response" as such term is defined in CERCLA, 42 U.S.C. ss. 9601 (25), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation or other entity and any other officer or similar official thereof with responsibility for the administration of the obligations of such corporation in respect of this Agreement.

         "Revolving Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of the Final Maturity Date and the date of termination of the Revolving Commitments.

         "Revolving Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
11.04. The aggregate amount of the Lenders' Revolving Commitments on the Closing Date is $130.0 million.

         "Revolving Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's LC Exposure, plus the aggregate amount at such of such Lender's Swingline Exposure.

         "Revolving Lender" shall mean a Lender with a Revolving Commitment.

         "Revolving Loans" shall mean a Loan made by the Lenders to Administrative Borrower pursuant to Section 2.01(b).

         "Royalty Reserve" shall mean, at any date of determination, an amount equal to the accrued and unpaid monthly production royalty expense due under royalty agreements with any Person, or, if there is no separate royalty agreement, under any lease or other applicable agreements with such Person.

         "Sales Companies" shall mean Massey Coal Sales Co., Inc., Central Penn Energy Company, Inc. and Central West Virginia Energy Company and any additional Company joined as a Sales Company pursuant to Section 5.11(b).

         "Sarbanes-Oxley Act" shall mean the United States Sarbanes-Oxley Act of 2002.

         "Secured Parties" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, each Issuing Bank, the Lenders, the Specified Swap Counterparty and each counterparty to a Loan Party under a Hedging Agreement if at the date of entering into such Hedging Agreement such Person was a Lender or an Affiliate of a Lender and, if an Affiliate, such

Affiliate executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 9.03.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit J among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

         "Security Agreement Collateral" shall mean all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.11.

         "Security Documents" shall mean the Security Agreement, the Mortgages, the Perfection Certificate and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any Property, and all UCC or other financing statements or instruments of perfection required by this Agreement or the Security Agreement or the Mortgages or applicable law to be filed with respect to the security interests in Property created pursuant to the Security Agreement and the Mortgages and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.

         "Senior Notes" shall mean the 6.625% Senior Notes, the 6.95% Senior Notes and the Convertible Notes.

         "Senior Note Documents" shall mean the 6.625% Senior Note Documents, the 6.95% Senior Note Documents and the Convertible Note Documents.

         "6.625% Senior Note Documents" shall mean the 6.625% Senior Notes, the 6.6125% Senior Note Indenture and the guarantees issued thereunder and all other documents executed and delivered with respect to the Senior Notes or such Indenture.

         "6.625% Senior Note Indenture" shall mean the Indenture dated as of November 10, 2003 among Holdings, certain Subsidiaries of Holdings party thereto as guarantors and Wilmington Trust Company, as Trustee with respect to the 6.625% Senior Notes.

         "6.625% Senior Notes" shall mean Holdings' 6.625% Senior Notes due 2010 issued pursuant to the Senior Note Indenture and any registered notes issued by Holdings in exchange for, and as contemplated by the Senior Notes, with substantially identical terms as the 6.625% Senior Notes.

         "6.95% Senior Note Documents" shall mean the 6.95% Senior Notes, the Senior Note Indenture dated as of February 18, 1997, between Holdings (formerly Fluor Corporation) and Deutsche Bank Trust Company Americas as trustee, as supplemented in accordance with its terms and all other documents executed and delivered with respect to the 6.95% Senior Notes or such Indenture.

         "6.95% Senior Notes" shall mean the 6.95% Senior Notes due March 1, 2007 issued by Holdings pursuant to the 6.95% Indenture and any registered notes issued by Holdings in exchange for, and as contemplated by, the 6.95% Senior Notes, with substantially identical terms as the Senior Notes.

         "Special Agent Advance" shall have the meaning assigned to such term in
Section 10.11.

         "Specified Borrowing Base Account" shall mean Account #WA793083000 at the Administrative Agent subject to a Control Agreement in the form of Exhibit 4 attached to the Security Agreement.

         "Specified Borrowing Base Account Amount" shall mean as of any date of determination the total amount of cash and Cash Equivalents deposited into the Specified Borrowing Base Account.

         "Specified Interest Rate Protection Agreement" shall mean the ISDA Master Agreement dated as of November 10, 2003 by and between the Specified Swap Counterparty and Holdings and any and all schedules, annexes and addendums attached thereto.

         "Specified Swap Counterparty" shall mean UBS AG, as the counterparty, together with any assignee or participant thereof, under the Specified Interest Rate Protection Agreement.

         "Specified Swap Obligations" shall mean the obligations determined under clause (d) of the definition of "Obligations."

         "Specified Tax Sharing Agreement" shall mean that certain Tax Sharing Agreement dated as of November 30, 2000 by and among Holdings, f/k/a Fluor Corporation, a Delaware corporation incorporated in 1978, Fluor Corporation, a Delaware corporation incorporated in 2000, and the Administrative Borrower.

         "Standby Letter of Credit" shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of any Company (other than Holdings), (b) the obligations of third-party insurers of any Company arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (c) performance, payment, deposit or surety obligations of any such Company if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

         "Statutory Reserves" shall mean, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurodollar liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

         "Subsidiary" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise set forth herein, reference in this Agreement to "Subsidiary" shall mean Holdings' direct and indirect Subsidiaries.

         "Supermajority Lenders" shall mean at any time, Lenders having at least 80% of the Revolving Commitments or, if the Revolving Commitments have been terminated, at least 80% of the Revolving Exposure.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17.

         "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Lender" shall have the meaning assigned to such term in the preamble hereto.

         "Swingline Loan" shall mean any Loan made by the Swingline Lender pursuant to Section 2.17.

         "Tax Return" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

         "Tax Sharing Agreements" shall mean all tax sharing, tax allocation and other similar agreements entered into by Holdings or any subsidiary of Holdings.

         "Taxes" shall mean (i) any and all present or future taxes, duties, levies, fees, imposts, assessments, deductions, withholdings or other charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including, without limitation, liability pursuant to Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause
(i).

         "Test Period" shall mean, at any time, the four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b); provided, however, that for purposes of calculating the covenants set forth in Section
6.08 for any period ending on or prior to December 31, 2004, the Test Period shall be the period from January 1, 2004 to the date of the fiscal quarter then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b).

         "Transaction Documents" shall mean the Loan Documents.

         "Transactions" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including
(a) the execution and delivery of the Loan Documents and the initial borrowings hereunder; (b) the Refinancing; and (c) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

         "Treasury Regulation" means the regulations promulgated under the Code.

         "Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

         "UBS" shall have the meaning assigned to such term in the preamble hereto.

         "UCC" shall mean the Uniform Commercial Code of the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

         "Unrestricted Subsidiary" shall means (i) as of the Closing Date, the Joint Venture Subsidiary, (ii) any other Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in accordance with Section 5.18 and (iii) any other Subsidiary of an Unrestricted Subsidiary.

         "Voting Stock" shall mean any class or classes of capital stock of Holdings pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Holdings.

         "Westvaco Facility Assets" shall mean the coal handling facility constructed at Westvaco Corporation's Covington, Virginia plant, including all assets necessary to operate such coal handling facility, and all integrally related tangible and intangible assets, including leases, coal handling agreements, service agreements and transportation agreements.

         "Wholly Owned Subsidiary" shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% Equity Interest at such time. Unless otherwise set forth herein, reference in this Agreement to "Wholly Owned Subsidiary" shall mean Holding's direct and indirect Wholly Owned Subsidiaries.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument of other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (f) the words "asset" and "Property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof unless agreed to by the Administrative Borrower and the Required Lenders. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Public Company Accounting Oversight Board and the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                                   ARTICLE II.

                                   THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly to make Revolving Loans to the Borrowers, at any time and from time to time after the Closing Date until the earlier of one Business Day prior to the Final Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not (subject to the provisions of Sections 10.10 and 10.11) result in such Lender's Revolving Exposure exceeding the lesser of (A) such Lender's Revolving Commitment less such Lender's Pro Rata Percentage of any Line Reserve, and (B) such Lender's Pro Rata Percentage multiplied by the Borrowing Base then in effect.

         Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.

SECTION 2.02 Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans (other than Swingline Loans) comprising any Borrowing shall be in an aggregate principal amount that is (i) in the case of ABR Loans, integral multiples of $1.0 million and not less than $5.0 million or (B) in the case of Eurodollar Loans, an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Revolving Commitments.

         (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Administrative Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided further that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:30 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Administrative Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.

         (f) If the Issuing Bank shall not have received from the Borrowers the payment required to be made by Section 2.18(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent and the Collateral Agent of the LC Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 (noon), New York City time, on any Business Day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender, and such payment shall be deemed to have reduced the LC Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers pursuant to
Section 2.18(e) prior to the time that any Revolving Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and the Borrowers severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03 Borrowing Procedure. To request a Revolving Borrowing, Administrative Borrower shall notify the Administrative Agent of such request by telephone (promptly confirmed by telecopy) (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, (other than Swingline Loans), not later than 11:00 a.m., New York City time, on the same Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by Administrative Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (a) [Intentionally Omitted];

         (b) the aggregate amount of such Borrowing;

         (c) the date of such Borrowing, which shall be a Business Day;

         (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

         (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; provided, that until the earlier of (i) the date on which the Co-Syndication Agents shall have notified the Borrowers that the primary syndication of the Commitments has been completed and (ii) the date which is 180 days after the Closing Date, the Interest Period shall be two weeks;

         (f) the location and number of Administrative Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.02; and

         (g) that the conditions set forth in Section 4.02 (b)-(e) are satisfied as of the date of the notice.

         If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause (e) above). Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04 Evidence of Debt; Repayment of Loans.

         (a) The Borrowers, jointly and severally, hereby unconditionally agree to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Final Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Final Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The Administrative Agent shall from time to time, advise the Collateral Agent of the status of such accounts to permit the Collateral Agent to determine the Borrowing Base.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

         (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit H-2 or H-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         (f) All funds held by any Borrower or any other Loan Party (other than proceeds of a Casualty Event, Asset Sales that do not require a permanent repayment and any other cash required to be pledged under Loan Documents) shall be deposited in one or more bank or investment accounts to be swept on a daily basis to Concentration Accounts in accordance with control agreements in form and substance reasonably satisfactory to Collateral Agent, and, following the occurrence and during the continuance of an Event of Default or at any time

Excess Availability is less than the amount specified in Section 9.01(e) shall be applied on a daily basis to the repayment of the Swingline Loans and, thereafter, to any Revolving Loans which become due, without a reduction in the Commitments.

SECTION 2.05 Fees.

         (a) Commitment Fee. The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender a commitment fee (a "Commitment Fee"), equal to 0.5% per annum on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

         (b) Administrative Agent Fees; Collateral Agent Fees. The Borrowers, jointly and severally, agree to pay to the (i) the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon among the Borrowers and the Administrative Agent (the "Administrative Agent Fees") and
(ii) the Collateral Agent, for its own account, the collateral monitoring fee set forth in the Collateral Agent Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Collateral Agent (the "Collateral Agent Fees").

         (c) LC and Fronting Fees. The Borrowers, jointly and severally, agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee ("LC Participation Fee") with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to the Issuing Bank a fronting fee ("Fronting Fee"), which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided, that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the

Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). During a Default, the LC Participation Fee shall be increased to a per annum rate equal to 2% plus the otherwise applicable rate with respect thereto.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Fees shall be paid directly to the Issuing Bank and the Collateral Agent Fees shall be paid directly to the Collateral Agent. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06 Interest on Loans and Default Interest.

         (a) Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

         (b) Subject to the provisions of Section 2.06), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

         (c) Notwithstanding the foregoing, during a Default, all Obligations shall bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of any Loan, 2% plus the higher of (A) the Alternative Base Rate plus the Applicable Margin and (B) the Adjusted LIBOR Rate plus the Applicable Margin, (ii) LC Participation Fee shall increase as provided in Section 2.05(c), and (iii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.06.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided, that (i) interest accrued pursuant to paragraph (c) of this Section 2.06 shall be payable on demand (provided, that, absent demand, such interest shall be payable on each Interest Payment Date and upon termination of the Revolving Commitments), (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap


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

year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

SECTION 2.07 Termination and Reduction of Commitments.

         (a) The Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Final Maturity Date.

         (b) The Administrative Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided, that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million and (ii) the Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Swingline Exposures would exceed the Swingline Commitment Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments or the LC Exposures would exceed the LC Commitment, the Swingline Exposures would exceed the Swingline Commitment or the LC Exposures would exceed the LC Commitment.

         (c) Administrative Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this
Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Administrative Borrower pursuant to this Section 2.07 shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08 Interest Elections.

         (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Administrative Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section
2.08. The Administrative Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Administrative Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.

         (b) To make an election pursuant to this Section 2.08, Administrative Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Administrative Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit D.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses
(iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; provided, that until the earlier of (i) the date on which the Co-Syndication Agents shall have notified Administrative Borrower that the primary syndication of the Commitments has been completed and (ii) the date which is 180 days after the Closing Date, the Interest Period shall be two weeks.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Administrative Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause (iv) above).

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Administrative Borrower, then, after the occurrence and during the continuance of such Event of Default (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09 [Intentionally Omitted].

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

SECTION 2.10 Optional and Mandatory Prepayments of Loans.

         (a) Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided, that each partial prepayment shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million.

         (b) Revolving Loan Prepayments.

                  (i) In the event of the termination of all the Revolving Commitments, the Borrowers shall, on the date of such termination, repay or prepay all outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j).

                  (ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Administrative Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and
(y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrowers shall, on the date of such reduction, first, repay or prepay all Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j), in an amount sufficient to eliminate such excess.

                  (iii) In the event that the sum of all Lenders' Revolving Exposures exceeds the Borrowing Base then in effect, the Borrowers shall, without notice or demand, immediately apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, in accordance with this
Section 2.10(b)(iii). The Borrowers shall, first, repay or prepay all Swingline Loans, second repay or prepay Revolving Borrowings, and third, replace or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j), in an amount sufficient to eliminate such excess.

                  (iv) In the event that the sum of all Lenders' Revolving Exposures exceeds the Revolving Commitments then in effect, the Borrowers shall, without notice or demand, immediately first, repay or prepay Revolving Borrowings, second, repay or prepay all Swingline Loans, and third, replace or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j), in an amount sufficient to eliminate such excess.

                  (v) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, the Borrowers shall, without notice or demand, immediately replace or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j)., in an amount sufficient to eliminate such excess.

                  (vi) In the event that the aggregate Swingline Exposure exceeds the Swingline Commitment then in effect, the Borrowers shall, without notice or demand, immediately repay or prepay the Swingline Loan in an amount sufficient to eliminate such excess.

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

         (c) Asset Sales. Not later than three Business Day following the receipt of any Net Cash Proceeds of any Asset Sale by a Loan Party, the Borrowers shall, and shall cause the applicable Loan Party (with appropriate adjustments to any intercompany loan account balances), to apply 100% of the Net Cash Proceeds received with respect thereto to make prepayments in accordance with Sections 2.10 (i); provided, that:

                  (i) no such prepayment shall be required with respect to (A) any Asset Sale permitted by Section 6.05(a)(ii) and (iii),(c), (d) or (f) or, to the extent involving Loan Parties, (h), (B) the disposition of assets subject to a condemnation or eminent domain proceeding or insurance settlement to the extent it does not constitute a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $250,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $2.0 million in Net Cash Proceeds in any fiscal year; and

                  (ii) subject to Section 2.10(g) and so long as no Default shall then exist or would arise therefrom such proceeds of any other Asset Sale shall not be required to be so applied on such date to the extent that the Administrative Borrower shall have delivered an Officers' Certificate to the Administrative Agent and the Collateral Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase replacement assets or acquire 100% of the Equity Interests of any Person that owns such assets no later than 270 days following the date of such Asset Sale (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); provided, that (A) if all or any portion of such Net Cash Proceeds shall not be utilized to purchase replacement assets or acquire such Equity Interests within such 270-day period, such unused portion shall be applied as a mandatory prepayment as provided in Section 2.10(i) and (B) if the Property subject to such Asset Sale constituted Collateral, then all Property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.

         (d) Debt Issuance. Upon any Debt Issuance after the Closing Date, the Borrowers shall, and shall cause the other Loan Parties to, make prepayments in accordance with Sections 2.10(i) in an aggregate principal amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

         (e) Equity Issuance. Upon any Equity Issuance after the Closing Date, the Borrowers shall make prepayments in accordance with Sections 2.10(i) in an aggregate principal amount equal to 50% of the Net Cash Proceeds of such Equity Issuance.

         (f) Casualty Events. Not later than three Business Days following the receipt of any Net Cash Proceeds from a Casualty Event, the Borrowers shall, and shall cause the other Loan Parties (with appropriate adjustments to any intercompany loan account balances), to apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10 (i); provided, that subject to Section 2.10(g) and so long as no Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that in the event such Net Cash Proceeds shall not exceed $5.0 million in the aggregate at anytime, the Administrative Borrower shall have delivered an Officers' Certificate to the Administrative Agent and the Collateral Agent on or prior to such date stating that such proceeds shall be used to repair, replace or restore any Property the subject of a Casualty Event no later than 180 days following the date of receipt of such proceeds (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); provided, that if the Property subject to such Casualty Event constituted Collateral under the Security Documents, then all Property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12;

         (g) In the event that the Administrative Borrower has delivered an Officers' Certificate in accordance with Section 2.10(c)(ii) or in accordance with Section 2.10(f), (i) the applicable Net Cash Proceeds shall be applied against the outstanding Revolving Loans, without a permanent reduction in the Commitments, (ii) both a Reserve (the "Reinvestment Reserve") and a reserve against the Commitments ("Line Reserve") shall be established (in the amount of the Net Cash Proceeds less, in the case of a Casualty Event, the Net Cash Proceeds attributable to lost or destroyed Inventory) which shall each be released simultaneously with and to the extent of any Loans advanced to any Borrower for the purpose of purchasing assets in accordance with Section 2.10(c)(ii) or 2.10(f), as applicable or repairing or restoring the Property subject to the Casualty Event; provided the Administrative Borrower submits (with the applicable Borrowing Request) an Officer's Certificate setting forth the use of proceeds of the requested Loan and confirming that such use is in compliance with Section 2.10(c)(ii) or 2.10(f), as applicable, and (iii) in the event that any part or all of the Reinvestment Reserve remains in place at the end of the time period set forth in Section 2.10(c)(ii) or 2.10(f), as applicable, the Commitments shall be permanently reduced by an amount equal to such remaining Reinvestment Reserve and, simultaneously with the such reduction, the remaining Reinvestment Reserve shall be released.

         (h) [Intentionally Omitted].

         (i) Application of Prepayments.

                  (i) Prior to any optional or mandatory prepayment of Borrowings hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (i) of this Section 2.10(i). Subject to Section 9.03 and so long as no Default shall then exist and be continuing, all mandatory prepayments shall be applied as follows: first, to Fees and reimbursable expenses of the Administrative Agent and the Collateral Agent then due and payable pursuant to the Loan Documents; second, to interest then due and payable on all Loans; third, to the principal balance of the Swingline Loan until the same has been repaid in full; fourth, to the outstanding principal balance of Revolving Loans until the same has been paid in full, including accompanying accrued interest and charges under Sections 2.12, 2.13 and 2.15 (Administrative Borrower may elect which of any Eurodollar Borrowings is to be prepaid); fifth, to cash collateralize all LC Exposures plus any accrued and unpaid Fees with respect thereto (to be held and applied in accordance with Section 2.18(j) hereof); sixth, to all other Obligations pro rata in accordance with the amounts that such Lender certifies is outstanding; and, seventh, returned to the Borrowers or to such party as otherwise required by law. Such mandatory prepayments shall not cause a corresponding reduction in the Revolving Commitments or Swingline Commitment of the Lenders.

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

                  (ii) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Revolving Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Revolving Loans, as applicable, together with any amounts owing to the Lenders under Section 2.13.

         (j) Notice of Prepayment. Administrative Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the same Business Day of the prepayment or
(iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

SECTION 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to Administrative Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

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

SECTION 2.12 Increased Costs.

         (a) Except as provided for in Section 2.15 with respect to Indemnified Taxes, if any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to Administrative Borrower and shall be conclusive absent manifest error. The Borrowers shall pay Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.12 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing

Bank, as the case may be, notifies Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall not begin earlier than the date of effectiveness of the Change in Law.

SECTION 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Administrative Borrower pursuant to Section 2.16, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Administrative Borrower and Administrative Agent and shall be conclusive absent manifest error. The Borrowers shall pay Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

         (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12,
2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made to the Administrative Agent for the benefit of to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of any Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from Administrative Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including


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

the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.02(f), 2.14(d), 2.17(d), 2.18(d) or 11.03(d),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.15 Taxes.

         (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided, that if any Borrower shall be required by law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this
Section 2.15) the Administrative Agent, Lender or Issuing Bank (as the case may
be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrowers shall indemnify and pay the Administrative Agent, each Lender and the Issuing Bank, within 30 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (except, with respect to each Lender, the Issuing Bank and the Administrative Agent to the extent arising from the gross negligence or willful misconduct of such Lender, the Issuing Bank or the Administrative Agent, including the failure of such Lender, the Issuing Bank or the Administrative Agent to make any filing or payment within such person's control, but only if such failure is the result of gross negligence or willful misconduct), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         (d) Within 30 days after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued


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

by such Governmental Authority evidencing such payment or, if such receipt is not available, other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Lender or any Issuing Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Administrative Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate. Each Lender and the Issuing Bank either (1) (i) prior to becoming a party to this Agreement furnish two copies of either (a) U.S. Internal Revenue Service Form W-8ECI (or successor form), (b) U.S. Internal Revenue Service Form W-8BEN (or successor form) or (c) with respect to any Loan Document in which a participation has been sold, an Internal Revenue Service Form W-8IMY along with accompanying Form W-8BEN and (ii) (for the benefit of the Borrowers and the Administrative Agent), to the extent it may lawfully do so at such times, upon reasonable request by the Borrowers or the Administrative Agent, to provide a new Form W-8ECI, Form W-8BEN or Form W-8IMY (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder (2) in the case of any such Foreign Lender or Foreign Issuing Bank that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) prior to becoming a party to this Agreement furnish two original copies of either (a) a "Non-Bank Certificate" in a form acceptable to the Administrative Agent and the Borrowers and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or (b) an Internal Revenue Form W-8ECI (or successor form), certifying (in each case) to such Foreign Lender's or Foreign Issuing Bank's legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder and (ii) (for the benefit of the Borrowers and the Administrative Agent) to the extent it may lawfully do so at such times, upon reasonable request by the Borrowers or the Administrative Agent, to provide a new Form W-8BEN or W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder, (3) furnish two original copies of any other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such Foreign Lender's or such Foreign Issuing Bank's entitlement to exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Foreign Lender or Foreign Issuing Bank under the Loan Documents, or
(4) in the case of any other Lender or Issuing Bank, provide two original copies of Internal Revenue Service Form W-9 (or any successor form) and (ii) (for the benefit of the Borrowers and the Administrative Agent) to the extent it may lawfully do so at such time, upon a reasonable request by Administrative Borrower or the Administrative Agent, provide a new Form W-9 )or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any exemption from U.S. backup withholding tax. If any Lender or Issuing Bank fails to provide the forms required by this Section 2. 15(e), the Administrative Borrower and the Administrative Agent shall, notwithstanding


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anything in this Section 2.15 to the contrary, withhold amounts required to be withheld by the applicable Requirements of Law from any payments to such Lender or Issuing Bank at the applicable statutory rate and the Administrative Borrower shall have no indemnification obligations pursuant to this Agreement or any other Loan Document to be required to pay additional amounts pursuant to Section
2.15 with respect to amounts so withheld or related amounts.

         (f) If the Administrative Agent or a Lender (or an assignee) determines in its reasonable discretion that it has received a refund or realizes the benefit of a credit or reduction resulting from a refund of, credit against, or reduction in any tax excluded from Indemnified Taxes in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.15, it shall pay over such refund, credit, or reduction to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund, credit, or reduction), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, credit, or reduction); provided, however, that the Borrowers, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to the Borrowers to the Administrative Agent or such Lender (or assignee) in the event the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its tax returns or any other information which it deems confidential to the Borrowers or any other Person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to the Borrowers the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in had the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes never been paid in the first place.

SECTION 2.16 Mitigation Obligations; Replacement of Lenders.

         (a) Mitigation of Obligations. If any Lender requests compensation under Section 2.12, or if the Borrowers are required to pay any additional amount to any Lender, the Issuing Bank or any Governmental Authority for the account of any Lender or the Issuing Bank pursuant to Section 2.15, then such Lender or the Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender or the Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Bank.

         (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.12, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and


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

delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by the Borrowers that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrowers shall have received the prior written consent of the Administrative Agent and the Collateral Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.17 Swingline Loans.

         (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25 million or (ii) the sum of the total Revolving Exposures exceeding the lesser of (A) the total Revolving Commitments minus any Line Reserve, (B) the Borrowing Base then in effect and (C) the maximum amount of Indebtedness that is permitted in
Section 4.06 of the 6.625% Senior Note Indenture as Permitted Indebtedness thereunder; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Swingline Loans.

         (b) Swingline Loans. To request a Swingline Loan, Administrative Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from Administrative Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The Administrative Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $500,000 and integral multiples of $100,000 above such amount.

         (c) Prepayment. The Borrowers shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent


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

before 12:00 (noon), New York City time on the date of repayment at the Swingline Lender's address for notices specified in the Swingline Lender's Administrative Questionnaire. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

         (d) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding; provided, however, that the Swingline Lender shall give such notice no less frequently than once in each five Business Day period while any Swingline Loans are outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided, that such payment shall not cause such Lender's Revolving Exposure to exceed such Lender's Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Administrative Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

SECTION 2.18 Letters of Credit.

         (a) General. Subject to the terms and conditions set forth herein, Administrative Borrower may request the issuance of Letters of Credit for Administrative Borrower's account or the account of any other Loan Party in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, (the Existing Letters of Credit shall be deemed to be acceptable forms), at any time and from time to time during the Revolving Availability Period (provided, that Administrative Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of any other Loan Party or an


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

obligor under and pursuant to any application for an Existing Letter of Credit). The Administrative Borrower shall be deemed to have requested that the Existing Letters of Credit listed in Part A of Schedule 1.01(a) be issued for the account of the applicable Loan Party hereunder on the date hereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrowers shall, except in the case of the Existing Letters of Credit listed on Part A of
Schedule 1.01(a), hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank). A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require. Subject to Section 2.17(b), any Letter of Credit with any expiry date one year from the date of issuance may provide for renewals of additional one year periods. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank (i) the Letter of Credit to be amended, renewed or extended; (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day); (iii) the nature of the proposed amendment, renewal or extension; and (iv) such other matters as the Issuing Bank may require. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100 million and (ii) the total Revolving Exposures shall not exceed the lesser of (A) the total Revolving Commitments minus any Line Reserve and (B) the Borrowing Base then in effect. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

         (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof,


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one year after such renewal or extension) and (y) the Letter of Credit
Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

         (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section 2.18, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if Administrative Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time, on such date, then not later than 2:00 p.m., New York City time on
(i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Administrative Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided, that Administrative Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.17 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If Borrowers fail to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Pro Rata Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the


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Borrowers pursuant to this paragraph, the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

         (f) Obligations Absolute. The obligation of the Borrowers to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.18 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and Administrative Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided, that any failure to give or


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delay in giving such notice shall not relieve any Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.18(e)).

         (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided, that, if the Borrowers fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.18, then Section 2.06(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.18 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days' prior notice to the Lenders, the Administrative Agent and the Borrowers. The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. One or more Lenders may be appointed as additional Issuing Banks in accordance with subsection (k) below. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Administrative Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Administrative Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Specified Borrowing Base Account, in the name of the Collateral Agent and for the benefit of the Secured Parties, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (g) or (h) of Article VIII. Each


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such deposit shall be held by the Collateral Agent in the Specified Borrowing
Base Account pursuant to Section 9.01, as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of such collateral hereunder pursuant to Section 2.10(b), such amount plus any accrued interest or realized profits on account of such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with Section 2.10(b) and no Default or Event of Default shall have occurred and be continuing.

         (k) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders or Affiliates thereof to act as an issuing bank under the terms of this Agreement. Any Lender or Affiliate designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender or Affiliate, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender or Affiliate in its capacity as Issuing Bank, as the context shall require. Any such Affiliate shall execute and deliver a joinder agreement provided by the Administrative Agent.

         (l) The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any


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restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

                  (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

         (m) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

SECTION 2.19 Determination of Borrowing Base.

         (a) Eligible Accounts. On any date of determination of the Borrowing Base, all of the Accounts owned by the Sales Companies and reflected in the most recent Borrowing Base Certificate delivered by the Administrative Borrower to the Collateral Agent and the Administrative Agent shall be "Eligible Accounts" for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Collateral Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of the Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in the applicable Advance Rates which have the effect of making more credit available. Eligible Accounts shall not include any of the following Accounts:

                  (i) any Account in which the Collateral Agent, on behalf of the Secured Parties, does not have a first priority and exclusive perfected Lien;

                  (ii) any Account that is not owned by a Sales Company;

                  (iii) any Account due from an Account Debtor that is not domiciled in the United States or Canada and (if not a natural Person) organized under the laws of the United States or Canada or any political subdivision thereof;

                  (iv) any Account that is payable in any currency other than Dollars;

                  (v) any Account that does not arise from the sale of goods or the performance of services by such Sales Company in the ordinary course of its business;

                  (vi) any Account that does not comply in any material respect with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

                  (vii) any Account (a) upon which a Sales Company's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied or (b) as to which a Sales Company is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or (c) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to a Sales Company's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

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

                  (viii) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

                  (ix) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for goods sold to or services rendered and accepted by the applicable Account Debtor;

                  (x) any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Collateral Agent in form and substance, has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of the Sales Company;

                  (xi) any Account that arises from a sale to any director, officer, other employee or Affiliate of any Sales Company, or to any entity that has any common officer or director with any Sales Company;

                  (xii) to the extent any Sales Company or any Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to any Sales Company or any Subsidiary but only to the extent of the potential offset;

                  (xiii) any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (xiv) any Account that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (a) any Account not paid within 90 days following its
                  original invoice date or that is more than 60 days past due according to its original terms of sale; or

                           (b) the Account Debtor obligated upon such Account
                  suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (c) a petition is filed by or against any Account
                  Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (xv) any Account that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 2.19(a);

                  (xvi) any Account as to which any of the representations or warranties in the Loan Documents are untrue;

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

                  (xvii) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (xviii) to the extent such Account exceeds any credit limit established by the Collateral Agent, in its reasonable credit judgment, following prior notice of such limit by the Collateral Agent to the Administrative Borrower;

                  (xix) that portion of any Account (a) in respect of which there has been, or should have been, established by any Sales Company a contra account, whether in respect of contractual allowances with respect to such Account, audit adjustment, anticipated discounts or otherwise, or (b) which is due from an Account Debtor to whom any Sales Company owes a trade payable, but only to the extent of such trade payable or (c) which any Sales Company knows is subject to the exercise by an Account Debtor of any right of recession, set-off, recoupment, counterclaim or defense; or

                  (xx) any Account on which the Account Debtor is a Governmental Authority, unless any Sales Company has assigned its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers.

         (b) Eligible Inventory. For purposes of this Agreement, Eligible Inventory shall exclude any Inventory to which any of the exclusionary criteria set forth below applies. The Collateral Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, the Collateral Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust the applicable Advance Rate with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of the Supermajority Revolving Lenders in the case of adjustments, new criteria, changes in the applicable Advance Rate or the elimination of Reserves which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

                  (i) the Collateral Agent, on behalf of Secured Parties, does not have a first priority and exclusive or, with respect to Inventory at a leased or subleased location otherwise meeting the eligibility requirements hereunder, superior perfected Lien on such Inventory;

                  (ii) is not located on premises in the United States or Canada;

                  (iii) (a) is stored at a location leased or subleased by a Loan Party unless the Collateral Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory Landlord Lien Waiver and Access Agreement has been delivered to the Collateral Agent, or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with respect thereto or (b) is stored with a bailee or warehouseman unless either (x) a reasonably satisfactory, acknowledged bailee or warehouseman waiver letter has been received by the Collateral Agent or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with respect thereto, or (c) is located at an owned location subject to a mortgage in favor of a lender other than the Collateral Agent unless either (x) a reasonably satisfactory mortgagee waiver or subordination has been delivered to the Collateral Agent or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with


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respect thereto; provided, however, that in no event shall Eligible Inventory include any Inventory stored at a location owned, leased or subleased by a Loan Party where the aggregate value of such Inventory is equal to or less than $250,000 unless the Collateral Agent has given its prior consent thereto;

                  (iv) is placed on consignment (other than Eligible Consignment Inventory);

                  (v) is covered by a negotiable document of title, unless such document has been delivered to the Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and the Lenders and landlords, carriers, bailees and warehousemen if clause (ii) above has been complied with;

                  (vi) is to be returned to suppliers;

                  (vii) is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

                  (viii) consists of display items, samples or packing or shipping materials, manufacturing or mining supplies, work-in-process Inventory or replacement parts or is coal or other mineral rights before extraction unless the same is either As-Extracted Collateral (as defined in the Security Agreement) or Eligible Pit Inventory;

                  (ix) is not of a type held for sale in the ordinary course of any Borrower's business;

                  (x) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

                  (xi) consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available;

                  (xii) is not covered by casualty insurance maintained as required by Section 5.04 (unless such Inventory is Coal);

                  (xiii) is Inventory purchased from another Person (other than a Borrower) which is not in the possession of a Borrower or has not been received by a Borrower or a customer of a Borrower (otherwise referred to as "brokered coal in-transit"); or

                  (xiv) is subject to any licensing arrangement the effect of which would be to limit the ability of Collateral Agent, or any Person selling the Inventory on behalf of Collateral Agent, to sell such Inventory in enforcement of the Collateral Agent's Liens, without further consent or payment to the licensor or other Person.

SECTION 2.20 Administrative Borrower.

         Each Borrower hereby designates A. T. Massey Coal Company, Inc. as its representative and agent on its behalf for the purpose of issuing Borrowing Requests and Interest Election Requests, giving instructions with respect to the


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disbursements of the proceeds of the Loans, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. Administrative Borrower hereby accepts such appointment. Administrative Agent, Collateral Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Administrative Borrower as a notice or communication from all the Borrowers. Each warranty, covenant, agreement and undertaking made on a Borrower's behalf by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. Administrative Borrower shall maintain a written record of the allocation of all proceeds of Loans between the Borrowers and shall disclose such record to the Administrative Agent upon its request.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

SECTION 3.01 Organization; Powers. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its Property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. Except as set forth on
Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect,
(ii) filings necessary to perfect Liens created under the Loan Documents and to release Liens securing the obligations repaid in the Refinancing, and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the charter, by-laws or other organizational documents of any Company or any order of any Governmental


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Authority, (c) will not violate, result in a default or require any consent or approval under any applicable law or regulation, indenture, agreement or other instrument binding upon any Company or its assets, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any Property of any Company, except Liens created under the Loan Documents and Permitted Liens.

SECTION 3.04 Financial Statements.

         (a) The Administrative Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Holdings and its Consolidated Subsidiaries (i) as of and for the fiscal years ended December 31, 2002 and October 31, 2001, audited by and accompanied by the opinion of Ernest& Young LLP, independent public accountants, and (ii) as of and for the nine-month period ended September 30, 2003 and for the comparable period of the preceding fiscal year, in each case, certified by the Chief Financial Officer of Holdings. Such financial statements have been prepared in accordance with GAAP consistently applied and present fairly and accurately the financial condition and results of operations and cash flows of Holdings and its Consolidated Subsidiaries as of such dates and for such periods. Except as set forth in such financial statements or schedules hereto, as of the Closing Date, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which if unpaid could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Senior Note Documents.

         (b) The Administrative Borrower has heretofore delivered to the Lenders Holdings' unaudited consolidated balance sheets and statements of income and cash flows as of and for the nine-month period ended September 30, 2003 and for the comparable period of the preceding fiscal year.

         (c) Since December 31, 2002, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

         (d) To the extent required by GAAP, Holdings and its Consolidated Subsidiaries maintain adequate reserves for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining operations and (iv) future costs associated with other potential environmental liabilities.

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SECTION 3.05 Properties.

         (a) Each Company has good title to, or valid leasehold interests in, all its Property material to its business, except for minor irregularities or deficiencies in title that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on its ability to conduct its business as currently conducted or to utilize such Property for its intended purpose. Title to all such Property held by such Company is free and clear of all Liens except for Permitted Liens. The Property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) (except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Effect) and (ii) constitutes all the Property which is required for the business and operations of the Companies as presently conducted.

         (b) Schedule 3.05(b) lists substantially and in all material respects each interest in Real Property owned by any Company as of the date hereof and describes the type of interest therein held by such Company. Schedule 3.05(b) lists substantially and in all material respects each Real Property leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Company, whether such lease or sublease is a Mining Lease or Prep Plant Lease. Schedule 3.05(b) lists all locations at which any Company has any Collateral on consignment and the name and contact information of each consignee.

         (c) Each Company owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Company know of any valid basis for any such claim. The use of such Intellectual Property by each Company does not infringe the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (d) No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of the Collateral.

SECTION 3.06 Equity Interests and Subsidiaries.

         (a) Schedule 3.06(a) sets forth a list of (i) all the Subsidiaries and their jurisdiction of organization as of the Closing Date and (ii) the number of shares of each class of its Equity Interests authorized, and the number outstanding (and the record holder of such Equity Interests), on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Company (other than Holdings) are duly and validly issued and are fully paid and non-assessable and are owned by Holdings or a Borrower, directly or indirectly through Wholly Owned Subsidiaries and all Equity Interests of the Borrowers (other than Administrative Borrower) are owned directly by the Administrative Borrower and all Equity Interests of Administrative Borrower are owned directly by Holdings. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens,


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rights or claims of other Persons, except the security interest created by the
Security Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

         (b) No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder (other than any shareholder consent obtained prior to the Closing Date) or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.

         (c) An accurate organization chart, showing the ownership structure of Holdings and each Subsidiary on the Closing Date, and after giving effect to the Transaction, is set forth on Schedule 3.06(c).

SECTION 3.07 Litigation; Compliance with Laws.

         (a) There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, Property or rights of any Company as to which there is a reasonable probability of an adverse determination other than those that, in the aggregate, if adversely determined, could not reasonably be expected to result in a Material Adverse Effect.

         (b) Except for matters covered by Section 3.17, no Company or any of its Property is in violation of, nor will the continued operation of their Property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits or any Mining Laws) or any restrictions of record or agreements affecting the Real Property or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Agreements.

         (a) No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its Property are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

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         (c) Schedule 3.08(c) accurately and completely lists all Material
Agreements (other than leases of Real Property set forth on Schedule 3.05(b) and the Coal Supply Agreements, Mining Leases and Prep Plant Leases set forth on
Schedule 3.21) to which any Company is a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and the Borrowers have, upon request, delivered or have otherwise made available to the Administrative Agent and the Collateral Agent complete and correct copies of all such Material Agreements, including any amendments, supplements or modifications with respect thereto.

SECTION 3.09 Federal Reserve Regulations.

         (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Security Agreement Collateral pursuant to the Security Agreement does not violate such regulations.

SECTION 3.10 Investment Company Act; Public Utility Holding Company Act. No Company is (a) an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

SECTION 3.11 Use of Proceeds. The Borrowers will use the proceeds of the Revolving Loans to effect the Refinancing and on and after the Closing Date will use the proceeds of the Revolving Loans and the issuances of Letters of Credit for general corporate purposes of the Loan Parties and other purposes consistent with the liabilities associated with their businesses.

SECTION 3.12 Taxes. Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material, state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and has (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes
(i) that are being contested in good faith by appropriate proceedings and for which such Company shall have set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate, have a Material Adverse Effect; provided, that any such contest of Taxes with respect to Collateral shall also satisfy the Contested Collateral Lien Conditions. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.13 No Material Misstatements. None of any information (whether written or oral), report, financial statement, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum) contained,


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contains or will contain any material misstatement of fact or omission, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Loan Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.14 Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

SECTION 3.15 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and the issuance of each Letter of Credit and after giving effect to the application of the proceeds of each Loan taking into account, and giving full effect to, rights of contribution against or reimbursement from other Loan Parties under the Contribution, Incentive and Offset Agreement or applicable law, (a) the fair value of the assets of the Consolidated Companies and each Borrower individually will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the Property of the Consolidated Companies and each Borrower individually will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Consolidated Companies and each Borrower individually will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Consolidated Companies and each Borrower individually will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. In determining the foregoing, the amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

SECTION 3.16 Employee Benefit Plans. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except for


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any noncompliance that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Lien on the Collateral or result in a Lien on the assets of a Company that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 3.16, using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17 Environmental Matters.

         (a) Except as set forth in Schedule 3.17 or except as, in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect:

                  (1) The Companies and their businesses, operations and Real Property are and in the last six years have been in compliance with, and the Companies have no liability under, Environmental Law;

                  (2) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their assets, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years;

                  (3) There has been no Release, threatened Release of Hazardous Material or any conditions existing on, at, under or from any Real Property or facility presently or, to the knowledge of the Companies, formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability of the Companies under Environmental Law;

                  (4) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or, to the knowledge of the Companies, formerly owned, leased or operated by the Companies or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

                  (5) To the knowledge of the Companies, no Person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

         (b) Except as set forth in Schedule 3.17:

                  (1) Except for matters that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Company is


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obligated to perform any action or otherwise incur any expense under
Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

                  (2) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including, without limitation, any such list relating to petroleum releases;

                  (3) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or assets of the Companies;

                  (4) Except for matters that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Environmental Real Property Disclosure Requirements or any other Environmental Law; and

                  (5) The Companies have made available to Lenders all material reports and assessments in the possession, custody or control of, or otherwise prepared for any of the Companies concerning compliance with or liability under Environmental Law including, without limitation, those concerning the existence of Hazardous Material at real Property or facilities currently or formerly owned, operated, leased or used by the Companies.

SECTION 3.18 Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by each Company as of the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. Each Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19 Security Documents.

         (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and
(ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Lien created by the Security Agreement shall constitute a fully perfected Lien on, and security


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interest in, all right, title and interest of the grantors thereunder in the
Security Agreement Collateral (other than the Intellectual Property (as defined in the Security Agreement), in each case subject to no Liens other than Permitted Liens.

         (b) When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Lien created by such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in such Security Agreement), in each case subject to no Liens other than Permitted Liens.

         (c) [Intentionally Omitted].

         (d) Each Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

SECTION 3.20 Coal Act; Black Lung Act. Each Loan Party and each of its "related persons" (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and no Loan Party or any of its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to have a Material Adverse Effect. Each Loan Party is in compliance in all material respects with the Black Lung Act, and no Loan Party has any liability under the Black Lung Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21 Coal Supply Agreements, Mining Leases and Prep Plant Leases.
Schedule 3.21 sets forth a complete and accurate list of each Coal Supply Agreement, substantially all of the Mining Leases (but, in any event sets forth each Mining Lease that is a Material Agreement) and each Prep Plant Lease to which any Loan Party is a party as of the Closing Date, including the counterparty to each agreement. As of the Closing Date, each such Coal Supply Agreement, Mining Lease and Prep Plant Lease is in full force and effect, except to the extent that the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.22 Location of Material Inventory. Schedule 3.22 sets forth all locations in the United States where the aggregate value of Inventory owned by


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the Loan Parties exceeds $250,000 except for any Coal that has not been extracted from a Mine.

SECTION 3.23 Accuracy of Borrowing Base. At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, each Account and each item of Inventory included in the calculation of the Borrowing Base satisfies all of the criteria stated herein (or of which a Responsible Officer of the Administrative Borrower has hereafter been notified by Collateral Agent in writing (including electronic form) under Section 2.19) to be an Eligible Account and an item of Eligible Inventory, respectively.

SECTION 3.24 Post-Audit Asset Dispositions. As of the Closing Date, each Borrower and the other Loan Parties have not disposed of assets (other than Inventory sold in the ordinary course of their business) which are set forth in the Inventory Appraisal and which have an aggregate fair market value of more than $250,000.

SECTION 3.25 Holdings; Unrestricted Subsidiaries.

         (a) Holdings does not (i) engage in any active trade or business, or
(ii) own any material assets (other than Equity Interests which are pledged to the Collateral Agent on the Closing Date).

         (b) No Unrestricted Subsidiary (other than the Joint Venture Subsidiary) (i) has assets with an aggregate book value in excess of $25,000,
(ii) has any liabilities (other than for the Obligations and the Indebtedness under the Senior Note Documents) in an aggregate amount that exceeds $25,000 or
(iii) engages in any trade or business.

         (c) Except for the Mining Companies, no other Company is engaged in the business of producing coal from reserves owned or leased by the Consolidated Companies. No Mining Company is engaged in the coal sales business except with and through the Sales Companies.

SECTION 3.26 [Intentionally Omitted]

SECTION 3.27 Surety Bonds. All surety, reclamation and similar bonds required to be maintained by any Loan Party under any Requirement of Law, including any Mining Law, or any obligation under any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument which such Person or its Property is bound are in full force and effect and were not and will not be terminated, suspended, revoked or otherwise adversely affected by virtue of the execution and delivery of the Loan Documents and the funding of the Transactions thereunder; provided that (i) self-bonding permitted under Requirements of Law prior to the Closing Date may be required to be replaced following the Closing Date with surety bonds, (ii) the cost of such bonds may be increased and (iii) certain of such bonds may be terminated, suspended or revoked, provided that, taken together, the events specified in clauses (i), (ii) and (iii) above would not reasonably be expected to have a Material Adverse Effect. All required guarantees of, and letters of credit with respect to, such surety, reclamation and similar bonds are in full force and effect except where such failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.28 Specified Tax Sharing Agreement. To the best knowledge of any Responsible Officer of Holdings or any Borrower, no Loan Party has taken, nor as of the Closing Date has any plan or intention to take, any action which is


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inconsistent with any material factual statements or representations in the private letter ruling issued by the Internal Revenue Service on November 15, 2000 (the "Private Letter Ruling") with respect to the Transactions (as defined in the Specified Tax Sharing Agreement).



                                   ARTICLE IV.

                         CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01 Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension (including, without limitation, issuance of any applicable Letters of Credit) requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

         (a) Loan Documents. All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to counsel for the Administrative Agent an executed counterpart of each of the Loan Documents, including this Agreement, the Security Agreement, the Perfection Certificate and each other applicable Loan Document.

         (b) Corporate Documents. The Administrative Agent shall have received:

                  (i) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation or other constitutive documents, including all amendments thereto certified as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party and, if applicable, any shareholder of such Loan Party, authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate in this clause
(i);

                  (ii) satisfactory evidence as to the good standing of each Loan Party as of a date acceptable to the Administrative Agent, from such Secretary of State; and

                  (iii) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

         (c) Officers' Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the Chief Financial Officer


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of Holdings, confirming compliance with the conditions precedent set forth in
Section 4.01 and paragraphs (b), (c), (d) and (e) of Section 4.02.

         (d) Financings and Other Transactions, Etc. The Refinancing shall have been consummated in full to the satisfaction of the Lenders with all liens granted pursuant to the securitization transaction documents being unconditionally released or unconditionally committed to be released; the Administrative Agent shall have received a "pay-off" letter or transfer agreement transferring all receivables and other related rights from the purchasers to Massey Receivables Corporation and a subsequent transfer of such receivables and related rights to the originators of such receivables and related rights with respect to all obligations being refinanced in the Refinancing; the Administrative Agent shall have received from any Person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of any blocked accounts and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt. The Administrative Agent shall have received a copy of the November 10, 2003 payoff letter relating to the CitiBank Facility under which Citicorp North America, Inc., unconditionally commits to release all Liens created under the CitiBank Facility, including filing of UCC termination statements and the delivery to the Collateral Agent (at the direction of the Administrative Agent) of all stock certificates, instruments, promissory notes and other collateral held in its possession (and all such release documents shall be, in each case, in form and substance reasonably satisfactory to the Administrative Agent) and the Administrative Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of the receipt by Citicorp North America, Inc. of the payment required to give rise to the aforementioned commitment to release all Liens.

         (e) Financial Statements; Balance Sheet; Projections. The Lenders shall have received and shall be satisfied with the form and substance of the financial statements described in Section 3.04 and the financial performance of Holdings and its Subsidiaries for the three-year period following the Closing Date (including a detailed quarterly forecast for no less than the period ended December 31, 2004).

         (f) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness for borrowed money, preferred stock or minority interests other than (i) the Loans and extensions of credit hereunder,
(ii) the Senior Notes, (iii) $16.2 million of Capital Lease Obligations and the other Indebtedness listed on Schedule 6.01, and (iv) Indebtedness owed to any Borrower or any Guarantor.

         (g) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of (i) Hunton & Williams, special counsel for the Loan Parties, substantially to the effect set forth in Exhibit K-1, (ii) Kymberly T. Wellons, Senior Corporate Counsel of Holdings as Kentucky counsel for the Loan Parties, substantially to the effect set forth in Exhibit K-2,
(iii) M. Shane Harvey, Senior Corporate Counsel and Assistant Secretary of Holdings, as West Virginia Counsel to the Loan Parties, substantially to the effect set forth in Exhibit K-3, (iv) Thomas J. Dostart, Vice President, General Counsel and Secretary of Holdings, substantially to the effect set forth in Exhibit K-4 and (v) Stikeman Elliot LLP, special Canadian counsel to the


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

Administrative Agent and the Collateral Agent, substantially to the effect as set forth on Exhibit K-5 in each case (A) dated the Closing Date, (B) addressed to the Agents, the Arranger, the Issuing Bank and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

         (h) Other Reports. (i) The Lenders shall have received all reports and opinions of appraisers, consultants or other advisors retained by it to review the business, operation or condition of Holdings and the other Companies giving effect to the Transactions, and shall be satisfied with such reports and opinions, including, without limitation, the Inventory Appraisal.

                  (ii) The Administrative Agent shall have received a solvency certificate in the form of Exhibit M, dated the Closing Date and signed by the Chief Financial Officer of Holdings.

         (i) Requirements of Law. The Lenders shall be satisfied that the Transactions shall be in full compliance with all material Requirements of Law, including without limitation Regulations T, U and X of the Board. The Lenders shall have received satisfactory evidence of the Loan Parties' compliance in all material respects with all applicable Requirements of Law, including all applicable environmental laws and regulations.

         (j) Consents. The Lenders shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

         (k) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, pending or threatened against any Company as to which there is reasonable probability of an adverse determination, other than those, that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Holdings, Borrower and the Subsidiaries to fully and timely perform their respective obligations under the Loan Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

         (l) Sources and Uses. The sources and uses of the Loans shall be as set forth in Section 3.11.

         (m) Fees. The Arranger, Collateral Agent and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the legal fees and expenses of Latham & Watkins, LLP, special counsel to the Administrative Agent and Hahn & Hessen, LLP, special counsel to the Collateral Agent, and the fees and expenses of any local counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

         (n) Personal Property Requirements. The Collateral Agent shall have received:

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                  (i) all certificates, agreements or instruments representing or evidencing the Pledged Equity Interests and the Pledged Notes (each as defined in the Security Agreement) accompanied by instruments of transfer and stock powers endorsed in blank shall have been delivered to the Collateral Agent;

                  (ii) all other certificates, agreements, including control agreements, or instruments necessary to perfect the Collateral Agent's security interest in all Chattel Paper, all Instruments, all deposit accounts and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement and to the extent required by Section 3.3 of the Security Agreement);

                  (iii) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent, Trademark and Copyright offices and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and, with respect to all UCC Financing Statements required to be filed pursuant to the Loan Documents. The Borrowers hereby acknowledge and agree that, at the Borrowers' sole cost and expense, the Administrative Agent, in its sole discretion, shall select a service provider for the tracking of all such financing statements and for providing notification to the Administrative Agent and the Collateral Agent of, among other things, the upcoming lapse or expiration thereof.

                  (iv) certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than those relating to Liens acceptable to the Collateral Agent) and those relating to the Liens to be released or terminated on the Closing Date) and a UCC insurance policy in favor of the Collateral Agent insuring the proper creation, perfection and priority of the Lien of the Security Documents as it relates to "as extracted" Coal Inventory comprising part of the part of the Collateral in form and substance satisfactory to the Collateral Agent;

                  (v) with respect to each Real Property location set forth on
Schedule 4.01(n), a Landlord Lien Waiver and Access Agreement or applicable consignment letter agreement or other applicable bailee or warehouseman agreements in form and substance satisfactory to the Administrative Agent and the Collateral Agent, except for those Real Property locations for which, after and despite use of commercially reasonable efforts by the Borrowers, a Landlord Lien Waiver and Access Agreement or applicable consignment letter agreement was not obtained; it being agreed and understood that for any such location, an appropriate Reserve as set forth in the definition of "Eligible Inventory" may be established by the Collateral Agent; and

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                  (vi) evidence acceptable to the Collateral Agent of payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

         (o) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

         (p) Initial Borrowing Base Certificate. The Collateral Agent and the Administrative Agent shall have received a Borrowing Base Certificate, dated as of the Closing Date.

         (q) Take-Over Audit. Within five (5) days prior to the Closing Date, the Collateral Agent's staff shall have conducted a supplemental "take-over audit" which supports and confirms (i) the calculation of the initial Borrowing Base and Excess Availability, (ii) no material change in the procedures since the delivery of the Inventory Appraisal, (iii) no material change in sales, Inventory turn or the level of Inventory since the delivery of the Inventory Appraisal and (iv) the accuracy in all material respects of all representations and warranties set forth herein.

         (r) Cash Management. The Collateral Agent and the Administrative Agent shall have reviewed and approved the Companies' cash management system and shall have received executed control agreements in form and substance satisfactory to Collateral Agent with respect to funds or investments maintained in all applicable accounts (except with respect to payroll deposit accounts, trust deposit accounts, withholding tax, employee benefit and other fiduciary deposit accounts and local cash deposit accounts the thirty day average daily balance of which accounts does not exceed $1.0 million in the aggregate as of any date of determination).

         (s) Minimum Excess Availability. Following the initial Credit Extension on the Closing Date, Excess Availability shall be no less than $50 million.

SECTION 4.02 Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

         (a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.17(b).

         (b) No Default. Each Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein, including, without limitation, all provisions related to the Borrowing Base, and in each other Loan Document on its part to be observed or performed,


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and, at the time of and immediately after such Credit Extension, no Default shall have occurred and be continuing on such date or after giving effect to the Credit Extension requested to be made on such date.

         (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (d) No Material Adverse Effect. There has been no event, condition and/or contingency that has had or is reasonable likely to have a Material Adverse Effect.

         (e) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it or the Issuing Bank from issuing any Letters of Credit. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans or issuances of Letters of Credit hereunder.

Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by the Borrowers of the proceeds of such Credit Extension (including, without limitation, the Existing Letters of Credit) shall constitute a representation and warranty by each Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied. Each Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.08) as the Administrative Agent may reasonably request to confirm that the conditions in this Section 4.02 have been satisfied.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

SECTION 5.01 Financial Statements, Reports, etc. In the case of Holdings and the Borrowers, furnish to the Administrative Agent, the Collateral Agent and each
Lender:

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         (a) Annual Reports. Within 90 days after the end of each fiscal year
(but no later than ten days after the date on which Holdings is required to file a Form 10-K under the Exchange Act), (i) the consolidated balance sheet of Holdings as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by an opinion of Ernst & Young LLP or other independent public accountants of recognized national standing satisfactory to the Administrative Agent or one of the "Big 3" accounting firms (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Consolidated Companies as of the end of and for such fiscal year in accordance with GAAP consistently applied, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidated basis, the financial condition, results of operations and cash flows of the Consolidated Companies as of the end of and for such fiscal year, as compared to the Consolidated Companies' financial condition, results of operations and cash flows as of the end of and for the previous fiscal year and its budgeted results of operations and cash flows compared to projections as provided pursuant to Section 5.01(h), and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year;

         (b) Quarterly Reports. Within 50 days after the end of each of the first three fiscal quarters of each fiscal year (but no later than ten days after the date on which Holdings is required to file a Form 10-Q under the Exchange Act), (i) the consolidated balance sheet of Holdings as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Consolidated Companies as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in paragraph (a) if this Section 5.01(b), subject to normal year-end audit adjustments, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidated basis, the financial condition, results of operations and cash flows of the Consolidated Companies as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to the Consolidated Companies' financial condition, results of operations and cash flows for the comparable periods in the previous fiscal year compared to projections as provided pursuant to Section 5.01(h), and
(iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;

         (c) Monthly Reports. Within 30 days after the end of the each month, a consolidating balance sheet for each of the Borrowers as of the end of the prior month and, upon the request of the Administrative Agent or the Collateral Agent, the related consolidating statements of income of the Borrowers for such month and for the then elapsed portion of the calendar year, each balance sheet being in substantially the form attached hereto as Exhibit O (or in the form of the


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EXCEL spreadsheet previously approved by the Collateral Agent) and accompanied by a certificate of a Financial Officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidating results of operations of the Borrowers as of the date and for the periods specified in such financial statements;

         (d) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of Holdings certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a Compliance Certificate; and (iii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

         (e) Financial Officer's Certificate Regarding Collateral. Concurrently with any delivery of financial statements under paragraph (a) above, a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate or Supplement;

         (f) Public Reports. Promptly after the same become publicly available, electronic copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

         (g) Management Letters. Promptly after the receipt thereof by any Company, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto;

         (h) Budgets. No later than 30 days prior to the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent and the Collateral Agent (including consolidated budgeted statements of income and sources and uses of cash and balance sheets) prepared by Holdings, for (i) each fiscal quarter of such fiscal year prepared in detail and (ii) each of the four years immediately following such fiscal year prepared in summary form, in each case, of the Consolidated Companies, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Holdings to the effect that the budget of Holdings and each Borrower, respectively, is a reasonable estimate for the period covered thereby;

         (i) Annual Meetings with Lenders. Within 120 days after the close of each fiscal year of Holdings, Holdings and the Administrative Borrower shall, at the request of the Administrative Agent or Required Lenders, hold a meeting (at


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a mutually agreeable location and time) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies;

         (j) Borrowing Base Forecast. Concurrently with the delivery of the budgets under paragraph (h), a forecast with respect to the projected Borrowing Base and Excess Availability for the next succeeding four fiscal quarters in form and detail reasonably satisfactory to the Collateral Agent; and

         (k) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02 Litigation and Other Notices. Furnish to the Administrative Agent, the Collateral Agent and each Lender written notice of the following promptly after a Responsible Officer of any Loan Party or any lawyer of any Loan Party's in-house legal staff has knowledge thereof:

         (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

         (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

         (c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

         (d) the occurrence of a Casualty Event with respect to Collateral or with respect to any other Property if such occurrence could reasonably be expected to result in a Material Adverse Effect;

         (e) (i) the incurrence of any material Lien (other than Permitted Liens) on, or claim asserted against any of the Collateral or (ii) the occurrence of any other event which could reasonably be expected materially and adversely affect the value of the Collateral;

         (f) any threatened indictment by any Governmental Authority of any Loan Party, as to which any Loan Party receives or notice, under any criminal statute against any Loan Party pursuant to which statute the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $1 million or (ii) any other Property of any Loan Party which is necessary or material to the conduct of its business if the forfeiture thereof could reasonably be expected to occur and have a Material Adverse Effect; and

         (g) any receipt by any Loan Party of a notice of termination of any Material Agreement or the occurrence of any event or condition which would, with the passage of time or the giving of notice or both, permit the termination of any Material Agreements.

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SECTION 5.03 Existence; Businesses and Properties.

         (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or, in the case of any Unrestricted Subsidiary or any other Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; except than any Subsidiary of Holdings (other than a Borrower) which is inactive or dormant (meaning that on the date of determination and on a consolidated basis with its Subsidiaries, it has assets with an aggregate fair market value of less than $100,000) may be dissolved, provided that if such other Subsidiary is a Loan Party, all assets distributed upon dissolution, shall be distributed to another Loan Party.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases, Mining Leases, Prep Plant Lease, and Coal Supply Agreements, maintain Coal Reserves, or the right to acquire Coal from third parties sufficient to fill the requirements under all Coal Supply Agreements; and at all times maintain and preserve all Property material to the conduct of such business and keep such Property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in each case in accordance with generally accepted mining practices and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, that nothing in this Section 5.03(b) shall prevent (i) sales of assets, consolidations or mergers by or involving any Company in accordance with Section 6.05; (ii) the failure of any Company to qualify or the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, tradenames, copyrights or patents that such Person reasonably determines are not useful to its business.

SECTION 5.04 Insurance. Keep its insurable Property adequately insured at all times by financially sound and reputable insurers (provided, that the Borrowers shall not be deemed to breach this provision if, after its insurer becomes unsound or irreputable, the Borrowers promptly and diligently obtains adequate insurance from an alternative carrier); and maintain such other insurance, in each case, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, and maintain


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such other insurance as may be required by law or as Collateral Agent or
Administrative Agent may reasonably request (provided that any such request is accompanied by a insurance broker's statement that such insurance is available at commercially reasonable rates); and, with respect to the Collateral, otherwise maintain all insurance coverage required under each applicable Security Document, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Collateral Agent, it being agreed that the levels of insurance in place on the Closing Date, absent a material change in the Property of the Loan Parties, shall be satisfactory to the Administrative Agent and the Collateral Agent so long as appropriate steps are taken to assure that such insurance coverage is also obtained for any future Subsidiaries other than Unrestricted Subsidiaries.

(a) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, and (ii) name the Collateral Agent as mortgagee (in the case of Property insurance) or additional insured (in the case of liability insurance) or loss payee (in the case of casualty insurance), as applicable.

(b) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

SECTION 5.05 Taxes.

         (a) Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default, except amounts that in the aggregate do not exceed $500,000 at any time, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and, in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions.

         (b) Timely and correctly file all material Tax Returns required to be filed by it.

SECTION 5.06 Employee Benefits.

         (a) With respect to each Plan, comply in all material respects with the applicable provisions of ERISA and the Code except to the extent the failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

         (b) With respect to each Plan, furnish to the Administrative Agent (x) promptly after, and in any event within 20 days after any Responsible Officer of the Companies or their ERISA Affiliates or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or their ERISA Affiliates in an aggregate amount exceeding $1 million or the imposition of a Lien, a statement of a Financial Officer of Holdings

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setting forth details as to such ERISA Event and the action, if any, that the
Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Keep proper records of intercompany accounts with full, true and correct entries reflecting all payments received and paid (including, without limitation, funds received by any Borrower or Holdings from swept deposit accounts of the other Companies and any funds received from any Borrower). Each Company will permit any representatives designated by the Administrative Agent and the Collateral Agent or any Lender to visit and inspect the financial records and the Property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent, the Collateral Agent or any Lender to discuss the affairs, finances and condition of any Company with the officers thereof and independent accountants therefor; provided, however, that no more than three such audits and inspections shall occur in any fiscal year unless an Event of Default has occurred and is continuing.

SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.11.

SECTION 5.09 Compliance with Environmental Laws; Environmental Reports.

         (a) Comply, and cause all lessees and other Persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct any Response in accordance with Environmental Laws; provided, that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

         (b) If a Default caused by reason of a breach of Section 3.17 or 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the


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Borrowers, an environmental assessment report regarding the matters which are the subject of such Default, including where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and in the form and substance reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

SECTION 5.10 Mining.
         (a) Take all commercially reasonably efforts to ensure that all of its tenants, subtenants, contractors, subcontractors and invitees comply in all material respects with all applicable Mining Laws, and obtain, comply in all respects with and maintain any and all Mining Permits, applicable to any of them in each case to the extent noncompliance could reasonably be expected to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, all remedial, removal or other actions in each case required under applicable Mining Laws and promptly comply in all respects with all lawful orders and directives of all Government Authorities regarding applicable Mining Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency would not be reasonably expected to have a Material Adverse Effect.

SECTION 5.11 Additional Collateral; Additional Guarantors.

         (a) Subject to this Section 5.11, with respect to any Property now owned or acquired after the Closing Date by the Borrowers or any other Loan Party that is intended to be or become Collateral subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Property described in paragraph (b) of this subsection) promptly (and in any event within 30 days after the acquisition thereof provided Collateral Agent has provided all joinder agreements to the applicable Security Documents necessary for the Loan Parties to comply herewith): (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such Property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Each Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties or assets.

         (b) With respect to any Person that is or becomes a Wholly Owned Subsidiary (other than any Foreign Subsidiary that is not a direct Subsidiary of a Loan Party) promptly (and in any event within 30 days after such Person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing the Equity Interests of such Subsidiary (provided, that with


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respect to any first-tier Foreign Subsidiary of Holdings or any of its
Subsidiaries organized in a State of the United States, in no event shall more than 66% of the Equity Interests of any Foreign Subsidiary be subject to any Lien or pledged under any Security Document if such pledge would have a material adverse tax impact on Holdings or any of its Subsidiaries (determined at the reasonable discretion of the Administrative Agent)), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of such Subsidiary's parent, as the case may be, and (ii) cause such new Subsidiary (other than any Foreign Subsidiary if such pledge would have a material adverse tax impact on Holdings or any of its Subsidiaries (determined at the reasonable discretion of the Administrative Agent) (A) to execute a Joinder Agreement or such comparable documentation and a joinder agreement to the Security Agreement in the form annexed thereto which is in form and substance reasonably satisfactory to the Administrative Agent, and
(B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. If any such new Subsidiary is engaged in the business of coal production or coal sales (other than the sale of coal for export or home use), such Joinder Agreement shall provide, among other things, for the joinder of such new Subsidiary as an additional Borrower and, as appropriate, as an additional Mining Company, Land Company or Sales Company and shall otherwise be in form and substance satisfactory to the Administrative Agent.

         (c) If at any time any one or more Wholly-Owned Subsidiaries in the aggregate (other than any Foreign Subsidiary of Holdings or any of its Subsidiaries that is not a "first-tier" Foreign Subsidiary) not otherwise subject to Section 5.11(b) have assets having either a book value or fair market value in excess of $10.0 million, then the Borrowers shall, and shall cause one or more of such Subsidiaries to, comply with Section 5.11(b) within the time frames set forth in such subsection so that no one or more such Subsidiaries in the aggregate hold assets having either a book value or fair market value in excess of $10.0 million .

SECTION 5.12 Security Interests; Further Assurances. Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrowers' expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third Persons other than the holders of Prior Liens and subject to no other Liens except as permitted by the applicable Security Document, or use commercially reasonably efforts to obtain any consents and agreements with consignees or bailee or warehouseman agreements, including, without limitation, landlord or similar lien waivers and consents, as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative


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Agent, the Collateral Agent or the Lenders of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or the Lenders may be so required to obtain.

SECTION 5.13 Information Regarding Collateral.

         (a) Furnish to the Administrative Agent and the Collateral Agent 30 days prior written notice (in the form of an officer's certificate), clearly describing any of the following changes (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral (including any locations at which Collateral on consignment is located) owned by it is located (including the establishment of any such new office or facility or new consignment location), (iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or its Organizational Identification Number from its jurisdiction of organization or (v) in any Loan Party's jurisdiction of organization. The Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrowers agree to provide to the Collateral Agent such other information in connection with such changes as the Collateral Agent may reasonably request. The Borrowers also agree promptly to notify the Administrative Agent and the Collateral Agent if any material portion of the Collateral is subject to a Casualty Event.

         (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, deliver to the Administrative Agent and the Collateral Agent a certificate of a Financial Officer and the chief legal officer of Holding (i) setting forth any changes to the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.13(b) and (ii) certifying that neither Holdings nor any of its Subsidiaries have taken any actions (and are not aware of any actions so taken) to terminate any UCC Financing Statements (including fixture filings and filings with respect to "As-Extracted Collateral" (as defined in the Security Agreement), as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.14 Post-Closing Collateral Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 5.14, in each case within the time limits specified on such schedule.

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SECTION 5.15 Borrowing Base-Related Reports. The Administrative Borrower shall deliver or cause to be delivered (at the expense of the Borrowers) to the Collateral Agent and the Administrative Agent and, if requested, the Lenders, the following:

         (a) in no event less frequently than 20 days after the end of each month for the month most recently ended, a Borrowing Base Certificate from the Administrative Borrower accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable credit judgment, including, without limitation the amount applicable to payables and held checks referenced in clause (c) and (d) of the definition of "Excess Availability" and the information necessary to calculate the Borrowing Base Limitation Amount;

         (b) upon request by the Collateral Agent, and in no event less frequently than 30 days after the end of (i) each month, a monthly trial balance showing Accounts outstanding aged from statement date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by a comparison to the prior month's trial balance and such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable credit judgment and
(ii) each month, a summary of Inventory by location and type accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable credit judgment (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date);

         (c) on the date any Borrowing Base Certificate is delivered pursuant to
Section 5.15(a) or at such more frequent intervals as the Collateral Agent may request from time to time in its reasonable credit judgment (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a report with respect to the Borrowers, including all additions and reductions (cash and non-cash) with respect to Intercompany Indebtedness of the Borrowers, accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable credit judgment;

         (d) at the time of delivery of each of the financial statements delivered pursuant to Sections 5.01(a) and (b);

                  (i) a reconciliation of the Accounts trial balance and quarter-end Inventory reports of the Borrowers to the general ledger of such Loan Party, in each case, accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable credit judgment; and

                  (ii) a list of any application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Loan Party has filed in the prior fiscal quarter.

         (e) at the time of delivery of the financial statements referred to in
Section 5.01(a), an Inventory Appraisal to be conducted by an appraiser satisfactory to the Collateral Agent, and in form, scope and substance, substantially the same as the Inventory Appraisal delivered on or about the Closing Date and, otherwise reasonably satisfactory to the Collateral Agent and Administrative Agent;

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         (f) not later than thirty (30) days after the end of each calendar month (or more frequently as reasonably requested by the Collateral Agent in its reasonable credit judgment), a schedule of all Hedging Agreements, including notional amounts and a statement setting forth in reasonable detail the amount the applicable Loan Party owes counterparties to Hedging Agreements based on a mark-to-market analysis as of the last Business Day of the previous calendar month (or if not available, the nearest prior Business Day for which such evaluation is available); and

         (g) such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Loan Parties as the Collateral Agent shall from time to time request in its reasonable credit judgment.

The delivery of each certificate and report or any other information delivered pursuant to this Section 5.15 shall constitute a representation and warranty by the Borrowers that the statements and information contained therein are true and correct in all material respects on and as of such date.

SECTION 5.16 Securitization Company. Holdings and the Borrowers shall cause Massey Receivables Corporation to merge with and into a Loan Party, with such Loan Party as the surviving entity or dissolve on or before February 28, 2004 and, shall deliver to the Administrative Agent evidence thereof and evidence that any outstanding accounts receivables shall have been transferred back to the originators of such accounts receivable no later than three Business Days after the Closing Date (it being agreed and understood that such accounts receivable shall not be deemed Eligible Accounts until such transfer is accomplished and evidence thereof has been received by the Administrative Agent).

SECTION 5.17 Adequate Reserves. To the extent required by GAAP, maintain adequate reserves for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining operations and (iv) future costs associated with other potential environmental liabilities.

SECTION 5.18 Limitations on Designation of Unrestricted Subsidiaries. Holdings may designate any Subsidiary of Holdings as an "Unrestricted Subsidiary" under this Agreement and otherwise in accordance with the 6.625% Senior Note Documents (a "Designation") only if:

          (i) no Default shall have occurred and be continuing after giving effect to such Designation; and

          (ii) Holdings would be permitted to make an Investment in an amount (the "Designation Amount") equal to the fair market value of Holdings' proportionate interest in such Subsidiary on such date.

         No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

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          (A)  has no Indebtedness other than Non-Recourse Debt;

          (B) is not party to any agreement, contract, arrangement or understanding with Holdings or any Subsidiary that is not an Unrestricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Holdings or the Subsidiary that is not an Unrestricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

          (C) is a Person with respect to which neither Holdings nor any Subsidiary that is not an Unrestricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

          (E) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any Subsidiary that is not an Unrestricted Subsidiary, except for any guarantee given solely to support the pledge by Holdings or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to Holdings or any Subsidiary that is not an Unrestricted Subsidiary, and except to the extent the amount thereof Payment is permitted pursuant to
               Section 6.02.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Subsidiary that is not an Unrestricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under Section 6.01 or the Lien is not permitted under the covenant described under Section 6.02 Holdings shall be in default of the applicable covenant.

         Holdings may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

          (x) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (y) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Agreement.

         All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of Holdings delivered to the Administrative Agent certifying compliance with the foregoing provisions.

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                                  ARTICLE VI.

                               NEGATIVE COVENANTS

         Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

SECTION 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

         (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

         (b) (i) Indebtedness actually outstanding on the Closing Date and listed on Schedule 6.01(b), including, without limitation, the Senior Notes, or
(ii) refinancings or renewals thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal remaining weighted average life than the Indebtedness being renewed or refinanced and (C) except for any refinancing of the 6.95% Senior Notes, the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced;

         (c) Indebtedness of any Company under non-speculative Interest Rate Protection Agreements which may be entered into from time to time by any Company and which such Company in good faith believes will assist in managing the exposure to fluctuations in interest rates;

         (d) Indebtedness under Hedging Agreements (other than Interest Rate Protection Agreements) entered into from time to time by any Company in accordance with Section 6.04(c);

         (e) to the extent recorded in the Companies' intercompany account ledgers, Intercompany Indebtedness of the Companies outstanding and, in the case of the Loan Parties, to the extent permitted by Section 6.04(d);

         (f) Indebtedness of the Borrowers and their Subsidiaries organized in a State within the United States in respect of Purchase Money Obligations and Capital Lease Obligations and refinancings or renewals thereof (other than refinancings funded with intercompany advances), in an aggregate amount (exclusive of Capital Lease Obligations and Purchase Money Obligations arising from any conversion of operating leases existing on December 1, 2003 to Capitalized Lease Obligations or Purchase Money Obligations) not to exceed 10% of Consolidated Net Tangible Assets; provided that such Indebtedness is incurred


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for the purpose of acquiring fixed and/or capital assets, including plant, property and equipment, and all development costs, prepaid royalties, coal sales contracts and deferred long-wall mining costs relating to such plant, property and equipment;

         (g) Indebtedness for industrial revenue bonds or other similar governmental or municipal bonds for the deferred purchase price of newly acquired Property and to finance equipment of any Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise and whether owed to the seller or a third party) used in the ordinary course of business (provided that such financing is entered into within 180 days of the acquisition of such Property) of the Borrowers and its Subsidiaries which shall not exceed $50 million in the aggregate at any one time outstanding, and any refinancings of Indebtedness permitted under this Section 6.01(g));

         (h) Indebtedness in respect of workers' compensation claims, reclamation, sales contracts, unemployment insurance or self-insurance obligations, black lung or other types of social security benefits, performance bonds, surety appeal or similar bonds and completion guarantees provided by a Company in the ordinary course of its business;

         (i) Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

         (j) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 5.05;

         (k) Indebtedness in respect of netting services and overdraft protections in connection with deposit accounts, in each case in the ordinary course of business,

         (l) Indebtedness assumed or acquired pursuant to a Permitted
Acquisition;

         (m) Indebtedness pursuant to letters of credit not issued under this Agreement and used to support any obligations in respect of unemployment insurance, black lung or other types of social security benefits, other insurance or self insurance arrangements, reclamation, the performance of bids, tenders, statutory obligations, sales, leases, contracts (other than for the repayment of borrowed money) and surety, appeal, customs, performance or return of money bonds and workers' compensation or other types of social security benefits or to secure the performance of statutory obligations, surety, appeal and other similar obligations up to an aggregate principal amount not to exceed $175 million at any time;

         (n) a sale and leaseback transaction permitted pursuant to Section 6.03 to the extent that such transaction would constitute Indebtedness; provided that the Net Cash Proceeds of such Indebtedness are applied to the Obligations to the extent required by Section 2.10(c);

         (o) other unsecured Indebtedness (not of the type covered in clauses
(a) - (n) above) of any Company in the aggregate amount not to exceed $25 million; and

         (p) other unsecured Indebtedness (not of the type covered in clauses
(a) - (o) above) of any Company, provided that, in each case, such other unsecured Indebtedness has a later final maturity and longer weighted average


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life than the Indebtedness incurred pursuant to this Agreement and the other
Loan Documents and the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be otherwise reasonably satisfactory to the Administrative Agent.

SECTION 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (the "Permitted Liens"):

         (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien to the extent such forfeiture or sale could reasonably be expected to have a Material Adverse Effect, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

         (b) Liens in respect of Property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', lessors', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the Property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which do not pertain to Indebtedness that is due and payable or which pertain to Liens that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property or assets subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

         (c) Liens in existence on the Closing Date and set forth on Schedule 6.02(c); provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any Property other than the Property subject thereto on the Closing Date;

         (d) any matters that are or would be shown on an accurate survey, any encumbrances arising by reason of zoning restrictions, any and all matters and exceptions to title that would be reflected on a title insurance commitment or in a lawyer's title opinion (excluding any Liens securing indebtedness or other monetary obligation, such as a judgment lien or mortgage lien) including, without limitation, easements, rights-of-way, restrictions (including zoning


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restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Companies at such Real Property;

         (e) Liens arising out of judgments or awards not resulting in a Default;

         (f) Liens incurred on deposits made in the ordinary course of business in connection with unemployment insurance or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money) and customs, performance or return-of-money bonds and similar obligations;

         (g) Liens arising under any contract mining agreements, dedication of reserves agreements (but only to the extent that the party for whom the reserves are dedicated would not have a higher priority claim in a bankruptcy proceeding of a Company than the Collateral Agent on behalf of the Secured Parties as to the reserve which is the subject of any such agreement), leases or subleases (other than leases with respect to Capital Lease Obligations) with respect to the assets or properties of any Company, in each case entered into in the ordinary course of such Company's business so long as such Liens do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the businesses of the Loan Parties, taken as a whole, or any Borrower, and (ii) attach to any Collateral.

         (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company (x) in the ordinary course of business in accordance with the past practices of such Company with respect to Liens arising out of such arrangements for the sale of goods that constitute Collateral and (y) in the ordinary course of business of such Company with respect to Liens arising out of such arrangements for the sale of goods that constitute all other Property;

         (i) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to Section 6.01(f); provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the Property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the Property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other Property of any Company;

         (j) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

         (k) Liens on Property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Company in a Permitted Acquisition (and not created in anticipation or contemplation thereof) so long as such merger or acquisition is permitted pursuant to Section 6.05; provided


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that such Liens do not extend to Property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien and any such Indebtedness is permitted under Section 6.01;

         (l) [Intentionally Omitted]

         (m) Liens granted pursuant to the Security Documents;

         (n) licenses or sublicenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Company;

         (o) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition; provided that such cash earnest money deposits shall total no more than ten per cent (10%) of the total anticipated Acquisition Consideration;

         (p) Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods to the extent required by law;

         (q) Liens deemed to exist in connection with set-off rights in the ordinary course of any Company's business;

         (r) replacement, extension or renewal of any Lien permitted herein in the same property previously subject thereto provided the underlying Indebtedness is permitted to be replaced, extended and renewed under Section 6.01(b);

         (s) the filing of financing statements solely in connection with operating leases permitted hereunder or consignments of goods;

         (t) Liens (other than any Lien imposed by ERISA) on cash or Cash Equivalents (i) securing letters of credit supporting obligations of the Companies in respect of unemployment insurance, black lung or other types of social security benefits, other insurance or self insurance arrangements, reclamation, the performance of bids, tenders, statutory obligations, sales, leases, contracts (other than for the repayment of borrowed money) and surety, appeal, customs, performance or return of money bonds and workers' compensation or other types of social security benefits or to secure the performance of statutory obligations, surety, appeal and other similar obligations and (ii) incurred in the ordinary course of business on deposits (A) imposed by law in connection with workers' compensation, unemployment insurance and other types of social security, (B) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, sales contracts (other than for the repayment of borrowed money), performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (C) arising by virtue of such deposits made to secure liability for premiums to insurance carriers; provided that with respect to Liens described clauses (ii)(A), (B) and
(C) hereof against any Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions, up to in the case of clause
(i) and (ii) an aggregate principal amount not to exceed $225 million at any time,

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         (u) Liens in the nature of royalties, dedications of reserves under
Coal Supply Agreements (but only to the extent that the party for whom the reserves are dedicated would not have a higher priority claim in a bankruptcy proceeding of a Company than the Collateral Agent on behalf of the Secured Parties as to the reserve which is the subject of any such agreement) or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the mining industry;

         (v) other Liens (not of a type set forth in clauses (a) through (u) above) incurred in the ordinary course of business of any Company with respect to obligations (including, without limitation, the Specified Swap Obligations and any Capitalized Lease Obligations resulting from the conversion of operating leases existing on December 1, 2003, but excluding any other Indebtedness) that do not in the aggregate exceed $50 million at any time outstanding; provided that such Liens permitted under this clause (v) do not attach to any Collateral;

         (w) Liens on the Eastman Facility Assets and the Westvaco Facility Assets, but not including any Lien on Collateral, and any Liens on Property which is the subject of an interim arrangement of the type described in clause
(iii) of Section 6.03;

         (x) Liens of sellers of goods with respect to reclamation rights as set forth in Article 2 of the UCC;

         (y) Liens of a collection bank as described and set forth in Section 4-210 of the UCC.

provided, however, that no Liens (other than Liens under the Security Documents permitted under Section 6.02(a)(ii)) shall be permitted to exist, directly or indirectly, on any Pledged Equity Interests or Pledged Notes (each as defined in the Security Agreement).

SECTION 6.03 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred unless (i) the sale of such Property is permitted by Section 6.05, (ii) any Liens arising in connection with its use of such Property are permitted by Section 6.02 (iii) any acquisition of Property made with the intention of leasing such Property from a third party, provided such sale and leaseback occurs no later than 90 days following the date on which such Property is first placed in service by the Company, and (iv) the lease and any Indebtedness associated with such lease is otherwise permitted hereunder.

SECTION 6.04 Investment, Loan and Advances. Directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "Investments"), except that the following shall be permitted:

         (a) Investments outstanding on the Closing Date and identified on
Schedule 6.04(b) and extensions, renewals or reinvestments of all or any portion of the net proceeds received by the Companies in connection with such


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investments, provided that any such reinvestment is an Investment otherwise permitted hereunder and provided, further, that if the proceeds are received from an Asset Sale, the right to reinvest such proceeds shall be limited to the extent set forth in Section 2.10;

         (b) the Companies may (i) acquire and hold accounts, payment intangibles and chattel paper (each as defined in the UCC) owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and Cash Equivalents held in an account with respect to which the Collateral Agent, for the benefit of the Secured Parties, has a first priority perfected Lien,
(iii) endorse negotiable instruments for collection in the ordinary course of business, (iv) make lease, utility and other similar deposits in the ordinary course of business; or (v) make prepayments and deposits to suppliers in the ordinary course of business;

         (c) The Borrowers may enter into Interest Rate Protection Agreements to the extent permitted by Section 6.01(c) and may enter into and perform its obligations under Hedging Agreements entered into in the ordinary course of business and so long as any such Hedging Agreement is not speculative in nature and is (i) (A) related to income derived from foreign operations of any Company or otherwise related to purchases permitted hereunder from foreign suppliers or
(ii) (B) entered into to protect such Companies against fluctuations in the prices of raw materials used in their businesses and (ii) permitted by Section 6.01(d);

         (d) any Loan Party may make intercompany loans and advances to any other Loan Party (other than Holdings) that is a Wholly-Owned Subsidiary; provided that such loan shall simultaneously be recorded on such Loan Party's ledgers as an intercompany loan, provided further that (i) no Loan Party may make loans to any Foreign Subsidiary pursuant to this paragraph (d) unless permitted under Section 6.01(g) and (ii) any loans made pursuant to this paragraph (d) shall be subordinated to the obligations of the Loan Parties and may only be repaid in accordance with Section 6.07(b);

         (e) each Borrower and its Subsidiaries may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective employees (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5 million;

         (f) each Borrower and its Subsidiaries may sell or transfer amounts and acquire assets to the extent permitted by Section 6.05;

         (g) each Borrower may establish (i) Wholly Owned Subsidiaries to the extent permitted by Section 6.12 and (ii) non-Wholly Owned Subsidiaries and/or joint ventures to the extent that Investments in such non-Wholly Owned Subsidiaries and/or joint ventures shall not exceed $25 million at any time outstanding, after taking into account amounts returned in cash (including upon disposition);

         (h) Investments (other than as described in Section 6.04(e)) (i) by any Borrower in any Guarantor that is a Subsidiary, (ii) by any Company in any


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Borrower or any Guarantor that is a Subsidiary, (iii) by Holdings in any
Borrower, (iv) by a Guarantor in another Guarantor, and (v) by any Loan Party in a Company that is not a Loan Party; provided, however, that the aggregate amount of all Investments permitted pursuant to this clause (v) shall not exceed $25 million at any time;

         (i) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company's past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

         (j) Investments made by any Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with
Section 6.05 and not required to be applied to the Obligations or the Senior Notes;

         (k) earnest money required in connection with and to the extent permitted by Permitted Acquisitions;

         (l) Loan Parties may hold Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this
Section 6.04 hereof;

         (m) Investments in deposit accounts opened in the ordinary course of business provided such deposit accounts are subject to deposit account control agreements if required hereunder;

         (n) Any Loan Party may capitalize or forgive any Indebtedness owed to it by other Loan Parties (except that no Borrower shall forgive intercompany loans made to any other Loan Party);

         (o) Investments in the nature of royalties, dedications of reserves under Coal Supply Agreements or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the mining industry;

         (p) each Borrower and its Subsidiaries may make or acquire Investments in connection with Permitted Acquisitions;

         (q) Investments not otherwise permitted hereby; provided that the aggregate amount of all such Investments shall not exceed $25 million at any time and to the extent that any Investment is made in the form of a contribution of Property of a Loan Party, such Investment shall be calculated based on the Fair Market Value of such Property; and

         (r) Investments made by any Loan Party to the extent permitted and as described in Section 6.06(e).

SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its Property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the Property or assets of any Person (or agree to do any of the foregoing at any future time), except that:

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         (a) (i) purchases or other acquisitions of inventory, materials, minerals, coal reserves, surface or other real estate, fixed assets, equipment and intangible assets in the ordinary course of business shall be permitted,
(ii) the sale of the Eastman Facility Assets and the Westvaco Facility Assets shall be permitted provided that such sales shall be for fair market value,
(iii) Asset Sales of used, worn out, obsolete or surplus Property (other than mineral rights and reserves which may be surplus or non-strategic) by any Company in the ordinary course of business, interim arrangements of the type described in clause (iii) of Section 6.03, and the abandonment or other Asset Sale of Intellectual Property that is, in the reasonable judgment of the Administrative Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole shall be permitted and (iv) subject to Section 2.10(c), other Asset Sales (excluding sales of accounts receivable of the Borrowers) not otherwise referred to herein shall be permitted; provided that (A) no Default exists at the time of and after giving effect to such Asset Sale, (B) such Asset Sale is for fair market value,
(C) with respect to Asset Sales of Property constituting Collateral, 75% of the proceeds of such Asset Sale consist of cash or Cash Equivalents and (D) aggregate consideration received in respect of all Asset Sales pursuant to this clause (a)(iv) shall not exceed $30 million in any four consecutive fiscal quarters of Holdings;

         (b) Investments in connection with any such transaction may be made to the extent permitted by Section 6.04;

         (c) each Borrower and its Subsidiaries may sell Cash Equivalents and use cash for purposes that are otherwise permitted by the terms of this Agreement in the ordinary course of business;

         (d) each Borrower and its Subsidiaries may grant licenses or easements with respect to and lease or subleases (as lessee or lessor) real or personal Property or coal, oil or gas reserves and may guaranty such lease, in each case, in the ordinary course of business and in accordance with the applicable Security Documents;

         (e) each Borrower and its Subsidiaries may consummate Permitted Acquisitions;

         (f) any Loan Party may transfer Property or lease to or acquire or lease Property from any Loan Party or any Company may be merged into any Loan Party or any Wholly-Owned Subsidiary (as long as such Loan Party or such Wholly-Owned Subsidiary is the surviving corporation of such merger and, in the case of such Wholly-Owned Subsidiary, remains a Wholly Owned Subsidiary of Holdings); provided that the Lien on and security interest in such Property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of
Section 5.11 or 5.12, as applicable;

         (g) any Subsidiary (other than a Borrower) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect;

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         (h) Asset Sales by any Company to any other Company shall be permitted;
provided that such Asset Sale involving a Subsidiary that it is not a Loan Party shall be otherwise in compliance with this Section 6.05;

         (i) discounts or forgiveness of account receivables in the ordinary course of business or in connection with collection or compromise thereof shall be permitted provided the account debtor is not an Affiliate;

         (j) Permitted Liens (to the extent constituting a conveyance of Property) shall be permitted;

         (k) Loan Parties may merge with or into any other Loan Party so long as any Borrower is the surviving entity in a merger with such Borrower; and

         (l) sale of non strategic coal reserves up to $5 million during any fiscal year and exchanges of coal, oil and gas reserves in the ordinary course; provided that no Default exists at the time of and after giving effect to such sale and 75% of the proceeds of such sale consist of cash and Cash Equivalents.

To the extent the Required Lenders waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold, subject to Section 11.02(b)(vii), as permitted by this Section 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall take all actions deemed appropriate in order to effect the foregoing.

SECTION 6.06 Prepayments and Redemptions of Senior Notes; Dividends. Redeem or otherwise prepay, directly or indirectly, any amounts under any of the Senior Notes or authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that:

         (a) any Subsidiary of a Borrower (i) may pay cash Dividends to such Borrower or any Wholly Owned Subsidiary of such Borrower and (ii) if such Subsidiary is not a Wholly Owned Subsidiary of such Borrower, may pay cash Dividends to its shareholders generally so long as such Borrower or its Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

         (b) so long as no Default exists or would result therefrom, any Company (other than Holdings) may pay Dividends, directly or indirectly, to Holdings for the purpose of enabling Holdings to, and Holdings may promptly use such proceeds to, repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers or directors of any Company; provided that (i) all amounts used to effect such repurchases are obtained by Holdings from a substantially concurrent issuance of its common stock (or options to purchase such common stock) to other employees, members of management, executive officers or directors of any Company or (ii) to the extent the proceeds used to effect


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any repurchase pursuant to this clause (ii) are not obtained as described in preceding clause (i), the aggregate amount of Dividends paid by Holdings pursuant to this paragraph (b) (exclusive of amounts paid as described pursuant to preceding clause (i)) shall not exceed $2.5 million in any fiscal year of Holdings;

         (c) so long as no Default exists or would result therefrom, any Company (other than Holdings) may pay cash Dividends, directly or indirectly, to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, (i) its franchise taxes and operating expenses incurred in the ordinary course of business and (ii) other corporate overhead costs and expenses (including legal and accounting expenses and similar expenses and customary fees to non-officer directors of Holdings) and (iii) upon 10 days prior written notice by the Administrative Borrower to the Administrative Agent of the payment of any Dividends under this clause (iii) by the applicable Company, other liabilities, judgments and settlements required to be paid by Holdings in an amount not to exceed $10 million in the aggregate in any fiscal year of Holdings;

         (d) any Company (other than Holdings) may pay cash Dividends, directly or indirectly, to Holdings for the purpose of paying, so long as all the proceeds thereof are promptly paid to, Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, its income tax when and as due;

         (e) so long as no Default exists or would result therefrom and Excess Availability shall be no less than $30 million after giving effect thereto, any Company (other than Holdings) may pay cash Dividends, directly or indirectly, to Holdings for the purpose of purchasing or redeeming, so long as all the proceeds thereof are promptly used by Holdings to purchase or redeem, any of the Senior Notes;

         (f) so long as no Default exists or would result therefrom and no Borrower makes any cash Dividends for the purposes specified in this Section 6.06(f) prior to the date which is ten days prior to the date on which the subsequent payment by Holdings is to be made or is required to be made, any Company (other than Holdings) may, directly or indirectly, pay cash Dividends to Holdings for the purpose of (i) paying cash Dividends on Holdings' common stock, so long as all proceeds thereof are promptly used by Holdings to pay such cash Dividends on Holdings' common stock, in an amount per year not to exceed $25 million or (ii) paying interest due, so long as all proceeds thereof are promptly used by Holdings to pay such interest, pursuant to any of the Senior Notes or (iii) paying any termination charges with respect to the Specified Interest Rate Protection Agreement; and

         (g) so long as no Default exists or would result therefrom, and Average Excess Availability minus the Interest Reserve is no less than $30 million prior to and Excess Availability minus the Interest Reserve is no less than $30 million immediately after giving effect thereto, any Company (other than Holdings) may pay cash Dividends to Holdings, directly or indirectly, for the purpose of, and Holdings shall promptly use such proceeds to, repurchase outstanding shares of its common stock (or options to purchase such common stock), provided that such Dividends may not be paid on any date prior to the receipt by the Collateral Agent and the Administrative Agent of the financial statements required to be delivered pursuant to Section 5.01(a) with respect to Holdings' 2003 fiscal year.

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SECTION 6.07 Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among any Borrower and its Wholly-Owned Subsidiaries), other than in the ordinary course of business and on terms and conditions substantially as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

         (a) Dividends may be paid to the extent provided in Section 6.06;

         (b) loans may be made and other transactions may be entered into between and among any Company and its Affiliates to the extent permitted by Sections 6.01 and 6.04;

         (c) customary fees may be paid to non-officer directors of Holdings and customary indemnities may be provided to all directors of Holdings;

         (d) each Borrower may pay management fees to Holdings from time to time in an amount not in excess of Holdings' compensation expenses for its employees; and

         (e) any Borrower or any Subsidiary may make payments to Holdings pursuant to the Specified Tax Sharing Agreement, the Tax Allocation Agreement among Holdings and its Subsidiaries, dated as of December 31, 2003, or any other Tax Sharing Agreement agreed to by the Administrative Agent;

SECTION 6.08 Financial Covenants.

         (a) Minimum Fixed Charge Coverage Ratio. At any time Average Excess Availability is less than $30 million, permit the Consolidated Fixed Charge Coverage Ratio, as of any Test Period to be less than 1.00 to 1.00.

         (b) Consolidated Net Worth. At any time Average Excess Availability is less than $30 million, permit Consolidated Net Worth for any Test Period to be less than $550 million.


SECTION 6.09 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, or Other Constitutive Documents, By-laws and Certain Other Agreements, etc. Except to the extent not prohibited by clause
(iii) below, amend or modify, or permit the amendment or modification of, any provision of existing Indebtedness or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders and are otherwise permitted under Section 6.01(b); (ii) except as otherwise expressly permitted by this Agreement, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any indebtedness outstanding under any of the Senior Notes;
(iii) amend or modify, or permit the amendment or modification of, any provision of any of the Senior Notes or any agreement (including any of the Senior Note Documents) relating thereto if the effect of such amendment is to (A) increase the interest rate on such Indebtedness, (B) change the dates upon which payments or principal or interest are due on such Indebtedness other than to extend such dates, (C) change any default or event of default other than to delete or make less restrictive any default provision therein or add any covenants with respect to such Indebtedness, (D) change the redemptions or prepayment provisions of such Indebtedness other than to extend the dates therefore or to reduce the premiums payable therewith, or (E) change or amend any other term of such other amendment or modification would in any way materially adversely affect the interests of the Lenders; or (iv) amend, modify or change its articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its Equity Interests (including any shareholders' agreement), or enter into any new agreement with respect to its


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capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (iv) or any such new agreements pursuant to this clause
(iv) which do not in any way materially adversely affect in any material respect the interests of the Lenders; and provided that Subsidiaries of any Borrower may issue Equity Interests as permitted under Section 6.11 and may amend articles of incorporation or other constitutive documents to authorize such Equity Interests.

SECTION 6.10 Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any Borrower or any other Subsidiary of any Borrower, or pay any Indebtedness owed to any Borrower or any other Subsidiary of any Borrower, (b) make loans or advances to any Borrower or any of such Borrower's other Subsidiaries or (c) transfer any of its properties to any Borrower or any of such Borrower's other Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law;
(ii) this Agreement and the other Loan Documents; (iii) the Senior Note Documents in effect on the date hereof; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Borrower or any Subsidiary of a Borrower; (v) customary provisions restricting assignment of any agreement entered into by a Borrower or any Subsidiary of a Borrower in the ordinary course of business; (vi) any holder of a Lien permitted by Section 6.02 may restrict the transfer of the asset or assets subject thereto; (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement;
(viii) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 6.05 pending the consummation of such sale; (ix) any agreement in effect at the time such Subsidiary is a Subsidiary of a Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of a Borrower; or (x) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such Person's organizational or governing documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or assets held in the subject joint venture or other entity.

SECTION 6.11 Limitation on Issuance of Capital Stock. No Borrower will, and will not permit any Subsidiary, to issue any Equity Interest of any Subsidiary (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interest of any Subsidiary,


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except (i) for stock splits, stock dividends and additional Equity Interest issuances which do not decrease the percentage ownership of any Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of any Borrower formed after the Closing Date pursuant to Section
6.12 may issue Equity Interests to such Borrower or the Subsidiary of such Borrower which is to own such stock; and (iii) each Borrower may issue common stock that is Qualified Capital Stock to Holdings. All Equity Interests issued in accordance with this Section 6.11 shall, to the extent required by Section
5.12 or the Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement.

SECTION 6.12 Limitation on Creation of Subsidiaries. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that each Borrower may (a) establish or create one or more Wholly Owned Subsidiaries of such Borrower or one of its Wholly Owned Subsidiaries without such consent so long as (i) 100% of the Equity Interest of any new Subsidiary is upon the creation or establishment of any such new Subsidiary (or, in the case of Foreign Subsidiaries if such pledge would have a material adverse tax impact on such Borrower (determined at the reasonable discretion of the Administrative Agent), 66%) pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement, (other than fund non-Wholly Owned Subsidiaries acquired in connection with a Permitted Acquisition or pursuant to Investments pursuant to Section 6.04(h)); (ii) upon the creation or establishment of any such new Wholly Owned Subsidiary, such Subsidiary becomes a party to the applicable Security Documents and shall become a Guarantor hereunder and execute a Joinder Agreement and the other Loan Documents all in accordance with Section 5.11(b) above and (iii) such new Subsidiary is a Domestic Subsidiary and (b) establish or create one or more non-Wholly Owned Subsidiaries in connection with Permitted Acquisitions and Permitted Investments.

SECTION 6.13 Business.

(a) With respect to Holdings, engage in any business activities or have any assets or liabilities, other than (i) its ownership of the Equity Interests of Administrative Borrower, (ii) obligations under the Loan Documents or the Senior Note Documents and other Indebtedness permitted under this Agreement, (iii) paying taxes, (iv) preparing reports to Governmental Authorities and to its shareholders, and (v) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure.

(b) With respect to the Borrowers and their Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which the Borrowers and their Subsidiaries are engaged on the Closing Date, whether in connection with a Permitted Acquisition or otherwise; provided that this Section shall not preclude a Permitted Acquisition of an entity engaged in a Permitted Business or the formation of a Subsidiary of Holdings to be engaged in a Permitted Business.

SECTION 6.14 [Intentionally Omitted].

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SECTION 6.15 Fiscal Year. Change its fiscal year end to a date other than
December 31.

SECTION 6.16 Negative Pledges.

         (a) Directly or indirectly enter into or assume any agreement (other than this Agreement, any of the Senior Note Documents or any documents evidencing any refinancing or renewal of Indebtedness evidenced by such Senior Note Documents permitted hereunder or any new unsecured debt securities issued and/or guaranteed solely by Holdings and/or by the Administrative Borrower otherwise permitted by Section 6.01 and provided that the terms of any such refinancing of such Senior Note Documents or new issuance of such unsecured debt securities relating to the prohibitions of any creation or assumption of any Lien upon Holdings' or Administrative Borrower's properties or assets shall be no more restrictive on Holdings or the Administrative Borrower or more disadvantageous to the Administrative Agent, the Collateral Agent and the Lenders than the Indebtedness being refinanced) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, except for Property subject to purchase money security interests, operating leases and capital leases.

         (b) Except in connection with any Permitted Liens, directly or indirectly create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including without limitation, any conditional sale, or other title retention agreement, or finance lease) of any nature, upon or with respect to any Real Property, Equipment and mineral rights of any of the Companies, now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement which names any Borrower or any of its Subsidiaries as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement with respect to such Real Property, Equipment and mineral rights.

SECTION 6.17 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal Property of any kind under operating leases or under Capital Lease Obligations or Purchase Money Obligations arising from any conversion of operating leases existing on December 1, 2003 to Capital Lease Obligations or Purchase Money Obligations if the aggregate amount of all rents paid or accrued under such leases would exceed $85 million in any fiscal year of Holdings.

SECTION 6.18 Breach of Coal Supply Agreements, Mining Leases and Prep Plant Leases. Neither Holdings nor any Borrower shall, nor shall they permit any of their respective Subsidiaries to, permit any breach or default attributable to them to exist beyond any applicable grace period under any Coal Supply Agreement, Mining Lease or Prep Plant Lease or take or fail to take any action thereunder, if to do so would reasonably be expected to have a Material Adverse Effect.

SECTION 6.19 Intercompany Loans. No Loan Party shall evidence any intercompany loan or advance to any other Loan Party by a promissory note unless such note is in a form acceptable to the Collateral Agent and pledged to the Collateral Agent in accordance with the Security Agreement.

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SECTION 6.20 Specified Tax Sharing Agreement. No Loan Party shall take any action which would result in a tax treatment of the Transactions (as defined in the Specified Tax Sharing Agreement) that is inconsistent in any material respect with the tax treatment of such Transactions as contemplated by the Private Letter Ruling unless such action is required by law (including any rule, regulation and administrative or judicial order promulgated thereunder) or the Person taking the action has obtained the prior written consent of the other parties to the Specified Tax Sharing Agreement.

                                  ARTICLE VII.

                                    GUARANTEE

SECTION 7.01 The Guarantee. The Guarantors and each of the Borrowers hereby jointly and severally guarantee as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or Interest Rate Protection Agreement relating to the Loans, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors and each Borrower hereby jointly and severally agree that if any Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors and Borrowers will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 7.02 Obligations Unconditional. The obligations of the Guarantors under
Section 7.01 shall constitute a guaranty of payment and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors and the Borrowers hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

         (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which a Borrower is or may become a party;

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         (b) the absence of any action to enforce this Agreement or any other
Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

         (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);

         (d) the insolvency of any Borrower or any other Guarantor;

         (e) at any time or from time to time, without notice to the Guarantors or the Borrowers, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (f) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

         (g) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

         (h) any lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected;

         (i) the release of any Borrower or any other Guarantor; or

         (j) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than indefeasible payment in full in cash of all Obligations and the termination of all Commitments).

         The Guarantors and the Borrowers hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Loan Party thereof exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors and the Borrowers waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors and the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against any Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with


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respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the Borrowers and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 7.03 Reinstatement. The obligations of the Guarantors and the Borrowers under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors and the Borrowers jointly and severally agree that they will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the bad faith or willful misconduct of such Secured Party.

SECTION 7.04 Subrogation; Subordination. Each Guarantor and Borrower hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any Indebtedness of any Borrower or any other Guarantor (or any such Borrower) now or hereafter owing to any Guarantor or any Borrower by reason of any payment by such Guarantor under the Guarantee in this Article VII is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. In addition, any Indebtedness of the Guarantors now or hereafter held by any Guarantor is hereby subordinated in right of payment in full in cash to the Guaranteed Obligations. Each Guarantor and each Borrower agrees that it will not demand, sue for or otherwise attempt to collect any such Indebtedness of any Borrower to such Guarantor or such other Borrower until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Guarantor or such Borrower as trustee for the Secured Parties and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor or such Borrower under the other provisions of the guaranty contained herein.

SECTION 7.05 Remedies. The Guarantors and the Borrowers jointly and severally agree that, as between the Guarantors, the Borrowers and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be


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declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

SECTION 7.06 Instrument for the Payment of Money. Each Guarantor and Borrower hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor (or such Borrower) in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 7.07 Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

         (a) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

         (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; it being recognized by Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by said projections may differ from the projected results;

         (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02, 5.03,
5.04 or 5.08 or in Article VI;

         (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document


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(other than those specified in (a), (b) or (d) above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to any Borrower;

         (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in clauses (i) and (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; provided, that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $25 million at any one time;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company, or of a substantial part of the Property or assets of any Company, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the Property or assets of any Company; or
(iii) the winding-up or liquidation of any Company; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the Property or assets of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable (after taking into account all rights of contribution), admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $25 million, to the extent not bonded or paid or covered by an insurance policy issued by an insurance company reasonably acceptable to the Administrative Agent that has admitted in writing its liability to pay the full amount of such judgment, shall be rendered against any Company or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Company to enforce any such judgment;

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         (j) an ERISA Event shall have occurred that, in the opinion of the
Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Company and its ERISA Affiliates in an aggregate amount exceeding $25 million or the imposition of a Lien on any assets of a Company;

         (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by any Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

         (l) the Guarantees shall cease to be in full force and effect, unless in connection with the sale, merger or dissolution of a Guarantor to the extent permitted under Section 6.05 hereof;

         (m) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

         (n) there shall have occurred a Change in Control;

         (o) there shall have occurred the termination of any one or more Material Agreements;

         (p) any Loan Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction; or

         (q) the indictment by any Governmental Authority of any Loan Party as to which any Loan Party or the Administrative Agent receives notice as to which there is a reasonable probability of an adverse determination, in the good faith determination of the Administrative Agent, under any criminal statute, or commencement of criminal proceedings against any Loan Party pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $1 million or (ii) any other Property of any Loan Party which is necessary or material to the conduct of its business if the forfeiture of such other Property could reasonably be expected to occur and have a Material Adverse Effect;

then, and in every such event (other than an event with respect to Holdings, Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Administrative Borrower,


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take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings, or any Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE IX.

             COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01 Accounts and Account Collections.

         (a) Each Borrower shall notify Collateral Agent promptly of: (i) any material delay in the performance by any Borrower of any of their material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Loan Party relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to any Loan Party's knowledge, would result in any Account no longer constituting an Eligible Account. Each Borrower hereby agrees not to grant to any Account Debtor any credit, discount, allowance or extension, or to enter into any agreement for any of the foregoing, without Collateral Agent's consent, except in the ordinary course of business in accordance with practices and policies previously disclosed in writing to Collateral Agent. So long as no Event of Default exists or has occurred and is continuing, each Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Collateral Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors of any Loan Party or grant any credits, discounts or allowances.

         (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Collateral Agent or schedule thereof delivered to Collateral Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Collateral Agent pursuant to the terms of this Agreement or any applicable Security Document (to the extent so required), (iii) there shall be no setoffs, deductions, contras,


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defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Collateral Agent and promptly reflected in the reporting of the Borrowing Base, in accordance with the terms of this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

         (c) Collateral Agent shall have the right at any time or times, in Collateral Agent's name or in the name of a nominee of Collateral Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, e-mail, facsimile transmission or otherwise. To facilitate the exercise of the right described in the immediately preceding sentence, each Borrower hereby agrees to provide Collateral Agent upon request the name and address of each Account Debtor of any Borrower.

         (d) Each Sales Company and the Administrative Borrower shall each establish and maintain, at its sole expense blocked accounts or lockboxes and related deposit accounts, which, on the Closing Date, shall consist of account 201366827 maintained by SunTrust Bank, accounts 206261-0705252 and 2018412470603 and related lockboxes maintained by Wachovia Bank, National Association and accounts 1001342736 and 1010938611 and related lockboxes maintained by PNC Bank, National Association (in each case, "Blocked Accounts"), as Administrative Agent may specify, with such banks as are acceptable to Administrative Agent into which the Administrative Borrower and the Sales Companies shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Loan Parties. The Administrative Borrower and the Sales Companies shall deliver, or cause to be delivered, to Administrative Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of the Administrative Borrower or any Sales Company is maintained, and by each bank where any other deposit account is from time to time maintained. The Administrative Borrower and each Sales Company shall execute and deliver such agreements and documents as Administrative Agent may require in connection with such Blocked Accounts and such Deposit Account Control Agreements. Except as permitted by Section 9.01(e)(iii), neither the Administrative Borrower nor any Sales Company shall establish any deposit accounts after the Closing Date, unless the Administrative Borrower or such Sales Company (as applicable) has complied in full with the provisions of this
Section 9.01 with respect to such deposit accounts. The Administrative Borrower and each Sales Company agrees that all payments made to such Blocked Accounts or other funds received and collected by Administrative Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Administrative Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Administrative Agent and Lenders to the extent of the then outstanding Obligations.

         (e) The Administrative Borrower and each Sales Company shall maintain a cash management system which is acceptable to the Administrative Agent (the "Cash Management System"). The Cash Management System shall contain, among other things, the following:

                  (i) With respect to the Blocked Accounts of the Administrative Borrower and each Sales Company, the applicable bank maintaining such Blocked Accounts shall agree, pursuant to the applicable Deposit Account Control


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Agreement, from and after the receipt of a notice (an "Activation Notice") from the Administrative Agent (which Activation Notice may be given by Administrative Agent at any time Excess Availability is less than $15.0 million or a Default or Event of Default shall exist), to forward daily all amounts in each Blocked Account to one Blocked Account designated as the concentration account in the name of Administrative Borrower (the "Concentration Account") at the bank that shall be designated as the Concentration Account bank for the Borrowers (the "Concentration Account Bank"), which, on the Closing Date, shall be account 201366827 maintained by SunTrust Bank, Richmond, Virginia. The Concentration Account Bank shall agree, pursuant to the applicable Deposit Account Control Agreement, to forward daily all amounts in the Concentration Account to the account designated as the collection account (the "Collection Account") which shall be under the exclusive dominion and control of the Administrative Agent; which, on the Closing Date, shall be account WA793083002 maintained at the Administrative Agent,

                  (ii) [Intentionally Omitted];

                  (iii) Any provision of this Section 9.01 to the contrary notwithstanding, (A) Loan Parties may maintain payroll accounts and trust accounts that are not a part of the Cash Management Systems provided that no Loan Party shall accumulate or maintain cash in such accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements and (B) Loan Parties may maintain payroll deposit accounts, trust deposit accounts, withholding tax, employee benefit and other fiduciary deposit accounts and local cash deposit accounts the thirty day average daily balance of which accounts does not exceed $1.0 million in the aggregate as of any date of determination.

         (f) The Administrative Agent shall apply all funds received in the Collection Account on a daily basis to the repayment of (i) first, Fees and reimbursable expenses of Agents then due and payable; (ii) second, to interest then due and payable on all Loans, (iii) third, Overadvances, (iv) fourth, the Swingline Loans, (v) fifth, ABR Revolving Loans, (vi) sixth, Eurodollar Revolving Loans, together with all accrued and unpaid interest thereon (excluding Eurodollar Revolving Loans (A) with respect to which the application of such payment would result in the payment of the principal prior to the last day of the relevant Interest Period and (B) which Administrative Borrower elects to continue pursuant to Section 2.08(b)), and (vii) last, other amounts which are due, in each case without a reduction in the Commitments; all further funds received in the Collection Account shall, unless an Event of Default has occurred and is continuing, be transferred or applied by the Administrative Agent in accordance with the directions of the Administrative Borrower or the respective Sales Company. If an Event of Default has occurred and is continuing, the Administrative Agent shall not transfer or apply any such funds from the Collection Account in accordance with such directions from the Administrative Borrower or such respective Sales Company unless the Administrative Agent shall have determined to release such funds to the Administrative Borrower and the Sales Companies. Absent any such determination by the Administrative Agent, all such funds in the Collection Account shall be transferred to the Specified Borrowing Base Account to be applied to the Eurodollar Revolving Loans on the last day of the relevant Interest Period of such Eurodollar Revolving Loan or to the Obligations as they come due (whether at stated maturity, by acceleration or otherwise). If consented to by the Administrative Agent, the Collateral Agent and the Required Lenders, such funds in the Specified Borrowing Base Account may be released to the Borrowers.

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         (g) Each Borrower and its directors, employees, agents and other
Affiliates shall, acting as trustee for Administrative Agent, receive, as the property of Administrative Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to the Administrative Agent. In no event shall the same be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Administrative Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of the Administrative Agent's payments to or indemnification of such bank or Person.

         (h) At any time after the delivery of an Activation Notice as described in Section 9.01(e)(i) and once the Administrative Agent shall have received evidence satisfactory to it that Average Excess Availability for either (i) each of the three (3) 30-day periods ending on or about the date of determination is greater than $30.0 million or (ii) each of the six (6) 30-day periods ending on or about the date of determination is greater than $15.0 million, and provided no Default or Event of Default shall then exist, the Administrative Agent shall send a notice to each applicable bank that received an Activation Notice to the effect that the required daily sweeps shall be stopped and the Administrative Borrower or the applicable Sales Company may have access to the applicable accounts in accordance with the applicable Deposit Account Control Agreement until another Activation Notice is received by such banks.

SECTION 9.02 Inventory and Accounts. (a) The Borrowers shall at all times maintain records of Inventory and Accounts reasonably satisfactory to Collateral Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) the Collateral Agent's officers, employees or agents shall have the right, at any time or times, in the name of the Collateral Agent any designee of the Collateral Agent or any Borrower, to verify the validity, amount or any other matter relating to Accounts or Inventory by mail, telephone, electronic communication, personal inspection or otherwise and to conduct field audits of the financial affairs and Collateral of the Loan Parties, and the Borrowers shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude any such verification process; (c) the Loan Parties shall cooperate fully with the Collateral Agent and its agents with respect to granting access to any premises of such Loan Party where Collateral is located for the purpose of inspecting, removing or otherwise enforcing any rights or remedies pursuant to the Loan Documents and during all Collateral field audits which shall be at the expense of the Borrowers and shall


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be conducted three times a year and Inventory Appraisals which shall be at the expense of the Borrowers and shall be conducted semi-annually, or, in each case, following the occurrence and during the continuation of an Event of Default, more frequently at Collateral Agent's reasonable request; (d) no Borrower shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return (except for the right of customers for Inventory which is defective or non-conforming) or may obligate any Loan Party to repurchase such Inventory; and (e) each Borrower shall keep the Inventory in good and marketable condition.

SECTION 9.03 Application of Proceeds. The proceeds received by the Administrative Agent or the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent or the Collateral Agent, as applicable, of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, promptly by the Administrative Agent or the Collateral Agent as follows:

         (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent or the Collateral Agent and their agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent or the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

         (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

         (c) Third, without duplication of amounts applied pursuant to paragraphs (a) and (b) above, to the indefeasible payment in full in cash, of each Secured Party's Default Allocation Percentage of interest, principal and other amounts constituting Obligations (excluding any Hedging Obligation), equally and ratably in accordance with each Secured Party's Default Allocation Percentage of such amounts;

         (d) Fourth, to the indefeasible payment in full in cash, of interest, principal and other amounts constituting Hedging Obligations equally and ratably in accordance with the amounts owed to each of the applicable counterparties; and

         (e) Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns).

         In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 9.03, the Loan Parties shall remain liable for any deficiency.

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

                                   ARTICLE X.

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01 Appointment.

         (a) Each Lender hereby irrevocably designates and appoints UBS as the Administrative Agent under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes UBS, in its capacity as the Administrative Agent, in such capacity, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) Each Secured Party hereby irrevocably designates and appoints The CIT Group/Business Credit, Inc. as the Collateral Agent under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes The CIT Group/Business Credit, Inc., in its capacity as the Collateral Agent, in such capacity, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided herein, Collateral Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Loan Documents for the benefit of Secured Parties and shall enforce the rights in the Collateral on behalf of the Secured Parties.

         (c) Each Secured Party authorizes and directs the Collateral Agent to enter into the Security Documents and other Loan Documents for the benefit of Secured Parties. The Collateral Agent is hereby authorized on behalf of all Secured Parties, without the necessity of any notice to or further consent from any Secured Party to take any action with respect to any Collateral or the Security Documents or the other Loan Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents and the other Loan Documents. Each Secured Party agrees that it shall have recourse under or by virtue of the Security Documents to the Collateral only through the Collateral Agent, that it shall have no independent recourse to the Liens created by the Security Documents and that it shall refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the maturities of the Obligations, except that, any Secured Party (i) may give directions to the Collateral Agent as one of the Required Lenders, and (ii) may, to the extent permitted by law or under any Loan Document, set off any amount of any balances held by it for the account of any Company or any other property held or owing by it to or for the credit or for the account of any Company provided, however, that to the extent the amount so set off is to be applied to any of the Obligations held by such Secured Party, such amount shall be delivered by such Secured Party to the Collateral Agent for application pursuant to this Agreement.

         (d) The Administrative Agent and the Collateral Agent may perform any of their duties hereunder by or through its agents or employees and each may, from time to time, agree to reallocate or temporarily assign its rights and responsibilities hereunder to the other. With respect to Section 9.01 (d) - (h), to the extent necessary to maintain "control" for perfection purposes with respect to the Blocked Accounts, Concentration Account and Collection Account, the Collateral Agent agrees that the Administrative Agent is acting as the Collateral Agent's agent, on behalf of the Secured Parties.

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

SECTION 10.02 Administrative Agent and Collateral Agent in Their Individual Capacity. Each of the Persons serving as the Administrative Agent and Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and Collateral Agent, as applicable, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder or Collateral Agent, as applicable.

SECTION 10.03 Exculpatory Provisions. Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing,
(a) the Administrative Agent and the Collateral Agent, shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent and the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower or any of their Subsidiaries that is communicated to or obtained by the financial institution serving as Administrative Agent or Collateral Agent, as applicable, or any of its respective Affiliates in any capacity. The Administrative Agent and Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct. Each Lender party hereto hereby waives any claims that any of them may have against the Administrative Agent and the Collateral Agent with respect to the exercise of any discretion or reasonable credit judgment required to be used by the Administrative Agent or the Collateral Agent hereunder in, among other things, the determination of the Borrowing Base, the Borrowing Base Limitation Amount, Eligible Accounts, Eligible Inventory, Eligible Consigned Inventory, Eligible Pit Inventory and advance rates with respect to such Collateral, except to the extent that such exercise of discretion or reasonable credit judgment was the result of the Administrative Agent's or the Collateral Agent's, as applicable, gross negligence or willful misconduct. The Administrative Agent and Collateral Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent and Collateral Agent by a Borrower or a Lender, and the Administrative Agent and Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or Collateral Agent, as applicable.

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

SECTION 10.04 Reliance by Agents. Each of the Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.05 Delegation of Duties. The Administrative Agent and Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent or Collateral Agent, as applicable. The Administrative Agent and Collateral Agent and any such respective sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Administrative Agent and Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of Administrative Agent and Collateral Agent.

SECTION 10.06 Successor Administrative Agent and Collateral Agent. The Administrative Agent and/or Collateral Agent may resign as such at any time upon at least 30 days' prior notice to the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent and/or Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent and/or Collateral Agent, as applicable may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent and/or Collateral Agent, as applicable, which successor shall be a financial institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a financial institution, and having combined capital and surplus of at least $250.0 million; provided, however, that if such retiring Administrative Agent and/or Collateral Agent, as applicable is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Administrative Agent's and/or Collateral Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent and/or Collateral Agent, as applicable hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as applicable.

         Upon the acceptance of its appointment as Administrative Agent and/or Collateral Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and/or Collateral Agent, as applicable, and the retiring Administrative Agent and/or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent and/or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's and/or Collateral Agent's resignation hereunder, the provisions of this Article X and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent and/or Collateral Agent, as applicable, its respective sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and/or Collateral Agent, as applicable.

SECTION 10.07 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

SECTION 10.08 No Other Administrative Agent or Collateral Agent. The Lenders identified in this Agreement, the Co-Syndication Agents and the Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, neither any of the Syndication Agents nor the Documentation Agent shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the Co-Syndication Agents and the Documentation Agent as it makes with respect to the Administrative Agent or Collateral Agent or any other Lender in this Article X. Notwithstanding the foregoing, the parties hereto acknowledge that the Documentation Agent and the Co-Syndication Agents hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

SECTION 10.09 Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers or the Guarantors and without limiting the obligation of the Borrowers or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder.

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

SECTION 10.10 Overadvances. Administrative Agent shall not make (and shall prohibit the Issuing Bank and Swingline Lender, as applicable, from making) any Revolving Loans or Swingline Loans or provide any Letters of Credit to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans, Swingline Loans, or Letters of Credit would cause the aggregate amount of the Revolving Exposure to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Administrative Agent (after consultation with the Collateral Agent) may make (or cause to be made) such additional Revolving Loans or Swingline Loans or provide such additional Letters of Credit on behalf of Lenders (each an "Overadvance" and collectively, the "Overadvances"), intentionally and with actual knowledge that such Loans or Letters of Credit will cause the total outstanding Revolving Exposure to exceed the Borrowing Base, as Administrative Agent (after consultation with the Collateral Agent) may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the Overadvances to any Borrower which Administrative Agent may make or provide (or cause to be made or provided) after obtaining such actual knowledge that the Revolving Exposure equals or exceeds the Borrowing Base shall not exceed the amount equal to $10 million outstanding at any time less the then outstanding amount of any Special Agent Advances and shall not cause the Revolving Exposure to exceed the Revolving Commitments of all of the Lenders or the Revolving Exposure of a Lender to exceed such Lender's Revolving Commitment, (b) without the consent of all Lenders, (i) no Overadvance shall be outstanding for more than sixty (60) days (ii) no Overadvance shall be made at any time an Event of Default shall exist and (iii) after all Overadvances have been repaid, Administrative Agent shall not make any additional Overadvance unless sixty (60) days or more have elapsed since the last date on which any Overadvance was outstanding and (c) Administrative Agent shall be entitled to recover such funds, on demand from the Borrowers together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the interest rate provided for in Section 2.06(c) and (d) Collateral Agent must consent to such Overadvance. Each Lender shall be obligated to pay Administrative Agent the amount of its Pro Rata Percentage of any such Overadvance provided, that Administrative Agent is acting in accordance with the terms of this Section
10.10. All Overadvances shall be secured by Collateral.

SECTION 10.11 Special Agent Advances. Administrative Agent (after consultation with the Collateral Agent) may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the making of Loans hereunder, make such disbursements and advances ("Special Agent Advances") which Administrative Agent, in its sole discretion after such consultation with the Collateral Agent, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement or any of the other Loan Documents consisting of costs, fees and expenses and payments to any Issuing Bank (provided, that in no event shall (i) Special Agent Advances for such purpose exceed the amount equal to $10 million in the aggregate outstanding at any time less the then outstanding Overadvances under Section 10.10 hereof and (ii) Special Agent Advances plus the Revolving Exposure exceed the Lenders' Commitment at the time of such Event of Default or cause any Lender's Revolving


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

Exposure to exceed such Lender's Revolving Loan Commitment at the time of such Event of Default). Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Administrative Agent shall notify each Lender and each Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Each Lender agrees that it shall make available to Administrative Agent, upon Administrative Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Percentage of each such Special Agent Advance. If such funds are not made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Administrative Agent's option based on the arithmetic mean determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Administrative Agent) and if such amounts are not paid within three (3) days of Administrative Agent's demand, at the highest interest rate provided for in Section 2.06(a).

SECTION 10.12 Lender Specified Collateral. Notwithstanding anything herein or any other Loan Document to the contrary, the Collateral Agent shall only exercise remedies in respect of Lender Specified Collateral pursuant to the Lender Specified Collateral Side Letter.



                                  ARTICLE XI.

                                  MISCELLANEOUS

SECTION 11.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to any Loan Party, to Administrative Borrower at:

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

                  A.T. Massey Coal Company, Inc.
                  4 North Fourth Street
                  Richmond, Virginia  23219
                  Attention:  Chief Financial Officer
                  Telecopy No.: (804) 788-1801

                  With a copy to:

                  A.T. Massey Coal Company, Inc.
                  315 70th Street S.E.
                  Charleston, WV  25304
                  Attention:  Thomas J. Dostart
                               Vice President, General
                               Counsel & Secretary
                  Telecopy No.: (304) 926-8980

                  and

                  Hunton & Williams LLP
                  Riverfront Plaza-East Tower
                  951 E. Byrd Street
                  Richmond, VA  23219
                  Attention:  J. Waverley Pulley, III
                  Telecopy No.: (804) 788-8218


         (b) if to the Administrative Agent, to it at:

                  UBS AG, Stamford Branch
                  677 Washington Boulevard
                  Stamford, Connecticut  06901
                  Attention:  Joselyn Fernandes
                  Telecopy No.:  (203) 719-4176

                  with a copy to:

                  Latham & Watkins, LLP
                  233 S. Wacker Drive, Suite 5800
                  Chicago, IL 60606
                  Attention:  Donald L. Schwartz
                  Telecopy No.: (312) 993-9767

         (c) if to the Collateral Agent, to it at:

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

                  The CIT Group/Business Credit, Inc.
                  1211 Avenue of the Americas
                  12th Floor
                  New York, New York 10036
                  Attention:  Massey Client Credit Manager
                  Telecopy No.: (212) 382-6875

                  with a copy to the Administrative Agent as set forth in
                  Section 11.01(b) above and, except with respect to communications under Sections 5.01 and 5.15, to:

                 Latham & Watkins, LLP                   Hahn & Hessen, LLP
                 233 S. Wacker Drive, Suite 5800         488 Madison Avenue
                 Chicago, IL 60606                 and   New York, New York 10022
                 Attention: Donald L. Schwartz           Attention: Steven J. Seif
                 Telecopy No: (312) 993-9767             Telecopy No: (212) 498-7400

         (d) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01 and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

SECTION 11.02 Waivers; Amendment.

         (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

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

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided, that no such agreement shall
(i) increase the Dollar amount of the Commitment of any Lender without the written consent of such Lender or increase the Commitments of all Lenders without the consent of each Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than to waive default interest under Section 2.06(c) to the extent a waiver of the underlying default giving rise to such default interest does not require a vote of all Lenders), or reduce or forgive any Fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Final Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or set-offs required thereby, without the written consent of each Lender, (v) change the percentage set forth in the definitions of "Supermajority Lenders" and "Required Lenders" or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any other Guarantor from its Guarantee (except as expressly provided in Article VII), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, (ix) (1) decrease the amount of Excess Availability referred to in the definition of the term "Permitted Acquisition" and Sections 6.06(e), 6.06(g), 6.08, 9.01(e) and 9.01(h), (2) amend or modify the definitions of "Borrowing Base," "Incorporated Borrowing Base," "Borrowing Base Limitation Amount," "Estimated Solvency Amount," or any other defined term used within such definitions the amendment or modification of which results in more credit being made available or (3) amend or modify Section 10.10 (including any amendment or modification to clauses (b)(i), (ii) and (iii) of such Section), in each case without the written consent of Supermajority Lenders; provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders may be effected by an agreement or


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

agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank, the Collateral Agent and the Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

         (c) If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement that requires unanimous approval of all Lenders as contemplated by Section 11.02(b) (other than clause (iii) of such Section), the consent of the Supermajority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Persons pursuant to
Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination; provided, however, that the Borrowers shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to paragraph (iii) of Section 11.02(b); provided further that each replaced Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 11.03 Expenses; Indemnity.

         (a) Each Borrower and Holdings each agree, jointly and severally, to pay all reasonable out-of-pocket expenses (including but not limited to expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) incurred by the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation, execution and delivery, and administration of this Agreement and the other Loan Documents, including any Inventory Appraisal, or in connection with any amendments, modifications, enforcement costs, work-out costs, documentary taxes or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the work-out enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Latham & Watkins, LLP, counsel for the Administrative Agent and, in connection with the


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preparation, execution and delivery of this Agreement and the other Loan
Documents, including the initial Inventory Appraisal, Hahn & Hessen, LLP, counsel to the Collateral Agent, and, in connection with any such enforcement or protection, or work-out, the fees, charges and disbursements of any other counsel, including Hahn & Hessen, LLP, counsel for the Collateral Agent, for the Agents or any Lender.

         (b) The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, trustees, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges, expenses and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the Transactions, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit,
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, under or from any Property owned, leased or operated by any Company, or any Environmental Claim related in any way to any Company; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

         (d) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 11.03, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposure.

SECTION 11.04 Successors and Assigns.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person


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

(other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than any Borrower, Holdings or any Affiliate or Subsidiary thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, the Administrative Borrower (except prior to the completion of the primary syndication (as determined by Arranger) of the Commitments and the Loans by the Arranger) and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank (but only with respect to any such assignment occurring after the completion of the primary syndication (as determined by Arranger) of the Commitments and the Loans by the Arranger) and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the primary syndication of the Commitment and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than in the case of Revolving Commitments and Revolving Loans, $5.0 million unless the Administrative Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further that any consent of the Administrative Borrower otherwise required under this paragraph shall not be required if a Default or an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 11.04(b), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided, that any liability of any Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by the Borrowers in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released


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

from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 11.04.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York or Stamford, Connecticut a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error, and each Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.04 and any written consent to such assignment required by paragraph (b) of this Section 11.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section 11.04, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of


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this Section 11.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations, provided, that no Lender shall be required to disclose or share the information contained in such register with the Borrower or any other party, except as required by applicable law.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrowers (which consent shall not be unreasonably withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Administrative Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 2.15(e) and (f) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrowers or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided, that the documentation governing or evidencing such collateral assignment or pledge shall provide that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this
Section 11.04 concerning assignments and shall not be effective to transfer any rights under this Agreement or in any Loan, Note or other instrument evidencing its rights as a Lender under this Agreement unless the requirements of Section
11.04 concerning assignments are fully satisfied.

SECTION 11.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.15 and 11.03 and Article X shall survive and remain in


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full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding payroll and trust accounts) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 11.09 Governing Law; Jurisdiction; Consent to Service of Process.

           (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

         (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims


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in respect of any such action or proceeding may be heard and determined in such
New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

         (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 11.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 11.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 11.10.

SECTION 11.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates or its Lender Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations


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under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12 or
(ii) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or any Subsidiary. For the purposes of this Section 11.12, "Information" means all information received from Holdings or any Subsidiary relating to Holdings or any Subsidiary or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or any Subsidiary; provided, that, in the case of information received from Holdings or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the Transactions (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Transactions, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

SECTION 11.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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

SECTION 11.14 Lender Addendum. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, each Borrower and the Administrative Agent.

SECTION 11.15 General Limitation on Obligations and Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other similar law, in each case, affecting the rights of creditors generally, if the obligations of any Guarantor or Borrower under Section 7.01 or of any Borrower under any other provision hereof would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01 or any other term of this Agreement, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor or Borrower, or of any Loan Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable under applicable law (whether federal or state and including without limitation, the federal Bankruptcy Code). In determining the amount of or existence of any such limitation, full effect shall be given to the application of the provisions of the Contribution, Incentive and Offset Agreement and any determination made at any time with respect to the Estimated Solvency Amount shall not be binding on the Collateral Agent or the Lenders in connection with any action or proceeding of the type referred to in this Section 11.15. To the extent that the laws of the state of Kentucky are found to be applicable to the Obligations of any Loan Party, for purposes of KRS Sec. 371.065, (i) the maximum aggregate liability of such Loan Party as a guarantor of the Obligations of any other Loan Party or Loan Parties is $150 million, plus interest accruing on such Obligations, and fees, charges and costs of collecting the Obligations, including reasonable attorneys' fees, and (ii) the termination date of the guarantee of such Loan Party, unless sooner terminated by the Administrative Agent in writing, is twenty years after the date hereof; provided, however, that the termination of such guarantee on the termination date shall not affect the liability of any Loan Party with respect to Obligations created or incurred prior to such date or extensions or renewals of, interest accruing on, or fees, costs or expenses, including reasonable attorneys' fees, incurred with respect to, such Obligations on or after such date.

                            [Signature Pages Follow]


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

                      [Signature Page to Credit Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           BORROWERS

                           A. T. MASSEY COAL COMPANY, INC.

                           By:      /s/ Baxter F. Phillips, Jr.
                              --------------------------------------------------
                                Name:        Baxter F. Phillips, Jr.
                                Title:       Senior Vice President and CFO


                           ALEX ENERGY, INC.

                           By:      /s/ David C. Hughart
                              --------------------------------------------------
                                Name:        David C. Hughart
                                Title:       President


                           ARACOMA COAL COMPANY, INC.

                           By:      /s/ Dwayne Francisco
                              --------------------------------------------------
                                Name:        Dwayne Francisco
                                Title:       President


                           BANDMILL COAL CORPORATION

                           By:      /s/ Eric D. Salyer
                              --------------------------------------------------
                                Name:        Eric D. Salyer
                                Title:       President


                           BOONE EAST DEVELOPMENT CO.

                           By:      /s/ R. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           CENTRAL PENN ENERGY COMPANY, INC.

                           By:      /s/ James L. Gardner
                              --------------------------------------------------
                                Name:        James L. Gardner
                                Title:       President


                           CENTRAL WEST VIRGINIA ENERGY COMPANY

                           By:      /s/ R. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           DELBARTON MINING COMPANY

                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           DEMETER LAND COMPANY

                           By:      /s/ F. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           ELK RUN COAL COMPANY, INC.

                           By:      /s/ Larry Ward
                              --------------------------------------------------
                                Name:        Larry Ward
                                Title:       President


                           GREEN VALLEY COAL COMPANY

                           By:      /s/ David C. Hughart
                              --------------------------------------------------
                                Name:        David C. Hughart
                                Title:       President


                           HIGHLAND MINING COMPANY

                           By:      /s/ Dwayne Francisco
                              --------------------------------------------------
                                Name:        Dwayne Francisco
                                Title:       President

                           INDEPENDENCE COAL COMPANY, INC.

                           By:      /s/ Jeffrey W. Walkup
                              --------------------------------------------------
                                Name:        Jeffrey W. Walkup
                                Title:       President


                           KNOX CREEK COAL CORPORATION

                           By:      /s/ David P. Kramer
                              --------------------------------------------------
                                Name:        David P. Kramer
                                Title:       President


                           MARFORK COAL COMPANY, INC.

                           By:      /s/ Johnny R. Jones
                              --------------------------------------------------
                                Name:        Johnny R. Jones
                                Title:       President


                           MARTIN COUNTY COAL CORPORATION

                           By:      /s/ Hiram Mahon
                              --------------------------------------------------
                                Name:        Hiram Mahon
                                Title:       President


                           MASSEY COAL SALES COMPANY, INC.

                           By:      /s/ James L. Gardner
                              --------------------------------------------------
                                Name:        James L. Gardner
                                Title:       President


                           NICHOLAS ENERGY COMPANY

                           By:      /s/ Mike Snelling
                              --------------------------------------------------
                                Name:        Mike Snelling
                                Title:       President

                           PERFORMANCE COAL COMPANY

                           By:      /s/ Bill M. Potter
                              --------------------------------------------------
                                Name:        Bill M. Potter
                                Title:       President


                           ROAD FORK DEVELOPMENT COMPANY, INC.

                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           RUM CREEK COAL SALES, INC.

                           By:      /s/ Richard Zigmond
                              --------------------------------------------------
                                Name:        Richard Zigmond
                                Title:       President


                           SIDNEY COAL COMPANY, INC.

                           By:      /s/ Sidney R. Young, III
                              --------------------------------------------------
                                Name:        Sidney R. Young, III
                                Title:       President


                           GUARANTORS

                           MASSEY ENERGY COMPANY

                           By:      /s/ Baxter F. Phillips, Jr.
                              --------------------------------------------------
                                Name:        Baxter F. Phillips, Jr.
                                Title:       Senior Vice President and CFO


                           APPALACHIAN CAPITAL MANAGEMENT CORP.

                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President

                           BANDYTOWN COAL COMPANY

                           By:      /s/ Kenny Williams
                              --------------------------------------------------
                                Name:        Kenny Williams
                                Title:       President


                           BARNABUS LAND COMPANY

                           By:      /s/ Harold Osborne
                              --------------------------------------------------
                                Name:        Harold Osborne
                                Title:       President


                           BELFRY COAL CORPORATION

                           By:      /s/ Sidney R. Young, III
                              --------------------------------------------------
                                Name:        Sidney R. Young, III
                                Title:       President


                           BEN CREEK COAL COMPANY

                           By:      /s/ Bruce A. Johnson
                              --------------------------------------------------
                                Name:        Bruce A. Johnson
                                Title:       President


                           BIG BEAR MINING COMPANY

                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           BIG SANDY VENTURE CAPITAL CORP.

                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President

                           BLACK KING MINE DEVELOPMENT CO.

                           By:      /s/ R. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           BLUE RIDGE VENTURE CAPITAL CORP.

                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President


                           BOONE ENERGY COMPANY

                           By:      /s/ Johnny R. Jones
                              --------------------------------------------------
                                Name:        Johnny R. Jones
                                Title:       President


                           BOONE WEST DEVELOPMENT CO.

                           By:      /s/ R. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           CABINAWA MINING COMPANY

                           By:      /s/ R. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           CAPSTAN MINING COMPANY

                           By:      /s/ James L. Gardner
                              --------------------------------------------------
                                Name:        James L. Gardner
                                Title:       President

                           CERES LAND COMPANY

                           By:      /s/ R. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           CLEAR FORK COAL COMPANY

                           By:      /s/ Larry Ward
                              --------------------------------------------------
                                Name:        Larry Ward
                                Title:       President


                           CONTINUITY VENTURE CAPITAL CORP.

                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President


                           CRYSTAL FUELS COMPANY

                           By:      /s/ George E. Dotson
                              --------------------------------------------------
                                Name:        George E. Dotson
                                Title:       President


                           DEHUE COAL COMPANY

                           By:      /s/ Harold Osborne
                              --------------------------------------------------
                                Name:        Harold Osborne
                                Title:       President


                           DOUGLAS POCAHONTAS COAL CORPORATION

                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President

                           DRIH CORPORATION

                           By:      /s/ John M. Poma
                              --------------------------------------------------
                                Name:        John M. Poma
                                Title:       Vice President


                           DUCHESS COAL COMPANY

                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President


                           DUNCAN FORK COAL COMPANY

                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President


                           EAGLE ENERGY, INC.

                           By:      /s/ Kenny Williams
                              --------------------------------------------------
                                Name:        Kenny Williams
                                Title:       President


                           FEATS VENTURE CAPITAL CORP.

                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President


                           FOOTHILLS COAL COMPANY

                           By:      /s/ J. Christopher Adkins
                              --------------------------------------------------
                                Name:        J. Christopher Adkins
                                Title:       President

                           GOALS COAL COMPANY


                           By:      /s/ Michael A. Milam
                              --------------------------------------------------
                                Name:        Michael A. Milam
                                Title:       President


                           GREYEAGLE COAL COMPANY


                           By:      /s/ Michael D. Bauersachs
                              --------------------------------------------------
                                Name:        Michael D. Bauersachs
                                Title:       President


                           HADEN FARMS, INC.


                           By:      /s/ R. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           HANNA LAND COMPANY, LLC
                           By:  A.T. MASSEY COAL COMPANY, INC.

                           By:        /s/ Baxter F. Phillips, Jr.
                                     -------------------------------------------
                                Name:        Baxter F. Phillips, Jr. for
                                             A.T. Massey Coal Company, Inc.
                                Title:       Senior Vice President and CFO

                                    and

                           By:  ALEX ENERGY, INC.

                                    By:      /s/ David C. Hughart
                                       -----------------------------------------
                                        Name:         David C. Hughart
                                        Title:


                           HAZY RIDGE COAL COMPANY


                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President
                           HOPKINS CREEK COAL COMPANY


                           By:      /s/ Baxter F. Phillips, Jr.
                              --------------------------------------------------
                                Name:        Baxter F. Phillips, Jr.
                                Title:       President


                           JACKS BRANCH COAL COMPANY


                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President


                           JOBONER COAL COMPANY


                           By:      /s/ Baxter F. Phillips, Jr.
                              --------------------------------------------------
                                Name:        Baxter F. Phillips, Jr.
                                Title:       President


                           KANAWHA ENERGY COMPANY


                           By:      /s/ Randy Cunningham
                              --------------------------------------------------
                                Name:        Randy Cunningham
                                Title:       President


                           LAUREN LAND COMPANY


                           By:      /s/ Harold Osborne
                              --------------------------------------------------
                                Name:        Harold Osborne
                                Title:       President


                           LAXARE, INC.


                           By:      /s/ R. Freal Mize
                              --------------------------------------------------
                                Name:        R. Freal Mize
                                Title:       President

                           LICK BRANCH COAL COMPANY


                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President


                           LOGAN COUNTY MINE SERVICES, INC.


                           By:      /s/ Dwayne Francisco
                              --------------------------------------------------
                                Name:        Dwayne Francisco
                                Title:       President


                           LONG FORK COAL COMPANY


                           By:      /s/ Cathy Frazier
                              --------------------------------------------------
                                Name:        Cathy Frazier
                                Title:       President


                           LYNN BRANCH COAL COMPANY, INC.


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           M&B COAL COMPANY
                           By:  TOWN CREEK COAL COMPANY

                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President

                                and

                           By:  WYOMAC COAL COMPANY

                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President

                           MAJESTIC MINING, INC.

                           By:      /s/ David C. Hughart
                              --------------------------------------------------
                                Name:        David C. Hughart
                                Title:       President


                           MASSEY COAL SERVICES, INC.


                           By:      /s/ Mark A. Clemens
                              --------------------------------------------------
                                Name:        Mark A. Clemens
                                Title:       President


                           MASSEY GAS & OIL COMPANY


                           By:      /s/ Timothy E. Comer
                              --------------------------------------------------
                                Name:        Timothy E. Comer
                                Title:       President


                           MASSEY NEW ERA CAPITAL CORP.


                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President

                           MASSEY TECHNOLOGY INVESTMENTS, INC.


                           By:      /s/ Jeffrey M. Jarosinski
                              --------------------------------------------------
                                Name:        Jeffrey M. Jarosinski
                                Title:       Treasurer


                           MENEFEE LAND COMPANY, INC.


                           By:      /s/ James L. Gardner
                              --------------------------------------------------
                                Name:        James L. Gardner
                                Title:       President

                           MINE MAINTENANCE, INC.


                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President


                           NEW MARKET LAND COMPANY


                           By:      /s/ Harold Osborne
                              --------------------------------------------------
                                Name:        Harold Osborne
                                Title:       Vice President


                           NEW MASSEY CAPITAL CORP.


                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President


                           NEW RIDGE MINING COMPANY


                           By:      /s/ Sidney R. Young, III
                              --------------------------------------------------
                                Name:        Sidney R. Young, III
                                Title:       President


                           NEW RIVER ENERGY CORPORATION


                           By:      /s/ Timothy E. Comer
                              --------------------------------------------------
                                Name:        Timothy E. Comer
                                Title:       President


                           NICCO CORPORATION

                           By:      /s/ David C. Hughart
                              --------------------------------------------------
                                Name:        David C. Hughart
                                Title:       President

                           OMAR MINING COMPANY


                           By:      /s/ Mitchell M. Kalos
                              --------------------------------------------------
                                Name:        Mitchell M. Kalos
                                Title:       President


                           PEERLESS EAGLE COAL CO.


                           By:      /s/ David C. Hughart
                              --------------------------------------------------
                                Name:        David C. Hughart
                                Title:       President


                           PETER CAVE MINING COMPANY


                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President


                           PILGRIM MINING COMPANY, INC.


                           By:      /s/ Hiram Mahon
                              --------------------------------------------------
                                Name:        Hiram Mahon
                                Title:       President


                           POWER MOUNTAIN COAL COMPANY


                           By:      /s/ James S. Smith
                              --------------------------------------------------
                                Name:        James S. Smith
                                Title:       President


                           PROGRESSIVE VENTURE CAPITAL CORP.


                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President

                           RAVEN RESOURCES, INC.


                           By:      /s/ R. Freal Mize
                              -----------------------------------------
                                Name:        R. Freal Mize
                                Title:       President


                           RAWL SALES & PROCESSING CO.


                           By:      /s/ Macs E. Hall
                              -----------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           RAWL SALES VENTURE CAPITAL CORP.


                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President


                           ROBINSON-PHILLIPS COAL COMPANY


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           ROCKRIDGE COAL COMPANY


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           RUM CREEK SYNFUEL COMPANY


                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President

                           RUSSELL FORK COAL COMPANY


                           By:      /s/ Baxter F. Phillips, Jr.
                              --------------------------------------------------
                                Name:        Baxter F. Phillips, Jr.
                                Title:       President


                           SC COAL CORPORATION


                           By:      /s/ Stephen Hatfield
                              --------------------------------------------------
                                Name:        Stephen Hatfield
                                Title:       President


                           SCARLET DEVELOPMENT COMPANY


                           By:      /s/ James L. Gardner
                              --------------------------------------------------
                                Name:        James L. Gardner
                                Title:       President


                           SHANNON-POCAHONTAS COAL CORPORATION


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           SHANNON-POCAHONTAS MINING COMPANY
                           By:  SHANNON-POCAHONTAS MINING CORPORATION

                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President

                                and

                           By:  OMAR MINING COMPANY

                           By:         /s/ Mitchell M. Kalos
                                    --------------------------------------------
                                Name:  Mitchell M. Kalos
                                Title:     President


                           SHENANDOAH CAPITAL MANAGEMENT CORP.


                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President


                           SPARTAN MINING COMPANY


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           SPM CAPITAL MANAGEMENT CORP.


                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President


                           ST. ALBANS CAPITAL MANAGEMENT CORP.


                           By:      /s/ Eric B. Tolbert
                              --------------------------------------------------
                                Name:        Eric B. Tolbert
                                Title:       Vice President


                           STIRRAT COAL COMPANY


                           By:      /s/ Kevin T. Varney
                              --------------------------------------------------
                                Name:        Kevin T. Varney
                                Title:       President

                           STONE MINING COMPANY


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           SUN COAL COMPANY, INC.


                           By:      /s/ James L. Gardner
                              --------------------------------------------------
                                Name:        James L. Gardner
                                Title:       President


                           SUPPORT MINING COMPANY


                           By:      /s/ Andrew F. Ashurst
                              --------------------------------------------------
                                Name:        Andrew F. Ashurst
                                Title:       President


                           SYCAMORE FUELS, INC.


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           T.C.H. COAL CO.


                           By:      /s/ Baxter F. Phillips, Jr.
                              --------------------------------------------------
                                Name:        Baxter F. Phillips, Jr.
                                Title:       President

                           TENNESSEE CONSOLIDATED COAL COMPANY


                           By:      /s/ Michael D. Bauersachs
                              --------------------------------------------------
                                Name:        Michael D. Bauersachs
                                Title:       President


                           TENNESSEE ENERGY CORP.


                           By:      /s/ Michael D. Bauersachs
                              --------------------------------------------------
                                Name:        Michael D. Bauersachs
                                Title:       President


                           THUNDER MINING COMPANY


                           By:      /s/ Michael D. Bauersachs
                              --------------------------------------------------
                                Name:        Michael D. Bauersachs
                                Title:       President


                           TOWN CREEK COAL COMPANY


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           TRACE CREEK COAL COMPANY


                           By:      /s/ Danny Cox
                              --------------------------------------------------
                                Name:        Danny Cox
                                Title:       President

                           TUCSON LIMITED LIABILITY COMPANY
                           By:  A.T. MASSEY COAL COMPANY, INC.


                           By:        /s/ Baxter F. Phillips, Jr.
                                     -------------------------------------------
                                Name:     Baxter F. Phillips, Jr. for
                                          A.T. Massey Coal Company, Inc.
                                Title:    Senior Vice President and CFO


                           VANTAGE MINING COMPANY


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           WHITE BUCK COAL COMPANY


                           By:      /s/ Larry M. Roop
                              --------------------------------------------------
                                Name:        Larry M. Roop
                                Title:       President


                           WILLIAMS MOUNTAIN COAL COMPANY


                           By:      /s/ Michael A. Milam
                              --------------------------------------------------
                                Name:        Michael A. Milam
                                Title:       President


                           WYOMAC COAL COMPANY, INC.


                           By:      /s/ Macs E. Hall
                              --------------------------------------------------
                                Name:        Macs E. Hall
                                Title:       President


                           UBS AG, STAMFORD BRANCH, as a Lender,
                            Issuing Bank and Administrative Agent


                           By:      /s/ Wilfred V. Saint
                              --------------------------------------------------
                                Name:        Wilfred V. Saint
                                Title:       Associate Director
                                             Banking Products Services, US


                           By:      /s/ Thomas R. Salzano
                              --------------------------------------------------
                                Name:        Thomas R. Salzano
                                Title:       Director
                                             Banking Products Services, US

                           UBS LOANS FINANCE, LLC,
                            as Swingline Lender


                           By:      /s/ Wilfred V. Saint
                              --------------------------------------------------
                                Name:        Wilfred V. Saint
                                Title:       Associate Director
                                             Banking Products Services, US


                           By:      /s/ Thomas R. Salzano
                              --------------------------------------------------
                                Name:        Thomas R. Salzano
                                Title:       Director
                                             Banking Products Services, US


                           GENERAL ELECTRIC CAPITAL CORPORATION, as
                            Documentation Agent


                           By:      /s/ James R. Persico
                              --------------------------------------------------
                                Name:        James R. Persico
                                Title:       Duly Authorized Signatory


                           FLEET CAPITAL CORPORATION, as a
                            Co-Syndication Agent

                           By:      /s/ Michael Kerneklian
                              --------------------------------------------------
                                Name:        Michael Kerneklian
                                Title:       Vice President


                           WELLS FARGO FOOTHILL, LLC, as a
                            Co-Syndication Agent

                           By:      /s/ Sanat S. Amladi
                              --------------------------------------------------
                                Name:        Sanat S. Amladi
                                Title:       Vice President

                           THE CIT GROUP/BUSINESS CREDIT, INC., as a
                            Lender and as Collateral Agent

                           By:      /s/ Christine M. Ferrise
                              --------------------------------------------------
                                Name:        Christine M. Ferrise
                                Title:       Vice President

                           PNC BANK, NATIONAL ASSOCIATION,
                             as a Lender

                           By:      /s/ Norm Harkleroad
                              --------------------------------------------------
                                Name:        Norm Harkleroad
                                Title:       Assistant Vice President

                                     ANNEX I

                                Applicable Margin


Excess Availability                   Revolving Loans
-------------------                   ---------------
                                Eurodollar            ABR
                                ----------            ---
Level I < $50,000,000              2.50%             1.50%
Level II > $50,000,000             2.25%             1.25%

         Each change in the Applicable Margin resulting from a change in the Excess Availability shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d), respectively, and the most recent Borrowing Base Certificate indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the Excess Availability shall be deemed to be in Level I for purposes of determining the Applicable Margin (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d) for the fiscal period ended at least three months after the Closing Date and the most recent Borrowing Base Certificate, (ii) at any time during which the Borrowers have failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d), respectively, and the Borrowing Base Certificate and (iii) at any time during the existence of an Event of Default.